    As filed with the Securities and Exchange Commission on September 15, 1998
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   6711                         63-0574085
 (State or other jurisdiction of           (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)             Classification Code Number)         Identification No.)

                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                AUBREY D. BARNARD
                             SOUTHTRUST CORPORATION
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

     C. LARIMORE WHITAKER                         WALTER G. MOELING
BRADLEY ARANT ROSE & WHITE LLP         POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
        2001 PARK PLACE                      191 PEACHTREE STREET, N.E.,
          SUITE 1400                               SIXTEENTH FLOOR
   BIRMINGHAM, ALABAMA 35203                   ATLANTA, GEORGIA 30303
        (205) 521-8000                             (404) 572-6600


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /______

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                         CALCULATION OF REGISTRATION FEE

                                                                Proposed maximum      Proposed maximum
         Title of each class of              Amount to be         offering price     aggregate offering       Amount of
      securities to be registered             registered             per unit              price           registration fee
      ---------------------------             ----------        ----------------     ------------------    ----------------
Common Stock, par value
  $2.50 per share.......................   792,918 Shares(1)            *              $10,017,198(3)          $2,955.08
Rights to Purchase Series A Junior
 Participating Preferred Stock..........   234,939 Rights(2)

*   Not Applicable

(1) This Registration Statement covers (i) the maximum number of shares of the common stock of the Registrant which is expected to be issued in connection with the merger of Georgia National Bancorp, Inc. with and into a subsidiary of SouthTrust Corporation, and (ii) the maximum number of shares of common stock reserved for issuance under various option plans of Georgia National Bancorp, Inc., the obligations under which will be assumed by the Registrant upon consummation of the merger, but which may be issued prior to the consummation of the merger to the extent such options are then currently exercisable.

(2) Represents eight twenty-sevenths of a Right issued in respect of each share of Common Stock issued.

(3) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(f)(2) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 [LETTERHEAD OF GEORGIA NATIONAL BANCORP, INC.]


                                                             September ___, 1998

TO THE SHAREHOLDERS OF
GEORGIA NATIONAL BANCORP, INC.:

         You are cordially invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of Georgia National Bancorp, Inc. ("Georgia National") to be held on ___________, 1998, at 8:00 a.m., local time, at Georgia National's main office, 202 College Avenue, Athens, Georgia, notice of which is enclosed.

         At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Georgia National with and into a subsidiary of SouthTrust Corporation ("SouthTrust"). Upon consummation of the Merger, each share of Georgia National common stock issued and outstanding (except for (i) certain shares held by Georgia National or SouthTrust, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted), and (ii) shares dissenting from approval of the Merger Agreement will be converted into the right to receive 0.60 shares of SouthTrust common stock, with cash being paid in lieu of issuing fractional shares.

         Enclosed are the (i) Notice of Special Meeting, (ii) Proxy Statement/Prospectus, and (iii) Proxy for the Special Meeting. The Proxy Statement/Prospectus describes in more detail the Merger Agreement and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of Georgia National shareholders. Please read these materials carefully and consider thoughtfully the information set forth in them.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND CONSUMMATION OF THE MERGER CONTEMPLATED THEREBY, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

         Approval of the Merger Agreement will require the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding shares of Georgia National common stock, each share of Georgia National common stock being entitled to one vote. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger is a significant step for Georgia National and your vote on this matter is of great importance.

         ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM ONE.

         We look forward to seeing you at the Special Meeting.

                                          Sincerely,



                                          Claude Williams, Jr.
                                          Chairman of the Board

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


         Notice is hereby given that a Special Meeting of shareholders of Georgia National Bancorp, Inc., a Georgia corporation ("Georgia National"), will be held on __________, 1998, at 8:00 a.m., local time, at Georgia National's main office, 202 College Avenue, Athens, Georgia, for the following purposes (the "Special Meeting"):

                  1. To consider and vote upon the Agreement and Plan of Merger, dated as of July 1, 1998 (the "Merger Agreement"), a copy of which is annexed as Exhibit A to the accompanying Proxy Statement/Prospectus, by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and Georgia National, and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), and whereby Georgia National will be merged with and into ST-Sub and each issued and outstanding share of Georgia National common stock will be converted into the right to receive 0.60 shares of SouthTrust common stock (subject to possible adjustment in the event of certain occurrences), with cash being paid in lieu of issuing fractional shares, all pursuant to and in accordance with the terms and conditions of the Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus; and

                  2. To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         Only those persons who were holders of record of shares of common stock and preferred stock of Georgia National at the close of business on _______________, 1998 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. If the transactions contemplated by the Merger Agreement are consummated, the shareholders of Georgia National dissenting from approval of the Merger Agreement may be entitled, if they comply with the provisions of the Georgia Business Corporation Code regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

         The meeting may be adjourned or postponed from time to time without notice other than announcement at the meeting, or at any adjournment or postponement thereof, and any business for which notice is hereby given may be transacted at any such adjournment or postponement.

         A Proxy Card and a Proxy Statement/Prospectus for the Special Meeting are enclosed.

                                           By Order of the Board of Directors


                                           Michael R.  Carson
                                           Secretary


Athens, Georgia
September { }, 1998



         WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT GEORGIA NATIONAL MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS

                               PROXY STATEMENT OF

                         GEORGIA NATIONAL BANCORP, INC.

   FOR A SPECIAL MEETING OF THE SHAREHOLDERS OF GEORGIA NATIONAL BANCORP, INC.
                          TO BE HELD OCTOBER { }, 1998


                 THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF

                             SOUTHTRUST CORPORATION

                RELATING TO UP TO 792,918 SHARES OF COMMON STOCK
                           (PAR VALUE $2.50 PER SHARE)

              TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER OF
           GEORGIA NATIONAL BANCORP, INC. WITH AND INTO SOUTHTRUST OF
                   ALABAMA, INC., A WHOLLY OWNED SUBSIDIARY OF
                             SOUTHTRUST CORPORATION


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHTRUST CORPORATION ("SOUTHTRUST") OR GEORGIA NATIONAL BANCORP, INC. ("GEORGIA NATIONAL"). THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR AN OFFER OF ANY KIND TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         ALL INFORMATION CONTAINED HEREIN WITH RESPECT TO GEORGIA NATIONAL AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY GEORGIA NATIONAL AND ITS SUBSIDIARIES, AND SOUTHTRUST AND ITS SUBSIDIARIES ARE RELYING ON THE ACCURACY OF THAT INFORMATION. ALL INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN WITH RESPECT TO SOUTHTRUST AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY SOUTHTRUST AND ITS SUBSIDIARIES, AND GEORGIA NATIONAL AND ITS SUBSIDIARIES ARE RELYING ON THE ACCURACY OF THAT INFORMATION.

         THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS OF GEORGIA NATIONAL ON OR ABOUT SEPTEMBER
{   }, 1998.


           THE SECURITIES OF SOUTHTRUST OFFERED IN CONNECTION WITH THE MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN
        APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                   STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS,
        ARE NOT OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION, AND ARE NOT
              INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENTAL AGENCY.

       The date of this Proxy Statement/Prospectus is September { }, 1998.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION............................................................................................   4

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION......................................................   4

INTRODUCTION.....................................................................................................   5
         General  ...............................................................................................   5
         Voting at the Special Meeting...........................................................................   6

SUMMARY  ........................................................................................................   8
         Parties to the Merger...................................................................................   8
         Special Meeting.........................................................................................   9
         The Merger..............................................................................................   9
         Certain Federal Income Tax Consequences.................................................................  14
         Rights of Dissent and Appraisal.........................................................................  14
         Stock Prices of SouthTrust and Georgia National.........................................................  14
         Resale of SouthTrust Common Stock Received in the Merger................................................  15
         Differences in Rights of Georgia National Shareholders..................................................  15
         Accounting Treatment....................................................................................  15
         Equivalent Share Data...................................................................................  16
         Selected Financial Data.................................................................................  17
         Selected Pro-Forma Information..........................................................................  18

THE MERGER.......................................................................................................  19
         General  ...............................................................................................  19
         Background of and Reasons for the Merger................................................................  20
         Opinion of Financial Advisor............................................................................  21
         Interests of Certain Named Persons in the Merger........................................................  23
         Effect of the Merger on Georgia National Common Stock...................................................  25
         Possible Conversion Ratio Adjustment....................................................................  26
         Effect of the Merger on Georgia National Stock Options..................................................  28
         Effective Time of the Merger............................................................................  28
         Exchange of Stock Certificates..........................................................................  29
         Resale of SouthTrust Common Stock Received in the Merger................................................  29
         Accounting Treatment....................................................................................  30
         Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment...................  30
         Termination.............................................................................................  32
         Certain Expenses........................................................................................  33
         Rights of Dissent and Appraisal.........................................................................  34
         Conduct of Business by Georgia National Pending the Merger..............................................  35
         Business and Management of Georgia National Following the Merger; Plans for Business of
          Georgia National.......................................................................................  36
         Stock Option Agreement..................................................................................  37
         No Solicitation.........................................................................................  40

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................  40

DESCRIPTION OF SOUTHTRUST CAPITAL STOCK..........................................................................  42
         General  ...............................................................................................  42
         SouthTrust Common Stock.................................................................................  42
         SouthTrust Preferred Stock..............................................................................  45

MARKET PRICE AND DIVIDEND INFORMATION RESPECTING THE SOUTHTRUST COMMON STOCK
         AND THE GEORGIA NATIONAL COMMON STOCK...................................................................  46
         Market Price............................................................................................  46
         Dividends...............................................................................................  46

COMPARISON OF THE SOUTHTRUST COMMON STOCK
         AND THE GEORGIA NATIONAL COMMON STOCK...................................................................  48
         Dividends...............................................................................................  48
         Voting Rights and Other Matters.........................................................................  49
         Dissent and Appraisal Rights............................................................................  52
         Rights on Liquidation...................................................................................  52
         Preemptive Rights.......................................................................................  52
         Reports to Stockholders and Shareholders................................................................  52
         Stockholders' Rights Plan...............................................................................  53

SUPERVISION AND REGULATION.......................................................................................  53
         SouthTrust..............................................................................................  53
         Georgia National........................................................................................  55

CERTAIN INFORMATION CONCERNING THE BUSINESS OF
         GEORGIA NATIONAL AND THE BANK...........................................................................  55
         General.................................................................................................  55
         Employees...............................................................................................  57
         Description of Property.................................................................................  57
         Legal Proceedings.......................................................................................  58
         Regulation and Legislation..............................................................................  58
         Certain Relationships and Related-Party Transactions....................................................  58
         Beneficial Ownership of Georgia National Common Stock...................................................  59
         Risk of Remaining Independent as Opposed to Merging with SouthTrust.....................................  60

GEORGIA NATIONAL MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................................................  60

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................  78

LEGAL MATTERS....................................................................................................  79

EXPERTS  ........................................................................................................  79

ADDITIONAL INFORMATION...........................................................................................  79
         Other Business..........................................................................................  79

CONSOLIDATED FINANCIAL STATEMENTS OF GEORGIA NATIONAL...........................................................   F-1

EXHIBIT A - AGREEMENT AND PLAN OF MERGER........................................................................   A-1

EXHIBIT B - STOCK OPTION AGREEMENT..............................................................................   B-1

EXHIBIT C - OPINION OF THE JERNIGAN GROUP, LLC..................................................................   C-1

EXHIBIT D - GEORGIA BUSINESS CORPORATION CODE DISSENTERS RIGHTS PROVISION.......................................   D-1

                              AVAILABLE INFORMATION

         SouthTrust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files, reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the worldwide web (http:\\www.sec.gov) that contains reports, proxy and information statements and other information regarding reporting companies, including SouthTrust. In addition, reports, proxy and information statements and other information concerning SouthTrust may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20096.

         SouthTrust has filed a Registration Statement on Form S-4 (herein, together with all amendments thereto, called the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock of SouthTrust offered hereby. This Proxy Statement/Prospectus does not contain all of the information and undertakings set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to SouthTrust and the shares of Common Stock of SouthTrust, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates or from the Commission's website.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO SOUTHTRUST (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE ON REQUEST WITHOUT CHARGE FROM AUBREY D. BARNARD, SOUTHTRUST CORPORATION, 420 NORTH 20TH STREET, BIRMINGHAM, ALABAMA 35203, TELEPHONE NUMBER (205) 254-5000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ____________, 1998. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         All information contained in this Proxy Statement/Prospectus relating to SouthTrust and its subsidiaries has been supplied by SouthTrust and all information relating to Georgia National and its subsidiaries has been supplied by Georgia National.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Proxy Statement/Prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of SouthTrust and Georgia National, including statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," or similar expressions (see "SUMMARY -- The Merger," "SUMMARY -- Stock Prices of SouthTrust," "THE MERGER -- Background of and Reasons for the Merger," "THE MERGER -- Opinion of Financial Advisor," "THE MERGER -- Effective Time of the Merger," "THE MERGER -- Business and Management of Georgia National Following the Merger; Plans for Business of Georgia National," "MARKET PRICE AND DIVIDEND INFORMATION RESPECTING THE SOUTHTRUST COMMON STOCK AND THE GEORGIA NATIONAL COMMON STOCK" and "GEORGIA NATIONAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (a) expected cost savings from the Merger may not be fully realized or realized within the expected time frame; (b) revenues following the Merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the business of SouthTrust and Georgia National may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in the states in which

SouthTrust is doing business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which SouthTrust is engaged; and (h) changes may occur in the securities markets.


                                  INTRODUCTION

GENERAL

         This Proxy Statement/Prospectus is being furnished to the holders of the common stock, par value $0.005 per share ("Georgia National Common Stock"), of Georgia National Bancorp, Inc., a Georgia corporation ("Georgia National"), in connection with the solicitation of proxies by the Board of Directors of Georgia National for use at a special meeting of shareholders of Georgia National to be held on ______________, 1998, at 8:00 a.m., local time, at Georgia National's main office, 202 College Avenue, Athens, Georgia, and at any adjournment or postponement thereof (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon that certain Agreement and Plan of Merger dated as of July 1, 1998 (the "Merger Agreement") by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub") and Georgia National, and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), providing for the merger of Georgia National with and into ST-Sub (the "Merger") and the exchange in the Merger of each outstanding share of Georgia National Common Stock for 0.60 shares of common stock, par value $2.50 per share, of SouthTrust ("SouthTrust Common Stock"), as the same may be adjusted pursuant to the Merger Agreement (the "Conversion Ratio"). See "THE MERGER - Effect of the Merger on Georgia National Common Stock."

         The 0.60 shares of SouthTrust Common Stock for which each share of Georgia National Common Stock may be exchanged in the Merger had an aggregate market value, based upon the last sales price of SouthTrust Common Stock on ___________, 1998, of $_____. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST." Because the number of shares of SouthTrust Common Stock to be received for each share of Georgia National Common Stock in the Merger is fixed, a change in the market price of SouthTrust Common Stock before the Merger would affect the value of the SouthTrust Common Stock to be received in the Merger in exchange for each share of Georgia National Common Stock. The Merger Agreement, however, provides that (i) if the average of the last sales prices (the "Average Closing Price") of SouthTrust Common Stock as reported on the Nasdaq National Market ("Nasdaq") for the twenty consecutive trading days ending at the close of trading on the fifth business day prior to the date on which the last required consent of any regulatory authority having authority over the Merger is received (the "Determination Date") is less than $38.14375, and if the quotient obtained by dividing the Average Closing Price on such date by $44.875 (the "Parent Ratio") shall be less than the quotient obtained by dividing the weighted average of the closing prices of certain bank holding companies as listed in Section 10.1 of the Merger Agreement (the "Index Group") on the Determination Date by the weighted average closing prices of the Index Group on July 1, 1998 and subtracting 0.15 from this quotient (the "Index Ratio"), or (ii) if the Average Closing Price on the Determination Date is less than $33.65625, then Georgia National will have the right to terminate the Merger Agreement unless SouthTrust elects to adjust the Conversion Ratio in the manner described under "THE MERGER-Possible Conversion Ratio Adjustment." No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Georgia National Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sale price of one share of SouthTrust Common Stock as reported by Nasdaq on the last trading day preceding the Effective Time of the Merger (as defined below).

         The Merger Agreement also contemplates that, at the Effective Time of the Merger, all rights with respect to shares of Georgia National Common Stock issuable pursuant to the exercise of stock options ("Georgia National Stock Options") granted by Georgia National under the stock option plans of Georgia National (the "Georgia National Stock Option Plans") which are outstanding at the Effective Time of the Merger, whether or not exercisable, will be assumed by SouthTrust in accordance with the terms of the particular Georgia National Stock Option Plan under which such Georgia National Stock Options were issued, and will become rights with respect to SouthTrust Common Stock on a basis adjusted to reflect the Conversion Ratio. See "THE MERGER - Effect of Merger on Georgia National Stock Options."

         Subject to the approval of the Merger Agreement by the shareholders of Georgia National and the satisfaction or waiver of all conditions contained in the Merger Agreement, the Merger will become effective on the date and at the time on which Articles of Merger have been duly filed with the Secretaries of State of Alabama and Georgia (the "Effective Time of the Merger").

         A copy of the Merger Agreement is attached hereto as Exhibit A, and the description thereof contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to such Exhibit A. See "THE MERGER."

VOTING AT THE SPECIAL MEETING

         The Board of Directors of Georgia National has fixed the close of business on September ___, 1998 as the record date (the "Record Date") for the determination of holders of shares of Georgia National Common Stock entitled to notice of and to vote at the Special Meeting. On the Record Date, Georgia National had outstanding [1,316,530] shares of Georgia National Common Stock, which constituted the only outstanding class of capital stock of Georgia National entitled to notice of and to vote at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Georgia National Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. All properly executed proxies will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Georgia National Common Stock represented by "broker non-votes" will be treated as present for purposes of determining a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Georgia National Common Stock entitled to vote thereon (each share of Georgia National Common Stock being entitled to one vote) is required to approve the Merger Agreement. Abstentions and broker non-votes will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to the approval of the Merger Agreement; and accordingly, will have the same effect as a negative vote. Each holder of record of shares of Georgia National Common Stock on the Record Date is entitled to one vote for each share of such Georgia National Common Stock held of record.

         As of the Record Date, Georgia National directors and their affiliates beneficially owned a total of 660,253 shares of Georgia National Common Stock, representing approximately 49.96% of the shares of Georgia National Common Stock entitled to vote at the Special Meeting. All such directors and their affiliates have informed Georgia National that, as of the date of the Proxy Statement/Prospectus, they intend to vote for approval of the Merger Agreement.

         The Jernigan Group, LLC ("Jernigan") has rendered its opinion to the Board of Directors of Georgia National dated August 14, 1998, stating that the Conversion Ratio is fair from a financial point of view to the shareholders of Georgia National. See "SUMMARY - The Merger - Opinion of Financial Advisor" and "THE MERGER - Opinion of Financial Advisor."

         THE BOARD OF DIRECTORS OF GEORGIA NATIONAL RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER - BACKGROUND AND REASONS FOR THE MERGER."

         A proxy in the form enclosed, properly completed and returned in time for the voting thereof at the Special Meeting, with instructions specified thereon, will be voted in accordance with such instructions. If no specification is made, a signed proxy will be voted FOR approval of the Merger Agreement. A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of Georgia National either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not by itself revoke a proxy.

         In addition to the use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of Georgia National, who will receive no extra compensation for their services. Georgia National will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to the beneficial owners of shares of Georgia National Common Stock.

         SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                                     SUMMARY

The following is a brief summary of certain information contained in or incorporated by reference into this Proxy Statement/Prospectus with respect to Georgia National, SouthTrust and certain of their respective subsidiaries and the terms of the Merger. The following summary is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Exhibits hereto and the documents referred to herein.

PARTIES TO THE MERGER

SouthTrust

         SouthTrust is a regional bank holding company headquartered in Birmingham, Alabama, and is engaged in a full range of banking services from more than 540 banking locations in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee. SouthTrust also offers a range of other services, including mortgage banking services, fiduciary and trust services and securities brokerage services. As of June 30, 1998, SouthTrust had consolidated total assets of approximately $34.7 billion.

         Effective June 2, 1997, SouthTrust, pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), consolidated all of its banking subsidiaries, located in the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee, into its largest banking subsidiary, SouthTrust Bank of Alabama, National Association and changed this subsidiary's name to SouthTrust Bank, National Association ("ST-Bank"). The bank consolidation was undertaken by SouthTrust in order to obtain the benefits of the Interstate Banking Act, which, subject to certain limitations, permits qualifying bank holding companies to engage in interstate mergers and allows banks to maintain and operate branches in states other than the states where they maintain their principal place of business.

         SouthTrust has pursued a strategy of acquiring banks and financial institutions in or near major metropolitan or growth markets in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee. The purpose of this strategy is to give SouthTrust business development opportunities in metropolitan markets with favorable prospects for population and per capita income growth.

         Through the first two quarters of 1998, SouthTrust effected acquisitions of three financial institutions, and assumed deposits and acquired certain assets of a third, with aggregate total assets of $4.8 billion. The following table presents certain information as of July 31, 1998 with respect to transactions that are currently pending as of the date of this Proxy Statement/Prospectus, including the Merger:


Institution                         Location            Total Assets       Total Deposits   Total Loans*
-----------                         --------            ------------       --------------   ------------
                                                                            (in millions)
Georgia National Bancorp            Athens, Ga.         $    92.1          $    80.8         $  63.9
First American Bank                 Vero Beach, Fl.          46.4               41.3            30.0
Security Bank Texas                 Arlington, Tx.           89.4               80.9            37.7

--------------
*Net of unearned income

         SouthTrust anticipates that each of the above transactions will be accounted for as a pooling of interests. Consummation of the pending transactions is subject to, in each case, among other things, approval by applicable regulatory authorities.

         As a routine part of its business, SouthTrust evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the SouthTrust Common Stock to be issued to holders of Georgia National Common Stock in the Merger.

         The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and their telephone number is (205) 254-5000.

Georgia National and the Bank

         Georgia National is a bank holding company headquartered in Athens, Georgia. Georgia National Bank (the "Bank"), a national bank and wholly owned subsidiary of Georgia National, is the sole subsidiary of Georgia National. At June 30, 1998, Georgia National had assets of $89.8 million, deposits of $79.2 million and stockholders' equity of $9.9 million.

         The Bank was originally chartered in 1987, and Georgia National was formed in 1991. The Bank has grown from $5 million in assets in 1987 to $89.8 million in assets at June 30, 1998. Currently, the Bank operates four full-service branch offices, three of which are located in Athens, Clarke County, Georgia and one in Winder, Barrow County, Georgia. From February 1, 1997, until June 30, 1998, the Bank also provided mortgage loan origination services in the metropolitan Atlanta area under the name "U.S. Lending." The Bank offers ATM service at each branch. As of June 30, 1998, Georgia National employed 41 full-time equivalent employees.

         Georgia National and the Bank maintain their principal executive offices at 202 College Avenue, Athens, Georgia, and the telephone number at such office is (706) 369-3030.

SouthTrust of Alabama, Inc.

         ST-Sub, an Alabama corporation, is a wholly owned subsidiary of SouthTrust. It owns ST-Bank. The main office of ST-Sub is located in Birmingham, Alabama.

SPECIAL MEETING

         The Special Meeting will be held at 8:00 a.m., local time, on ________, ______ __, 1998, at Georgia National's main office, 202 College Avenue, Athens, Georgia, to consider and vote upon the approval of the Merger Agreement. Only holders of record of shares of Georgia National Common Stock as of the close of business on ___________, 1998 will be entitled to notice of and to vote at the Special Meeting, including any adjournment or postponement thereof.

THE MERGER

Terms of the Merger

         Subject to approval of the Merger Agreement by the shareholders of Georgia National at the Special Meeting, the receipt of required regulatory approvals, and satisfaction of other conditions, Georgia National will be merged with and into ST-Sub pursuant to the Merger Agreement. At the Effective Time of the Merger, each share (excluding (i) shares held by any of Georgia National's subsidiaries or by SouthTrust or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and
(ii) shares dissenting from approval of the Merger Agreement) of Georgia National Common Stock will be converted into the right to receive 0.60 shares of SouthTrust Common Stock, as the same may be adjusted pursuant to the terms of the Merger Agreement. See "THE MERGER - Effect of the Merger on Georgia National Common Stock."

         If (i) the Average Closing Price of SouthTrust Common Stock on the Determination Date is less than $38.14375, and if the quotient obtained by dividing the Average Closing Price on such date by 44.875 shall be less than the quotient obtained by dividing the weighted average of the closing prices of the Index Group on the Determination Date by the weighted average of the closing prices of the Index Group on July 1, 1998, and subtracting 0.15 from this quotient, or if (ii) the Average Closing Price on the Determination Date is less than $33.65625, then Georgia National will have the right to terminate the Merger Agreement unless SouthTrust elects to adjust the Conversion Ratio in the manner described under "THE MERGER - Possible Conversion Ratio Adjustment."

         As the Conversion Ratio may be increased at the option of SouthTrust as discussed in the preceding paragraph, the Conversion Ratio may not be definitively determined until just prior to the Effective Time of the Merger. Based upon the last sales price of SouthTrust Common Stock on September , 1998 (the last trading day immediately prior to the date of this Proxy
Statement/Prospectus), which last sales price was $      , the Conversion Ratio
would remain 0.60. In the event SouthTrust has the right to adjust the Conversion Ratio but chooses not to exercise such right, then Georgia National is entitled, at its option, to terminate the Merger Agreement.

         The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Georgia National Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sale price of SouthTrust Common Stock as reported by Nasdaq on the last trading day preceding the Effective Time of the Merger.

         All rights with respect to Georgia National Common Stock issuable pursuant to the exercise of Georgia National Stock Options granted pursuant to Georgia National Stock Option Plans, and held by each participant thereunder, shall be assumed by SouthTrust and converted into, as of the Effective Time of the Merger, the right of the holders thereof to receive shares of SouthTrust Common Stock on a basis adjusted to reflect the Conversion Ratio.

         As promptly as practicable after the Effective Time of the Merger, SouthTrust or its agents will send or cause to be sent to each former holder of record of Georgia National Common Stock a letter of transmittal for use in exchanging their stock certificates formerly representing such Georgia National Common Stock for the right to receive certificates representing the appropriate number of shares of SouthTrust Common Stock plus a cash payment for any fractional shares. GEORGIA NATIONAL SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS. See "THE MERGER - Exchange of Stock Certificates."

Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of Georgia National Common Stock (each share of Georgia National Common Stock being entitled to one vote) is required to approve the Merger Agreement. Directors and executive officers of Georgia National, and their affiliates, beneficially owned, as of the Record Date, directly or indirectly, 660,253 shares of Georgia National Common Stock, constituting approximately 49.96% of the shares of Georgia National Common Stock outstanding on the Record Date for the Special Meeting. It is anticipated that all of such shares will be voted for approval of the Merger Agreement.

Background of and Reasons for the Merger; Recommendations of the Board of Directors of Georgia National

         The Board of Directors of Georgia National believes that the Merger Agreement and the Merger are in the best interests of Georgia National and its shareholders. THE GEORGIA NATIONAL DIRECTORS UNANIMOUSLY RECOMMEND THAT GEORGIA NATIONAL SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. In unanimously approving the Merger Agreement, Georgia National's directors considered, among other things, the value of the consideration to be received by Georgia National's shareholders relative to the book value and earnings per share of Georgia National Common Stock, certain information concerning the financial condition, results of operations and business prospects of SouthTrust, the marketability of SouthTrust Common Stock and the tax consequences of the Merger.

         SouthTrust is engaging in the transactions pursuant to the Merger Agreement because the Merger is consistent with its expansion strategy within the Southern United States and because the acquisition of Georgia National and the Bank will augment SouthTrust's existing market share in Georgia and enhance its competitive position in such market.


         See "THE MERGER - Background of and Reasons for the Merger."

Opinion of Financial Advisor

         Jernigan has rendered an opinion to Georgia National that, based on and subject to the procedures, matters, and limitations described in its opinions and such other matters as it considered relevant, as of the date of its opinions, the Conversion Ratio is fair, from a financial point of view, to the shareholders of Georgia National. The opinion of Jernigan dated as of August 14, 1998 is attached as Exhibit C to this Proxy Statement/Prospectus. Georgia National shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "THE MERGER - Opinion of Financial Advisor."

Interests of Certain Named Persons in the Merger

         Certain members of Georgia National's management and Board of Directors may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of Georgia National generally. Among those interests are certain employment and change in control agreements that provide for severance pay and other benefits upon the occurrence of a merger or other change in control and agreements by SouthTrust that it will, for six (6) years after the Effective Time of the Merger, indemnify, defend and hold harmless each person entitled to indemnification from Georgia National, the Bank or any of their respective subsidiaries, against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by the Merger Agreement) to the same extent and subject to the conditions set forth in the Certificates or Articles of Incorporation or Association of Georgia National, the Bank or any of their respective subsidiaries, as may be applicable, and Bylaws, in each case as in effect on the date of the Merger Agreement. SouthTrust has also generally agreed to use its reasonable efforts to maintain the existing directors' and officers' liability insurance policy or policies of Georgia National, the Bank and their respective subsidiaries for three years after the Effective Time of the Merger, subject to certain limitations. In connection with the Merger Agreement, all of the Georgia National directors have entered into affiliate agreements with SouthTrust restricting them from selling the Georgia National Common Stock they own, except as contemplated by the Merger Agreement, and restricting them from selling, transferring or otherwise disposing of the SouthTrust Common Stock received in the Merger until such time as financial results covering at least 30 days of combined operations of Georgia National and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies. Furthermore, certain executive officers of Georgia National have agreed to enter into Retention Bonus Agreements with SouthTrust and have amended their existing employment agreements in connection with the Merger. See "THE MERGER - Interests of Certain Named Persons in the Merger" and "THE MERGER - Business and Management of Georgia National Following the Merger; Plans for Business of Georgia National."

Effective Time of the Merger

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger will be the later of the date and time at which the following actions are completed: (i) the Articles of Merger are filed and become effective with the Secretary of State of the State of Georgia and (ii) the Articles of Merger are filed and become effective with the Secretary of State of the State of Alabama, unless in each case a later date is specified in such Articles. Unless otherwise agreed upon by Georgia National and SouthTrust, and subject to the conditions to the obligations of the parties to effect the Merger, the parties to the Merger Agreement shall cause the Effective Time of the Merger to occur on the first business day following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent of any regulatory authority required for the Merger, and (ii) the date on which the shareholders of Georgia National approve the matters relating to the Merger Agreement required to be approved by such shareholders by applicable law. See "THE MERGER - Effective Time of the Merger" and "THE MERGER - Regulatory Approvals and Certain Other Conditions to Consummation of the Merger; Waiver and Amendment."

         NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER AND REGULATORY APPROVALS WILL BE OBTAINED OR THAT THE OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. GEORGIA NATIONAL AND SOUTHTRUST ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WILL BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED ON OR BEFORE OCTOBER 23, 1998. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment

         The respective obligations of SouthTrust and Georgia National to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger (and the satisfaction of all notice and waiting periods and conditions required by such approvals), (ii) the approval of the Merger Agreement by the requisite vote of Georgia National shareholders and by the sole shareholder of SouthTrust Bank, and (iii) certain other conditions customary in transactions in this kind, including conditions regarding securities registration and legal proceedings.

         Consummation of the Merger is subject to receipt of certain regulatory approvals, including, ordinarily, the prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). Pursuant, however, to the Federal Reserve Board's Regulation Y, where (i) the merger of a company (i.e., Georgia National) controlling a bank (i.e., the Bank) with a bank holding company (i.e., ST-Sub) is part of a merger of such Bank with an operating subsidiary bank of the acquiring bank holding company (i.e., ST-Bank), (ii) the bank merger and bank holding company merger occur simultaneously, (iii) the transaction requires the prior approval of a federal supervisory agency, (iv) the transaction does not involve the acquisition of any non-bank company that would require prior approval pursuant to Section 4 of the Bank Holding Company Act and (v) the acquiring bank holding company meets the Federal Reserve Board's capital adequacy guidelines, no Federal Reserve Board approval is required if ten day's prior notice of the transaction is given to the applicable Federal Reserve Bank, and within such ten-day period such Federal Reserve Bank has not informed the acquiring bank holding company that an application under Regulation Y is required.

         In connection with the Merger, it is contemplated that, contemporaneously with or following the Effective Time of the Merger, the Bank will be merged into ST-Bank, whereupon the Bank will cease to be a separate entity (the "Subsidiary Merger"). Because ST-Bank, the surviving bank in that transaction, is a national bank, the merger of the banking subsidiaries will be subject to the approval of the Office of the Comptroller of the Currency (the "Comptroller") under the Bank Merger Act, which prohibits the merger or consolidation of any insured institution with any other depository institution without the approval of the insured institution's primary federal supervisory regulatory agency. SouthTrust has given the required notice of the Subsidiary Merger to the Federal Reserve Bank of Atlanta. The Deputy Secretary of the Federal Reserve Board, acting under delegated authority, informed SouthTrust on August 21, 1998 that, based on review of the notice given to the Federal Reserve Bank of Atlanta, the Federal Reserve Board does not object to the Merger and that no Federal Reserve Board approval will be required for the Merger if the Subsidiary Merger is approved by the Comptroller. On August 5, 1998, ST-Bank submitted to the Comptroller an application seeking approval of the Subsidiary Merger.

         The approval standards to be applied by the Comptroller under the Bank Merger Act and by the Federal Reserve Board under Section 3 of the Bank Holding Company Act are the same. In essence, the Comptroller will deny approval to the Subsidiary Merger (i) if such transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) if the effect of such transaction in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the relevant regulatory agency finds that the anti-competitive effects of such merger are clearly outweighed by the public interest and by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Merger Act, the Comptroller also considers whether the proposed transaction can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices. The Comptroller has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977. In addition, the Subsidiary Merger may not be consummated until the 30th day following the date of the approval of the Comptroller, during which period the United States Department of Justice may comment adversely on the transaction or challenge the Subsidiary Merger on antitrust grounds. However, the Subsidiary Merger may be consummated on or after the 15th day following the date of the Comptroller approval if the Comptroller does not receive any adverse comments from the United States Attorney General and the United States Attorney General consents to the shorter period. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically orders otherwise.

         THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVALS. THERE ALSO CAN BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT IMPOSE CONDITIONS THAT ARE DEEMED BY GEORGIA NATIONAL OR SOUTHTRUST TO MATERIALLY ADVERSELY IMPACT THE ECONOMIC OR BUSINESS ASSUMPTIONS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. THERE ALSO CAN BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE OR A STATE ATTORNEY GENERAL WILL NOT CHALLENGE THE MERGER OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

         At any time before the Merger becomes effective, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition, the Merger Agreement may be amended by written instrument signed on behalf of each of the parties thereto.

         See "THE MERGER - Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment."

Termination

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger in any of the following ways:

                  (i) by the mutual consent in writing of the Board of Directors of SouthTrust, ST-Sub and Georgia National; or

                  (ii) by the Board of Directors of SouthTrust, ST-Sub or Georgia National if the Merger shall not have occurred on or prior to January 31, 1999, provided that the failure to consummate the Merger on or before such date is not accompanied by any breach of any of the representations, warranties, covenants or other agreements contained within the Merger Agreement by the party electing to terminate; or

                  (iii) by the Board of Directors of SouthTrust, ST-Sub or Georgia National (provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy; or

                  (iv) by the Board of Directors of SouthTrust, ST-Sub or Georgia National (provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement) in the event of a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

                  (v) by the Board of Directors of SouthTrust, ST-Sub or Georgia National in the event that (i) any consent of any regulatory authority required for consummation of the Merger and the other transactions contemplated thereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Georgia National fail to vote their approval of the Merger Agreement and the Merger and the transactions contemplated thereby as required by applicable law; or

                  (vi) by the Board of Directors of SouthTrust, ST-Sub or Georgia National (provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by (v) above) cannot be satisfied or fulfilled by January 31, 1999; or

                  (vii) by Georgia National if certain conditions with respect to the price of SouthTrust Common Stock are not met and certain adjustments to the Conversion Ratio are not made by SouthTrust. See "THE MERGER - Possible Conversion Ratio Adjustment."

         In the event of the termination and abandonment of the Merger Agreement pursuant to the above, the Agreement shall terminate and have no effect, except that certain representations and warranties regarding confidentiality obligations and provisions regarding indemnification and construction of the Merger Agreement shall survive any such termination and abandonment. See "THE MERGER - Termination."

Stock Option Agreement

         In connection with the execution of the Merger Agreement, Georgia National granted SouthTrust an option (the "Stock Option") to purchase, under certain circumstances, up to 325,090 shares (the "Option Shares") of Georgia National Common Stock at a price of $24.71 per share pursuant to the terms of a Stock Option Agreement, dated as of July 1, 1998, between SouthTrust and Georgia National (the "Stock Option Agreement"). The Stock Option is exercisable only upon the occurrence of Purchase Event (as hereinafter defined), which has not occurred as of the date hereof. Georgia National granted the Stock Option as a condition of and in consideration for the entry by SouthTrust into the Merger Agreement. A copy of the Stock Option Agreement is attached hereto as Exhibit B, and any description thereof contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to such Exhibit B. See "THE MERGER - Stock Option Agreement."

No Solicitation

         Georgia National has agreed that neither Georgia National nor any of its affiliates will directly or indirectly solicit any acquisition proposal by any person. Except to the extent necessary to comply with fiduciary duties of Georgia National's Board of Directors, as advised by counsel, neither Georgia National nor any of its affiliates may furnish any non-public information to, or have discussions with, any person, other than SouthTrust, relating to any acquisition proposal. Georgia National must promptly notify SouthTrust in the event that it receives any inquiry or proposal relating to any such transaction.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The consummation of the merger is conditioned upon the receipt by Georgia National of an opinion of Bradley Arant Rose & White LLP to the effect that, for federal income tax purposes, (i) the Merger will constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) no gain or loss will be recognized by holders of shares of Georgia National Common Stock who receive shares of SouthTrust Common Stock in the Merger, except that gain or loss will be recognized with respect to cash received in lieu of fractional interests in shares of SouthTrust Common Stock. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

         THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF SHARES OF GEORGIA NATIONAL COMMON STOCK. ALL HOLDERS OF SHARES OF GEORGIA NATIONAL COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

RIGHTS OF DISSENT AND APPRAISAL

         Holders of Georgia National Common Stock are entitled to dissent from the Merger and demand the fair value of the shares held by such shareholders in cash under Sections 14-2-1301 to 14-2-1332 of the Georgia Business Corporation Code, which sections are reprinted in their entirety in Exhibit D to this Proxy Statement/Prospectus. A person having a beneficial interest in shares of Georgia National Common Stock that is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized elsewhere in this Proxy Statement/Prospectus properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have. See "THE MERGER - Rights of Dissent and Appraisal."

STOCK PRICES OF SOUTHTRUST AND GEORGIA NATIONAL

         The SouthTrust Common Stock is quoted on Nasdaq under the symbol SOTR. As of August 30, 1998, there were approximately 15,000 holders of record of SouthTrust Common Stock. Georgia National Common Stock is not traded on any exchange, and there is no established public trading market for such stock. As of _______, 1998, there were approximately ____ holders of record of Georgia National Common Stock. There are no bid or asked prices available for Georgia National Common Stock. The last trade in Georgia National Common Stock of which Georgia National is aware occurred on April 13, 1998, at a per share price of $11.25. No assurance can be given that this trade was effected on an arm's-length basis. Transactions in Georgia National Common Stock are infrequent and are negotiated privately between persons involved in those transactions. The following table sets forth applicable last sales prices, and pro forma equivalents based upon such last sales prices, for SouthTrust Common Stock as of selected dates:

                                    SouthTrust               Georgia National
                                   Common Stock                Common Stock
                                 Last Sales Price             Equivalent(1)
                                 ----------------            ---------------
April 21, 1998(2)                  $42.625                       $25.575
September  , 1998(3)               $

----------

(1) Pro forma equivalents calculated using the last sales price for SouthTrust Common Stock as of the selected date multiplied by the Conversion Ratio of 0.60.

(2)  Last trading day preceding public announcement of the proposed transaction.

(3) Most recent date practicable preceding the date of this Proxy Statement/Prospectus.

         Dividends paid by SouthTrust on the SouthTrust Common Stock are at the discretion of the Board of Directors of SouthTrust and are affected by certain legal restrictions on the payment of dividends as described below, SouthTrust's earnings and financial condition and other relevant factors. SouthTrust has increased the dividend paid on the SouthTrust Common Stock for 28 consecutive years. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the legal restrictions on the payment of dividends as described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to the SouthTrust Common Stock.

         There are certain limitations on the payment of dividends to ST-Sub by its bank subsidiary, which in turn affects the payment of dividends to SouthTrust by ST-Sub. As a national banking association, the amount of dividends that ST-Bank may declare in one year without approval of the Office of the Comptroller of the Currency (the "Comptroller") is the sum of the Bank's net profits for that year and its retained net profits for the preceding two years. Under rules promulgated by the Comptroller, the calculation of net profits is more restrictive under certain circumstances. Under the foregoing laws and regulations, at June 30, 1998, approximately $400.0 million was available for payment of dividends to SouthTrust by its subsidiaries, primarily its bank subsidiary.

         See "MARKET PRICE AND DIVIDEND INFORMATION RESPECTING THE SOUTHTRUST COMMON STOCK AND THE GEORGIA NATIONAL COMMON STOCK."

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of Georgia National who are not deemed to be "affiliates" (as that term is defined under the Securities Act) of Georgia National and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of Georgia National may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act, or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Since the aggregate number of shares of SouthTrust Common Stock to be issued in the Merger is less than any applicable volume limitation under Rule 145, an affiliate of Georgia National who otherwise complies with Rule 145, subject to the undertaking described below, will be free to resell, during any given three-month period, all of the shares of SouthTrust Common Stock received by such affiliate in the Merger.

         Georgia National has caused each person identified by Georgia National as an affiliate to execute and deliver to SouthTrust a written agreement in the form provided for in the Merger Agreement providing that such affiliate will not sell, transfer or otherwise dispose of such shares of SouthTrust Common Stock to be received by such affiliate upon consummation of the Merger, except (i) in compliance with the Securities Act or the rules and regulations thereunder, and
(ii) until such time as financial results covering at least thirty (30) days of combined operations of Georgia National and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

         See "THE MERGER - Resale of SouthTrust Common Stock Received in the Merger."

DIFFERENCES IN RIGHTS OF GEORGIA NATIONAL SHAREHOLDERS

         Upon consummation of the Merger, Georgia National shareholders will become SouthTrust stockholders. As a result, their rights as shareholders, which now are governed by Georgia corporate law and Georgia National's Articles of Incorporation and Bylaws, will be governed by Delaware corporate law and SouthTrust's Restated Certificate of Incorporation and Restated Bylaws. Because of certain differences between the provisions of Georgia corporate law and Delaware corporate law and of Georgia National's Articles of Incorporation and Bylaws and SouthTrust's Restated Certificate of Incorporation and Restated Bylaws, the current rights of Georgia National shareholders will change after the Merger. Some of these differences include anti-takeover provisions. See "COMPARISON OF THE SOUTHTRUST COMMON STOCK AND THE GEORGIA NATIONAL COMMON STOCK."

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust as a pooling of interests. See "THE MERGER - Accounting Treatment."

EQUIVALENT SHARE DATA

         The following summary presents comparative historical unaudited per share data for both SouthTrust and Georgia National. The pro forma amounts assume the Merger had been effective during the periods presented and had been accounted for as a pooling of interests. SouthTrust's pro forma amounts represent the combined pro forma results, and Georgia National pro forma equivalent amounts are computed by multiplying the combined pro forma amounts by a factor of 0.60, to reflect the Conversion Ratio in the Merger. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein or incorporated by reference herein.

                                                       Six Months Ended              Years Ended
                                                           June 30,                 December 31,
                                                   ---------------------    ---------------------------------
                                                      1998       1997         1997        1996         1995
                                                      ----       ----        ----         ----         ----
Net income per diluted common share:
         SouthTrust ............................   $   1.09     $   0.98   $   2.03    $   1.79    $   1.57
         Georgia National ......................       0.41         0.42       0.97        0.91        0.79
         SouthTrust pro forma combined .........       1.09         0.98       2.03        1.79        1.57
         Georgia National pro forma equivalent .       0.65         0.59       1.22        1.07        0.94


Cash dividends per common share:
         SouthTrust ............................   $   0.38     $   0.33     $ 0.67    $   0.59    $   0.53
         Georgia National ......................       0.17         0.10       0.21        0.05        0.00
         SouthTrust pro forma combined(1) ......       0.38         0.33       0.67        0.59        0.53
         Georgia National pro forma equivalent .       0.23         0.20       0.40        0.35        0.32

Book value per common share (period end):
         SouthTrust ............................   $  15.65     $  13.05   $  14.28    $  12.03    $  10.85
         Georgia National ......................       7.55         6.86       7.35        6.55        6.74
         SouthTrust pro forma combined .........      15.63        13.04      14.27       12.02       10.85
         Georgia National pro forma equivalent .       9.38         7.82       8.56        7.21        6.51



----------

(1) SouthTrust pro forma combined dividends represent historical cash dividends of SouthTrust.

SELECTED FINANCIAL DATA

         The following tables set forth certain selected historical consolidated financial information for Georgia National and SouthTrust. The historical income statement data included in the selected financial data for the five most recent fiscal years are derived from audited consolidated financial statements of SouthTrust. The financial data for the interim periods ended June 30, 1998 and, all 1997 are derived from the unaudited historical financial statements of SouthTrust and Georgia National, respectively, and reflect, in the respective opinions of management of SouthTrust and Georgia National, all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of such data. This information should be read in conjunction with the consolidated financial statements of SouthTrust, and the related notes thereto, incorporated herein by reference, and the consolidated financial statements of Georgia National, and the related notes thereto, set forth at pages F-1 through F-39 herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                     SOUTHTRUST CORPORATION AND SUBSIDIARIES

                                       Six Months Ended
                                            June 30,                              Years Ended December 31,
                                    ---------------------     --------------------------------------------------------------------
                                       1998       1997          1997        1996            1995           1994        1993
                                    -----------  --------     -----------   -----------   ------------  ------------   -----------
INCOME STATEMENT DATA
 (in thousands, except per
  share data):
  Interest income .............     $ 1,233,406  $ 1,068,836  $ 2,232,252   $ 1,804,220    $ 1,484,623   $ 1,108,612   $   927,551
  Interest expense ............         666,986      562,255    1,186,079       938,194        791,423       501,067       397,743
                                     ----------   ----------  -----------   -----------    -----------   -----------   -----------
    Net interest income .......         563,420      506,581    1,046,173       866,026        693,200       607,545       529,808
  Provision for loan losses ...          43,336       48,877       90,613        90,027         61,286        44,984        45,032
                                     ----------   ----------  -----------   -----------    -----------   -----------   -----------
  Net interest income after
    provision for loan losses .         520,084      457,704      955,560       775,999        631,914       562,561       484,776
  Non-interest income .........         181,263      126,024      270,507       254,809        208,664       184,778       174,702
  Non-interest expense ........         435,419      356,199      748,216       643,298        536,534       485,999       434,951
                                     ----------  -----------  -----------   -----------    -----------   -----------   -----------
  Income before income taxes ..         265,928      227,529      477,851       387,510        304,044       261,340       224,527
  Income taxes ................          89,984       81,262      171,143       132,807        105,039        88,338        73,992
                                     ----------  -----------  -----------   -----------    -----------   -----------   -----------
    Net income ................     $   175,944  $   146,267  $   306,708   $   254,703    $   199,005   $   173,002   $   150,535
                                     ==========  ===========  ===========   ===========    ===========   ===========   ===========

  Net income per diluted
    common share ..............     $      1.09  $      0.98  $      2.03   $      1.79    $      1.57   $      1.43   $      1.29
  Cash dividends declared
    per common share ..........            0.38         0.33         0.67          0.59           0.53          0.45          0.40
  Average diluted common shares
    outstanding (in thousands)          161,363      149,267      151,008       142,154        126,687       121,157       117,027

BALANCE SHEET DATA
 (at period end) (in thousands):
  Total assets ................     $34,667,937  $29,192,946  $30,906,445   $26,223,193    $20,787,024   $17,632,059   $14,707,964
  Total loans, net ............      24,300,039   20,808,177   22,159,314    19,061,269     14,448,524    11,950,215     9,313,086
  Total deposits ..............      21,150,845   18,679,409   19,586,584    17,305,493     14,575,077    12,801,239    11,515,311
  Total stockholders' equity ..       2,576,790    1,951,759    2,194,641     1,734,892      1,430,870     1,135,268     1,051,766

                 GEORGIA NATIONAL BANCORP, INC. AND SUBSIDIARIES

                                            Six Months Ended
                                               June 30,                            Years Ended December 31,
                                      ---------------------   --------------------------------------------------------------------
                                         1998        1997        1997       1996          1995           1994            1993
                                      ---------     -------   --------    ----------   ----------      ----------     ------------
INCOME STATEMENT DATA
 (in thousands, except
  per share data):
  Interest income ................    $    3,736   $    3,552  $    7,320   $    6,286   $    5,694      $    4,449      $    4,024
  Interest expense ...............         1,516        1,443       2,977        2,548        2,367           1,898           1,920
                                      ----------   ----------  ----------   ----------   ----------      ----------      ----------
    Net interest income ..........         2,220        2,109       4,343        3,738        3,327           2,551           2,104
  Provision for loan losses ......            90           45         135           35            0              40             135
                                      ----------   ----------  ----------   ----------   ----------      ----------      ----------
  Net interest income after
    provision for loan losses ....         2,130        2,064       4,208        3,703        3,327           2,511           1,969
  Non-interest income ............           691          420       1,456          749          631             757             601
  Non-interest expense ...........         1,999        1,668       3,763        2,846        2,453           2,261           2,167
                                      ----------   ----------   ---------    ---------   ----------      ----------      ----------
  Income before income taxes .....           822          816       1,901        1,606        1,505           1,007             403
  Income taxes ...................           293          284         671          556          508             357             138
                                      ----------   ----------   ---------    ---------   ----------      ----------      ----------
  Net income .....................    $      529   $      532  $    1,230   $    1,050   $      997      $      650      $      265
                                      ==========   ==========   =========    =========   ==========      ==========      ==========


  Net income per diluted
   common share ..................          0.41         0.42        0.97         0.91         0.79            0.48            0.21
  Cash dividends declared
    per common share .............          0.17         0.10        0.21         0.05            0               0               0
  Average diluted common shares ..
    outstanding ..................     1,298,622    1,204,112   1,272,286    1,155,734    1,266,703       1,354,576       1,262,252

BALANCE SHEET DATA (at period end)
 (in thousands):
  Total assets ...................    $   89,811       88,950      91,813       80,741       72,971          66,432          58,517
  Total loans, net ...............        62,745       61,140      61,980       55,372       44,739          42,368          39,310
  Total deposits .................        79,198       79,652      81,108       71,370       63,686          59,113          51,572
  Total stockholders' equity .....         9,888        8,618       9,395        8,232        7,465           6,139           5,768

SELECTED PRO-FORMA INFORMATION

         The following table sets forth certain unaudited pro forma combined financial information for SouthTrust and Georgia National giving effect to the Merger. The unaudited pro forma combined condensed financial presentation is presented for information purposes only and is not necessarily indicative of the combined financial position or results of operations which would actually have occurred if the transactions had been consummated in the past or which may be obtained in the future. This information should be read in conjunction with the consolidated financial statements of SouthTrust, and the related notes thereto incorporated herein by reference, and the consolidated financial statements of Georgia National, and the related notes thereto, set forth at pages F-1 through F-39 herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                         PRO FORMA COMBINED INFORMATION
            SOUTHTRUST CORPORATION AND GEORGIA NATIONAL BANCORP, INC.

                                                   Six Months Ended                  Years Ended December 31,
                                            ---------------------------     ------------------------------------------
                                                June 30,      June 30,
                                                  1998          1997           1997             1996           1995
                                            ----------      -----------     ----------     -----------      -----------
   INCOME STATEMENT DATA
     (in thousands, except per
       share data)
   Interest income ...................      $1,237,142      $1,072,388      $2,239,572      $1,810,506      $1,490,317
   Interest expense ..................         671,502         563,698       1,189,056         940,742         793,790
                                            ----------      ----------      ----------      ----------      ----------
     Net interest income .............         565,640         508,690       1,050,516         869,764         696,527
   Provision for loan losses .........          43,426          48,922          90,748          90,062          61,286
                                            ----------      ----------      ----------      ----------      ----------
   Net interest income after provision
     for loan losses .................         522,214         459,768         959,768         779,702         635,241
   Non-interest income ...............         181,954         126,444         271,963         255,558         209,295
   Non-interest expense ..............         437,418         357,867         751,979         646,145         538,987
                                            ----------      ----------      ----------      ----------      ----------
   Income before income taxes ........         266,750         228,345         479,752         389,115         305,549
   Provision for income taxes ........          90,277          81,546         171,814         133,363         105,547
                                            ----------      ----------      ----------      ----------      ----------
     Net income ......................      $  176,473      $  146,799      $  307,938      $  255,752      $  200,002
                                            ==========      ==========      ==========      ==========      ==========

   Net income per diluted common share      $     1.09      $     0.98      $     2.03      $     1.79      $     1.57
   Average diluted common shares
     outstanding .....................         162,142         149,912         151,771         142,848         127,447

BALANCE SHEET DATA
     (in millions)
   Total assets ......................      $   34,758      $   29,282      $   30,998      $   26,304      $   20,860
   Total loans, net ..................          24,363          20,869          22,221          19,116          14,494
   Total deposits ....................          21,230          18,759          19,668          17,376          14,639
   Total stockholders' equity ........           2,587           1,961           2,204           1,743           1,438

                                   THE MERGER

The terms of the Merger are set forth in the Merger Agreement. The description of the Merger which follows summarizes the principal provisions of the Merger Agreement, is not complete and is qualified in all respects by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit A.

GENERAL

         The Merger Agreement has been approved by the Boards of Directors of Georgia National, SouthTrust and ST-Sub, and by SouthTrust as the sole shareholder of ST-Sub. No approval of the Merger by the stockholders of SouthTrust is required.

         Subject to approval of the Merger Agreement by the shareholders of Georgia National at the Special Meeting, the receipt of required regulatory approvals, and satisfaction of other conditions, Georgia National will be merged with and into ST-Sub pursuant to the Merger Agreement and the Georgia Business Corporation Code and the Alabama Business Corporation Act, and ST-Sub will be the Surviving Corporation. At the Effective Time of the Merger, each share (excluding (i) shares held by any of Georgia National's subsidiaries or by SouthTrust or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and (ii) shares dissenting from approval of the Merger Agreement) of Georgia National Common Stock will be converted into the right to receive 0.60 shares of SouthTrust Common Stock, as the same may be adjusted pursuant to the terms of the Merger Agreement. This Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust. See "THE MERGER - Effect of the Merger on Georgia National Common Stock."

         If the Average Closing Price on the Determination Date is less than $38.14375 and if the Parent Ratio shall be less than the Index Ratio, or if the Average Closing Price on the Determination Date is less than $33.65625, then Georgia National will have the right to terminate the Merger Agreement unless SouthTrust elects to adjust the Conversion Ratio in the manner described under "-Possible Conversion Ratio Adjustment."

         No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Georgia National Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sale price of SouthTrust Common Stock as reported by Nasdaq on the last trading day preceding the Effective Time of the Merger.

         All rights with respect to shares of Georgia National Common Stock issuable pursuant to the exercise of stock options granted by Georgia National under stock option plans of Georgia National, and held by each participant thereunder, shall be converted into, as of the Effective Time of the Merger, the right of the holders thereof to receive shares of SouthTrust Common Stock. See "-Effect of Merger on Georgia National Stock Options."

         Because the Conversion Ratio may be increased at the option of SouthTrust as discussed above, the Conversion Ratio may not be definitively determined until just prior to the Effective Time of the Merger. Based upon the last sales price of SouthTrust Common Stock on September ___, 1998 of $________ (the last trading day immediately prior to the date of this Proxy Statement/Prospectus) the Conversion Ratio would remain 0.60. In the event that SouthTrust has the right to adjust the Conversion Ratio but chooses not to exercise such right, then Georgia National is entitled, at its option upon approval by a majority of the Board of Directors, to terminate the Merger Agreement. See "--Possible Conversion Ratio Adjustment."

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger will be the later of the date and time at which the following actions are completed: (i) the Articles of Merger are filed and become effective with the Secretary of State of the State of Georgia and (ii) the Articles of Merger are filed and become effective with the Secretary of State of the State of Alabama, unless in each case a later date is specified in such

Articles. Unless otherwise agreed upon by Georgia National and SouthTrust, and subject to the conditions to the obligations of the parties to effect the Merger, the parties to the Merger will cause the Effective Time of the Merger to occur on the first business day following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent of any regulatory authority required for the Merger, and (ii) the date on which the shareholders of Georgia National approve the matters relating to the Merger Agreement required to be approved by such shareholders by applicable law. See "- Effective Time of the Merger."

BACKGROUND OF AND REASONS FOR THE MERGER

Background of the Merger

         At a meeting of the Board of Directors of Georgia National on October 20, 1997, Ralph W. Jernigan, Jr. of The Jernigan Group, LLC ("Jernigan") led a discussion of the Board of Directors with respect to the environment at that time regarding the purchase and sale of financial institutions. The Board had devoted several meetings during 1997 to focusing on strategic plans and operations. Following the discussion at the October 20 meeting of the Board of Directors, Mr. Jernigan was asked to explore further this environment and to continue to keep the Board advised.

         During November 1997, a member of the Board of Directors received a written expression of interest in acquiring Georgia National if Georgia National were for sale from a senior executive officer of a regional financial institution. This expression of interest was discussed at length at the December 1997 meeting of the Board of Directors, but the Board deferred taking affirmative action with respect to the expression of interest at that time based upon the Board's then-existing strategy of remaining an independent bank and the vague and indefinite terms of the expression of interest.

         At its meeting on January 20, 1998, the Board again discussed strategic alternatives. Following a full discussion of the issue, the Board adopted a resolution retaining Jernigan and special legal counsel to assist Georgia National in exploring and assessing its strategic alternatives, including the expression of interest.

         On February 26, 1998, Mr. Jernigan met with representatives of the Board of Directors of Georgia National and received authority to initiate discussions with SouthTrust and with the other regional bank that had previously expressed an interest in Georgia National. During the month of March 1998, meetings and discussions of a preliminary nature were held with SouthTrust and the other regional bank, and serious negotiations began early in April. On April 15 and 16, 1998, proposals were received from each institution and were presented to the Board of Directors for consideration at its meeting on April 20, 1998. Following an extensive discussion at that time, the SouthTrust proposal was accepted.

Georgia National's Reasons for the Merger

                  Georgia National's Board of Directors, with the assistance of Jernigan and outside legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger to the shareholders of Georgia National. In reaching its conclusion that the Merger Agreement is in the best interest of Georgia National and its shareholders, the Georgia National Board of Directors carefully considered the following material factors:

         (a) The alternatives to the Merger, including remaining an independent institution in light of the current economic condition of the market and the competitive disadvantages as compared to the larger financial institutions operating in the market;

         (b) The value of the consideration to be received by Georgia National's shareholders relative to the book value and earnings per share of Georgia National Common Stock;

         (c) Certain information concerning the financial condition, results of operations and business prospects of SouthTrust;

         (d) The financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with SouthTrust;

         (e) The marketability of the Georgia National Common Stock compared to the SouthTrust Common Stock;

         (f) The competitive and regulatory environment for financial institutions generally;

         (g) The fact that the Merger will enable Georgia National shareholders to exchange their shares of Georgia National Common Stock, in a tax-free transaction, for shares of common stock of a regional company, the stock of which is widely held and actively traded; and

         (h) SouthTrust's ability to provide comprehensive financial services through Georgia National to its market.

         While each member of the Georgia National Board of Directors considered the foregoing and other factors, the Georgia National Board of Directors did not collectively assign any specific value or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Georgia National Board of Directors collectively made its determination with respect to the Merger based upon the unanimous conclusion reached by its members, in light of the factors that each of them considered as appropriate, that the Merger is in the best interest of the Georgia National shareholders.

         The terms of the Merger, including the Conversion Ratio, were the results of arm's-length negotiations between representatives of Georgia National and representatives of SouthTrust. Based upon its consideration of the foregoing factors, the Board of Directors of Georgia National approved the Merger Agreement and the Merger as being in the best interests of Georgia National and its shareholders.

         FOR THE REASONS DESCRIBED ABOVE, GEORGIA NATIONAL'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, ITS SHAREHOLDERS. ACCORDINGLY, GEORGIA NATIONAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GEORGIA NATIONAL SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

SouthTrust's Reasons for the Merger

         SouthTrust is engaging in the transactions pursuant to the Merger Agreement because the Merger is consistent with its expansion strategy within the southern United States and because the acquisition of Georgia National and the Bank will augment SouthTrust's existing market share in Georgia and enhance its competitive position in such market.

OPINION OF FINANCIAL ADVISOR

         As noted above, Georgia National retained Jernigan to act as its financial advisor as it explored its strategic options including the potential sale of Georgia National.

         On August 14, 1998, Jernigan delivered its written opinion to the Board of Directors of Georgia National that based upon and subject to certain matters stated in such opinion, the Per Share Purchase Price and Terms (as defined in such opinion) are fair, from a financial point of view, to Georgia National shareholders. Jernigan was not requested to recommend the amount of consideration to be received by the shareholders of Georgia National, which amount was determined by negotiation between SouthTrust and Georgia National.

         THE FULL TEXT OF JERNIGAN'S WRITTEN OPINION IS ATTACHED AS EXHIBIT C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY

BY REFERENCE TO EXHIBIT C. GEORGIA NATIONAL SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY JERNIGAN IN CONNECTION THEREWITH.

         Jernigan's opinion is directed to the Georgia National Board only and is directed only to the Per Share Purchase Price and Terms and does not constitute a recommendation to any Georgia National shareholder regarding how such shareholder should vote at the special meeting.

         In arriving at the written opinion, Jernigan, among other things: (i) analyzed certain audited and unaudited financial statements and other information of Georgia National and SouthTrust; (ii) reviewed and discussed with appropriate management personnel of Georgia National and SouthTrust the current business activities and financial results and the financial outlook of Georgia National and SouthTrust; (iii) reviewed the historical price and trading activity of the common stock of Georgia National and SouthTrust; (iv) compared certain financial and stock market data relating to SouthTrust with similar data of other publicly held banking institutions considered to be potential alternative merger candidates to SouthTrust for Georgia National; (v) performed an analysis comparing the pro forma consequences of the Merger on earnings per share, book values per share and dividends per share to Georgia National; (vi) reviewed the prices paid in certain comparable acquisition transactions of community banking institutions and the multiples of earnings and book value and percent of assets received by the selling institutions; (vii) reviewed the Merger Agreement and certain related documents; and (viii) considered the financial implications of certain other strategic alternatives available to Georgia National.

         In conducting its analysis and arriving at its opinion, Jernigan assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed for the purposes of the opinion. Jernigan also relied upon the management of Georgia National with respect to the reasonableness and achievability of the financial forecast (and the assumptions and bases underlying such forecast) provided to Jernigan. Jernigan also assumed that the aggregate allowances for loan losses for each of Georgia National and SouthTrust are adequate to cover such losses. Jernigan did not make, nor was Jernigan furnished with, independent valuations of appraisals of the assets or liabilities of either Georgia National or SouthTrust or any of their subsidiaries. Jernigan assumed that the Merger will be recorded utilizing pooling of interests accounting under generally accepted accounting principles ("GAAP").

         Summary Transaction Analysis: Jernigan reviewed the terms of the proposed transaction including the Conversion Ratio and the aggregate transaction value. Based on a recent per share price of SouthTrust common stock of $37.50, the Conversion Ratio of 0.60 shares of SouthTrust Common Stock per share of Georgia National Common Stock would provide Georgia National shareholders a per share value of $22.35. Based on outstanding shares and options as of June 30, 1998, this indicates an aggregate transaction value of $29.5 million. This aggregate transaction represents 24 times Georgia National's earnings for the trailing twelve months ending June 30, 1998, 3.0 times Georgia National's stated book value at June 30, 1998 and 32.1% and 36.5%, respectively, of Georgia National's assets and deposits as of June 30, 1998.

         Per Share Merger Analysis: Based upon a Conversion Ratio of 0.60 shares of SouthTrust Common Stock for each share of Georgia National Common Stock and using earnings estimates provided by Georgia National and estimates for SouthTrust provided by independent securities analysts, Jernigan compared the estimated 1998 estimated earnings per share of Georgia National Common Stock on a stand alone basis to the equivalent performance earnings per share of SouthTrust Common Stock which would be received in the Merger. This resulted in an earnings increase of 26% in 1998 for Georgia National shareholders in the combined company.

         Jernigan also evaluated the effect of the Merger on book value per share. Assuming a consummation in the fourth quarter and using the above described earning estimates, the Merger would result in an increase of 19.8% in book value for Georgia National shareholders.

         Jernigan compared the amount of dividends expected to be paid on Georgia National Common Stock prior to the signing of the Agreement to the expected dividend to be paid on a performance basis post Merger and determined that the Merger would result in an increase in dividends of 90% for Georgia National shareholders.

         Analysis of Selected Comparable Mergers and Acquisitions: Jernigan reviewed recent mergers involving southeastern banks and bank holding companies. No transaction was considered identical to the Merger; therefore, the means and medians of the overall transactions multiples are more relevant than the multiples for any specific transaction. Jernigan calculated a mean market value multiple of latest twelve-month net income of 24.2 times, latest reported book value median of 2.9 times, latest reported median of total assets of 23.5% and latest reported median percent of total deposits of 27.9%. As noted above, Georgia National's transaction multiples are 24 times latest twelve month earnings for the period ended June 30, 1998, 3.0 times stated book value as of June 30, 1998, 32.1% of total assets and 36.5% of total deposits as of June 30, 1998.

         Discounted Cash Flow Analysis: Jernigan performed a discounted cash flow analysis of the present value of projected cash flow from dividends and the present value of the estimated terminal value for Georgia National Bank assuming it was sold at year end 2003. In performing this analysis, discount rates of 12% to 14% and terminal multiples of 10.0 times to 12.0 times were used. This analysis resulted in a range of per share values of $13.36 to $16.74.

         In performing these analyses, Jernigan made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Georgia National or SouthTrust. The analyses performed by Jernigan are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Jernigan's analysis of the fairness, from a financial point of view, of the consideration to be paid by SouthTrust. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

         As noted above, Georgia National originally retained Jernigan in October of 1997 to provide financial advisory services. As the Georgia National Board of Directors began to consider the possibilities of merging Georgia National with another institution in more detail, Georgia National entered into a subsequent letter agreement with Jernigan, dated January 21, 1998. Pursuant to this agreement, Georgia National agreed to pay Jernigan a fee equivalent to one-half of one percent of the fair market value of the aggregate consideration realized by the shareholders of Georgia National. Georgia National has also agreed to reimburse Jernigan for approved expenses associated with the transaction, and to indemnify Jernigan against certain liabilities arising out of Jernigan's engagement.

         Georgia National retained Jernigan based upon Jernigan's experience and expertise. Jernigan has experience in assisting clients, including banks and bank holding companies, in investigating their strategic options. Jernigan also has experience in the valuation of businesses and securities in connection with mergers and acquisitions.

INTERESTS OF CERTAIN NAMED PERSONS IN THE MERGER

General

         Certain members of Georgia National management and of Georgia National's Board of Directors have interests in the Merger that are in addition to any interests they may have as shareholders of Georgia National generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification of Georgia National's directors and officers, directors' and officers' liability insurance, and certain severance and other employee benefits, as described below.

         SouthTrust has agreed in the Merger Agreement that it will, for six (6) years after the Effective Time of the Merger, indemnify, defend and hold harmless each person entitled to indemnification from Georgia National, the Bank or any of their respective subsidiaries, against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by the Merger Agreement) to the same extent and subject to the conditions set forth in the Certificates or Articles of Incorporation or Association of Georgia National, the Bank or any of their respective subsidiaries, as may be applicable, and Bylaws, in each case as in effect on the date of the Merger Agreement. SouthTrust has also generally agreed to use its reasonable efforts to maintain the existing directors' and officers' liability insurance policy or policies of Georgia National, the Bank and their respective subsidiaries for three years after the Effective Time of the Merger, subject to certain limitations.

         Following the Effective Time of the Merger and subject to certain conditions described below, SouthTrust has agreed that the officers and employees of Georgia National or the Bank who SouthTrust or any of its affiliates employs will be eligible to participate in the employee benefits plans of SouthTrust, including welfare and fringe benefit plans, on the same basis and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust, except that (i) with respect to SouthTrust's group health plan, SouthTrust will credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under Georgia National's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's group medical benefits plan for such current year, and SouthTrust will not apply any waiting period (including, but not limited to, waiting periods for pre-existing conditions) of a duration greater than the duration of the corresponding waiting period, if any, under Georgia National's group health plan in effect prior to the Effective Time of the Merger; and (ii) credit for each such employee's past service with Georgia National or the Bank prior to the Effective Time of the Merger will be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals in accordance with the established policies of SouthTrust; (2) establishing eligibility for participation in, and vesting under, SouthTrust's employee benefits plans and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service (except that such credit for past service will not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust); and (3) determining satisfaction of applicable waiting periods under said plans for pre-existing conditions.

         The Merger Agreement further provides that the Georgia National Bancorp, Inc. 401(k) Profit Sharing Plan (the "Georgia National Profit Sharing Plan") will either be merged into the SouthTrust Corporation Employees' Profit Sharing Plan (the "ST Profit Sharing Plan") as of January 1 of the year following the Effective Time of the Merger or, if so elected by SouthTrust, terminated as of a date prior to the Effective Time of the Merger. From and after the January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under, both the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") and the ST Profit Sharing Plan, employment by Georgia National and Georgia National's subsidiaries will be credited as if it were employment by SouthTrust, but such service will not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

Employment Agreements for Certain Executive Officers

         Georgia National has previously entered into employment agreements with each of William S. Huggins, President and CEO of Georgia National and the Bank, Thomas Z. Lanier, Executive Vice President and Senior Loan Officer of the Bank, and Michael R. Carson, Senior Vice President and Cashier of the Bank and Secretary of Georgia National (Messrs. Huggins, Lanier and Carson are sometimes referred to collectively as the "Executives"). These employment agreements were amended in connection with the execution of the Merger Agreement, to take effect as of the Effective Time of the Merger. In the event the Merger is not consummated by the parties, the amendments will be void and of no effect.

         Mr. Huggins' employment agreement, as amended, provides that in the event of a change in control of Georgia National, Mr. Huggins will be entitled, for a period beginning twenty days prior to, and ending three months after, the closing date of the transaction effecting the change in control to terminate his employment agreement and receive an amount equal to his then current monthly salary multiplied by the greater of (i) the number of months remaining in the term of his agreement or (ii) 12 months. He will also be entitled to continue to receive benefits. In the amendment to his employment agreement, Mr. Huggins has agreed that any termination, as described above, will not be effective until 110 days following the date that notice of such termination is delivered to his employer. Mr. Huggins' employment agreement further provides that a cash bonus in the amount of $32,000 will be paid to Mr. Huggins at the time bonus payments are made to similarly situated executives of SouthTrust and its affiliates, but in no event later than March 31,

1999, in the event Mr. Huggins remains employed under his employment agreement through December 31, 1998 (the "Year End Bonus"). In the event Mr. Huggins continues in the employment of ST-Bank after December 31, 1998, he will be entitled to participate in such bonus plans and programs as are available to similarly situated executive employees of SouthTrust and its affiliates on the same terms as such similarly situated executive employees. Mr. Huggins' employment agreement, as amended, also provides that Mr. Huggins may be terminated for "cause" (as defined in the employment agreement) without notice and without further obligation by SouthTrust or ST-Bank other than for monies already paid. In the event ST-Bank terminates Mr. Huggins without cause, however, Mr. Huggins will be entitled to be paid for the duration of his employment agreement, which is scheduled to terminate on December 31, 1999, with all other benefits as are then being provided to Mr. Huggins.

         Mr. Lanier's and Mr. Carson's employment agreements, as amended, provide for similar benefits as Mr. Huggins' employment agreement in the event of a change in control, although each of them will be entitled to receive such salary and benefits equal to 12 months worth of salary and benefits, regardless of the remaining term of their respective employment agreements. Mr. Lanier's employment agreement further provides for a Year End Bonus of $21,445 in the event he remains employed under his employment agreement through December 31, 1998, and Mr. Carson's employment agreement provides that he will receive a Year End Bonus of $14,045 in the event he remains employed under his employment agreement through December 31, 1998.

         In addition, each of the Executives has entered into an agreement (collectively, "Retention Bonus Agreements") with ST-Bank that provides that each Executive will receive a lump sum payment in the event he continues in the employment of ST-Bank through the expiration of the sixth full calendar month following the Merger. These lump sum payments are $259,600, $141,900 and $107,700 for Messrs. Huggins, Lanier and Carson, respectively. These payments are each subject to the further condition that in the event that such payments or any payments under the Executives' respective employment agreements, as amended, would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments or benefits under the Retention Bonus Agreement will be reduced until no portion of such payment or benefit is not deductible as a result of Section 280G of the Code, except that such a reduction may not exceed the payments that would otherwise be made under the applicable Retention Bonus Agreement. The determination as to whether any payment or benefit under a Retention Bonus Agreement will be nondeductible by reason of the provisions of Section 280G of the Code will be made by tax counsel selected by SouthTrust's independent auditors and acceptable to the Executive.

EFFECT OF THE MERGER ON GEORGIA NATIONAL COMMON STOCK

         Subject to approval of the Merger Agreement by the shareholders of Georgia National at the Special Meeting, the receipt of required regulatory approvals, and satisfaction of other conditions, Georgia National will be merged with and into ST-Sub pursuant to the Merger Agreement. At the Effective Time of the Merger, each share (excluding (i) shares held by any of Georgia National's subsidiaries or by SouthTrust or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and
(ii) shares dissenting from approval of the Merger Agreement) of Georgia National Common Stock will be converted into the right to receive 0.60 shares of SouthTrust Common Stock, subject to possible adjustment as described under "-Possible Conversion Ratio Adjustment."

         The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Georgia National Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sale price of SouthTrust Common Stock as reported by Nasdaq on the last trading day preceding the Effective Time of the Merger.

         Because, except as described below, the Conversion Ratio of shares of SouthTrust Common Stock for Georgia National Common Stock is fixed, it will not compensate Georgia National shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. Further, in the event the market price of SouthTrust Common Stock decreases after ________, 1998, the date of the Special Meeting, the value of the SouthTrust Common Stock to be received in the Merger in exchange for the Georgia National Common Stock would decrease below the value prevailing at the time the shareholders of Georgia National consider and act upon the proposal to approve and adopt the Merger Agreement. However, in the event the market price of SouthTrust Common Stock increases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Georgia National Common Stock would increase. Georgia National's shareholders are advised to obtain current market quotations for SouthTrust Common Stock. No assurance can be given as to the market prices of SouthTrust Common Stock on the date the Merger becomes effective or as to the market price of SouthTrust Common Stock thereafter.

POSSIBLE CONVERSION RATIO ADJUSTMENT

         The Merger Agreement provides that it may be terminated by the Georgia National Board, at its sole option, if either:

                  (i) both (a) the Average Closing Price on the Determination Date (i.e., the average last sale price of SouthTrust Common Stock for the 20 consecutive trading days ending on the fifth business day prior to the date on which the last required consent of any regulatory authority having authority over the Merger is received) is less than $38.14375 and (b) the number obtained by dividing the Average Closing Price on the Determination Date by $44.875 (the "Parent Ratio") is less than the number obtained by dividing the weighted average closing price per share of the common stocks of the Index Group on the Determination Date by the weighted average closing price per share of the common stocks of the Index Group on July 1, 1998, and subtracting 0.15 from this quotient (the "Index Ratio"); or

                  (ii) the Average Closing Price on the Determination Date is less than $33.65625;

provided, however, that the Merger Agreement would not be so terminated if SouthTrust elects, in its sole option, to increase the Conversion Ratio as set forth in the Merger Agreement and as illustrated below. There can be no assurance that the Georgia National Board would exercise its rights to terminate the Merger Agreement if a Termination Event (i.e., the condition in clauses (i) or (ii) above) exists and, if the Georgia National Board does elect to so terminate the Merger Agreement, there can be no assurance that SouthTrust would elect to increase the Conversion Ratio as provided in the Merger Agreement and as illustrated below.

         Certain possible effects of the above provisions on the Conversion Ratio may be illustrated by the following four scenarios:

                  (1) If the Average Closing Price on the Determination Date is not less than $38.14375, there would be no Termination Event and no adjustment to the Conversion Ratio.

                  (2) If the Average Closing Price on the Determination Date is less than $38.14375 and greater than $33.65625, but the Parent Ratio is equal to or greater than the Index Ratio, there would be no Termination Event and no increase in the Conversion Ratio.

                  (3) If the Average Closing Price on the Determination Date is less than $38.14375 and the Parent Ratio is less than the Index Ratio, there would be a Termination Event and the Georgia National Board could, at its sole option, elect to terminate the Agreement; provided that SouthTrust could, at its sole option, override such termination by electing to increase the Conversion Ratio to equal the lesser of (i) the result of dividing the product of $38.14375 and the Conversion Ratio (as then in effect) by the Average Closing Price on the Determination Date, and (ii) the result of dividing the product of the Index Ratio and the Conversion Ratio (as then in effect) by the Parent Ratio.

                  (4) If the Average Closing Price on the Determination Date is less than $33.65625, there would be a Termination Event and the Georgia National Board could, at its sole option, elect to terminate the Agreement;

         provided that SouthTrust could, at its sole option, override such termination by electing to increase the Conversion Ratio to equal the quotient obtained by dividing the product of $33.65625 and the Conversion Ratio (as then in effect) by the Average Closing Price on the Determination Date.

         If there were to be a Termination Event described in both paragraphs
(3) and (4) above, the Georgia National Board could elect which Termination Event to assert. The above scenarios are for illustrative purposes only and are not intended to, and do not, reflect the value of the SouthTrust Common Stock that may actually be received by holders of Georgia National Common Stock in the Merger, nor do they reflect all possible termination/increase scenarios.

         Georgia National shareholders should be aware that the Average Closing Price on the Determination Date on which the occurrence of a Termination Event and the subsequent increase, if any, in the Conversion Ratio may be determined, will be based on the average of the last reported sale prices of SouthTrust Common Stock during a 20 consecutive trading day period ending at the close of trading on the Determination Date. Accordingly, because the market price of SouthTrust Common Stock between the Determination Date and the Effective Time of the Merger, as well as on the date certificates representing shares of SouthTrust Common Stock are delivered in exchange for shares of Georgia National Common Stock following consummation of the Merger, will fluctuate, the value of the SouthTrust Common Stock actually received by holders of Georgia National Common Stock may be more or less than (i) the Average Closing Price on the Determination Date, or (ii) the value of the SouthTrust Common Stock at the Effective Time resulting from the Conversion Ratio or any possible adjustment to the Conversion Ratio as illustrated above.

         The Index Group consists of 17 bank holding companies selected by SouthTrust and Georgia National as being directly relevant for purposes of distinguishing changes in SouthTrust's stock prices that are unique from those reflective of general changes in comparable companies. The 17 bank holding companies are AmSouth Bancorporation, BB&T Corporation, Compass Bancshares, Inc., Fifth Third Bancorp, First American Corporation, First Security Corporation, First Tennessee National Corporation, First Virginia Banks, Inc., Hibernia Corporation, Huntington Banchares, Inc., Mercantile Bancorporation, Inc., Regions Financial Corporation, Star Banc Corporation, Summit Bancorp, SunTrust Banks, Inc., Union Planters Corporation, and Wachovia Corporation. If SouthTrust or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between July 1, 1998 and the Determination Date, the prices of SouthTrust Common Stock or such other common stocks shall be appropriately adjusted for all purposes, including determining whether there is a Termination Event or determining any possible increase in the Conversion Ratio as illustrated above (and, in the case of any such transaction by SouthTrust, the Conversion Ratio also shall be appropriately adjusted). In the event there shall have been, between July 1, 1998 and the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of July 1, 1998, or if the common stock of one of the listed companies ceases to be publicly traded, such company will be removed from the Index Group and the weights will be redistributed proportionately for purposes of computing the Index Price (which, as described above, is used to determine the Index Ratio which in turn is used in determining whether there has been a Termination Event and, in the case of a Termination Event described in (3) above, is used to determine the increase in the Conversion Ratio, if any).

         It is not possible to know whether a Termination Event will occur until after the Determination Date. The Georgia National Board has made no decision as to whether to exercise its termination right in such situation. The Georgia National Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the shareholders of Georgia National at the Special Meeting will confer on the Georgia National Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event whether or not there is any increase in the Conversion Ratio and without any further action by, or resolicitation of, the shareholders of Georgia National. If the Georgia National Board elects to exercise its termination right, Georgia National must give SouthTrust prompt notice of that decision during a ten-day period following the Determination Date, but the Georgia National Board may withdraw such notice, at its sole option, at any time during such ten-day period. During the five-day period commencing with receipt of such notice, SouthTrust has the option, in its sole discretion, to increase the Conversion Ratio in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid such termination of the Agreement. SouthTrust is under no obligation to increase the Conversion Ratio, and there can be no assurance that

SouthTrust would elect to increase the Conversion Ratio if the Georgia National Board were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by SouthTrust in light of the circumstances existing at the time SouthTrust has the opportunity to make such an election. If SouthTrust elects to increase the Conversion Ratio as set forth in the Merger Agreement and as illustrated above, it must give Georgia National prompt notice of that election and such increased Conversion Ratio, in which case no termination of the Agreement would occur as a result of a Termination Event.

         The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement (a copy of which is set forth as Exhibit A to this Proxy Statement/Prospectus) relating to possible increase in the Conversion Ratio as the result of a Termination Event.

EFFECT OF THE MERGER ON GEORGIA NATIONAL STOCK OPTIONS

         At the Effective Time of the Merger, all rights with respect to shares of Georgia National Common Stock issuable pursuant to the exercise of stock options ("Georgia National Stock Options") granted by Georgia National under the stock option plans of Georgia National ("Georgia National Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not exercisable, will be assumed by SouthTrust in accordance with the terms of the particular Georgia National Stock Option Plan under which such Georgia National Stock Options were issued, and will become rights with respect to SouthTrust Common Stock on a basis adjusted to reflect the Conversion Ratio. From and after the Effective Time of the Merger, (i) each Georgia National Stock Option assumed by SouthTrust may be exercised solely for shares of SouthTrust Common Stock,
(ii) the number of shares of SouthTrust Common Stock subject to such Georgia National Stock Option shall be equal to the number of shares of Georgia National Common Stock subject to such Georgia National Stock Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio, and (iii) the per share exercise price under each such Georgia National Stock Option shall be adjusted by dividing the per share exercise price under each such Georgia National Stock Option by the Conversion Ratio and rounding up to the nearest cent.

         As soon as practicable after the Effective Time of the Merger, SouthTrust has agreed in the Merger Agreement to file a registration statement on Form S-3 or Form S-8, as the case may be, with respect to the shares of SouthTrust Common Stock subject to the Georgia National Stock Options and to use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the Georgia National Stock Options remain outstanding.

         It is intended that such assumption of Georgia National Stock Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") as to any stock option which is an incentive stock option as defined in
Section 422 of the Code. All restrictions or limitations on transfer with respect to shares of Georgia National Common Stock awarded under a Georgia National Stock Option Plans ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the shares of SouthTrust Common Stock into which such Restricted Stock is converted unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the Registration Statement filed by SouthTrust of which this Proxy Statement/Prospectus is a part.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger will be the later of the date and time at which the following actions are completed: (i) the Articles of Merger are filed and become effective with the Secretary of State of the State of Georgia and (ii) the Articles of Merger are filed and become effective with the Secretary of State of the State of Alabama, unless in each case a later date is specified in such Articles. Unless otherwise agreed upon by Georgia National and SouthTrust, and subject to the conditions to the obligations of the parties to effect the Merger, the parties to the Merger will cause the Effective Time of the Merger to occur on the first business day following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent of any regulatory authority required for the Merger, and
(ii) the date on which the shareholders of Georgia National approve the matters relating to the Merger Agreement required to be approved by such shareholders by applicable law.

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
         NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER AND REGULATORY APPROVALS WILL BE OBTAINED OR THAT OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. GEORGIA NATIONAL AND SOUTHTRUST ANTICIPATE THAT ALL CONDITIONS TO CONSUMMATION OF THE MERGER WILL BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED ON OCTOBER 23, 1998. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

         The Board of Directors of either Georgia National or SouthTrust generally may terminate the Agreement if the Merger is not consummated by January 31, 1999, unless the failure to consummate by that date is the result of a breach of any of the representations, warranties, covenants or other agreements contained in the Merger Agreement by the party electing to terminate. See "- Regulatory Approvals and Certain Other Conditions to Consummation of the Merger; Waiver and Amendment" and "- Termination."

EXCHANGE OF STOCK CERTIFICATES

         Promptly after the Effective Time of the Merger, SouthTrust and Georgia National will cause the exchange agent selected by SouthTrust (the "Exchange Agent") to mail to each former holder of record of shares of Georgia National Common Stock appropriate transmittal materials for use in exchanging their certificates formerly representing shares of Georgia National Common Stock for exchange and conversion in accordance with the procedures provided for herein and in the Merger Agreement. The letter of transmittal will specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent. GEORGIA NATIONAL SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS. After the Effective Time of the Merger, each holder of shares of Georgia National Common Stock shall surrender the certificates representing such shares to the Exchange Agent and shall promptly receive in exchange therefor the SouthTrust Common Stock, together with all undelivered dividends or distributions in respect of such shares (without interest thereon), and cash in lieu of any fractional shares of SouthTrust Common Stock to which such shareholder may otherwise be entitled. Until the stock certificates evidencing the shares of Georgia National Common Stock are surrendered pursuant to the Merger Agreement, no SouthTrust Common Stock will be delivered or remitted to such holders. In addition, holders of shares of Georgia National Common Stock will not be entitled to receive any interest respecting any dividends or distributions payable in respect of shares of SouthTrust Common Stock, or on any cash in lieu of fractional shares. Neither SouthTrust nor the Exchange Agent shall be liable to a holder of Georgia National Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

         Whenever a dividend or other distribution is declared by SouthTrust on SouthTrust Common Stock, the record date of which is at or after the Effective Time of the Merger, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement, but, after the Effective Time of the Merger, no dividend or other distribution payable after the Effective Time of the Merger with respect to SouthTrust Common Stock will be paid to the holder of any certificate representing shares of Georgia National Common Stock issued and outstanding at the Effective Time of the Merger until the holder duly surrenders such certificate. Upon surrender of such Georgia National Common Stock certificate, however, both the SouthTrust Common Stock certificate, together with all undelivered dividends or other distributions (without interest thereon), and any undelivered cash payments to be paid in lieu of fractional shares (without interest thereon) will be delivered and paid with respect to each share represented by such certificate.

         After the Effective Time of the Merger, there will be no transfers of shares of Georgia National Common Stock on Georgia National's stock transfer books. If certificates formerly representing shares of Georgia National Common Stock are presented for transfer after the Effective Time of the Merger, they will be canceled and exchanged for shares of SouthTrust Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of Georgia National who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of Georgia National and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of Georgia National may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act, or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Since the aggregate number of shares of SouthTrust Common Stock to be issued in the Merger is less than any applicable volume limitation under Rule 145, an affiliate of Georgia National who otherwise complies with Rule 145, subject to the undertaking described below, will be free to resell, during any given three-month period, all of the shares of SouthTrust Common Stock received by such affiliate in the Merger.

         This Proxy Statement/Prospectus does not cover any resales of SouthTrust Common Stock received by persons who may be deemed to be affiliates of Georgia National or SouthTrust.

         Georgia National has caused each person identified by Georgia National as an affiliate to execute a written agreement in the form provided for in the Merger Agreement providing that such affiliate will not sell, transfer or otherwise dispose of such shares of SouthTrust Common Stock to be received by such affiliate upon consummation of the Merger, except (i) in compliance with the Securities Act or the rules and regulations thereunder, and (ii) until such time as financial results covering at least 30 days of combined operations of Georgia National and SouthTrust have been published within the meaning of
Section 201.01 of the Commission's Codification of Financial Reporting Policies.

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust as a pooling of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of Georgia National and SouthTrust will be carried forward at their previously recorded amounts. The Merger Agreement provides, as a condition of both SouthTrust's and Georgia National's obligations to consummate the Merger, that none of SouthTrust, Georgia National or the Bank will have taken any action that would materially impede the ability of SouthTrust to account for the Merger as a pooling of interests. The Merger Agreement also provides that, as a condition of SouthTrust's obligations to consummate the Merger, that SouthTrust, in the exercise of its reasonable discretion, shall not have determined that the transactions contemplated by the Merger Agreement would fail to qualify for pooling of interests accounting treatment. For information concerning certain restrictions to be imposed on the transferability of the shares of SouthTrust Common Stock received by the affiliates of Georgia National in the Merger in order, among other things, to assure the availability of pooling of interests accounting treatment, see "- Resale of SouthTrust Common Stock Received in the Merger."

REGULATORY APPROVALS AND CERTAIN OTHER CONDITIONS TO THE MERGER; WAIVER AND AMENDMENT

         The respective obligations of SouthTrust and Georgia National to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger, (ii) the approval of the Merger Agreement by the requisite vote of Georgia National shareholders, and (iii) certain other conditions as described in more detail below.

         Applications for the approvals described below have been submitted to the appropriate regulatory agencies. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVALS. There also can be no assurance that any such approvals will not impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of either SouthTrust or Georgia National would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement.

         Georgia National and SouthTrust are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it currently is contemplated that such approval or action would be sought.

         Consummation of the Merger is subject to receipt of certain regulatory approvals, including, ordinarily, the prior approval by the Federal Reserve Board under the Bank Holding Company Act. Pursuant, however, to the Federal Reserve Board's Regulation Y, where (i) the merger of a company
(i.e., Georgia National) controlling a bank (i.e., Bank) with a bank holding company (i.e., ST-Sub) is part of a merger of such bank with an operating subsidiary bank of the acquiring bank holding company (i.e., ST-Bank), (ii) the bank merger and bank holding company merger occur simultaneously, (iii) the transaction requires the prior approval of a federal supervisory agency, (iv) the transaction does not involve the acquisition of any non-bank company that would require prior approval pursuant to Section 4 of the Bank Holding Company Act, and (v) the acquiring bank holding company meets the Federal Reserve Board's capital adequacy guidelines, no Federal Reserve Board approval is required if ten day's prior notice of the transaction is given to the applicable Federal Reserve Bank, and within such ten-day period such Federal Reserve Bank has not informed the acquiring bank holding company that an application under Regulation Y is required.

         In connection with the Merger, it is contemplated that, contemporaneously with or following the Effective Time of the Merger , the Bank will be merged into ST-Bank whereupon the Bank will cease to be a separate entity. Because ST-Bank, the surviving bank in that transaction, is a national bank, the merger of the banking subsidiaries will be subject to the approval of the Comptroller under the Bank Merger Act, which prohibits the merger or consolidation of any insured institution with any other depository institution without the approval of the insured institution's primary federal supervisory regulatory agency. SouthTrust has given the required notice of the Subsidiary Merger to the Federal Reserve Bank of Atlanta. The Deputy Secretary of the Federal Reserve Board, acting under delegated authority, informed SouthTrust on August 21, 1998 that, based on review of the notice given to the Federal Reserve Bank of Atlanta, the Federal Reserve Board does not object to the Merger and that no Federal Reserve Board approval will be required for the Merger if the Subsidiary Merger is approved by the Comptroller. On August 5, 1998, ST-Bank submitted to the Comptroller an application seeking approval of the Subsidiary Merger.

         The approval standards to be applied by the Comptroller under the Bank Merger Act and by the Federal Reserve Board under Section 3 of the Bank Holding Company Act are the same. The Bank Merger Act requires that the Comptroller take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. In essence, the Comptroller will deny approval of the Subsidiary Merger (i) if such transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) if the effect of such transaction in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the relevant regulatory agency finds that the anti-competitive effects of such merger are clearly outweighed by the public interest and by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Merger Act, the Comptroller also considers whether the proposed transaction can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices. The Comptroller has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977. In addition, the Subsidiary Merger may not be consummated until the 30th day following the date of the approval of the Comptroller, during which period the United States Department of Justice may comment adversely on the transaction or challenge the Subsidiary Merger on antitrust grounds. However, the Subsidiary Merger may be consummated on or after the 15th day following the date of the approval of the Comptroller if the Comptroller does not receive any adverse comments from the United States Attorney General and the United States Attorney General consents to the shorter period. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically orders otherwise.

         The Merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained, and, if the Merger is approved, there can be no assurance as to the date of any such approval. There also can be no assurance that the United States Department of Justice or a State Attorney General will not challenge the Merger or, if such a challenge is made, as to the result thereof.

         Approval by the Comptroller of the Subsidiary Merger is not a condition to the obligation of SouthTrust to consummate the Merger. Accordingly, it is possible that, if all conditions to the respective obligations of SouthTrust and Georgia National to consummate the Merger are satisfied, but the regulatory approvals with respect to the Subsidiary Merger have not been obtained, the Merger could be consummated even though consent to the Subsidiary Merger were to be delayed. In such case, however, prior approval by the Federal Reserve Board under the Bank Holding Company Act would have to be obtained for the Merger itself.

         In addition to receipt of all necessary regulatory approvals and the expiration of all required notice and waiting periods following the granting of such approvals, and the approval of the Merger Agreement by the requisite vote of the shareholders of Georgia National, consummation of the Merger is subject to the satisfaction of certain other conditions on or before the Effective Time of the Merger. Such additional conditions include, among others, the following:

                  (i) The Registration Statement will be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement will have been issued and no proceeding by the Commission or any other regulatory authority to suspend the effectiveness thereof will have been initiated or threatened;

                  (ii) The representations and warranties of SouthTrust, ST-Sub and Georgia National, respectively, made in the Merger Agreement and assessed as of the time of the Merger Agreement and the Effective Time of the Merger will be accurate to the extent provided for in the Merger Agreement, except for inaccuracies which, in the aggregate, are not reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement) on the party making the representations and warranties;

                  (iii) SouthTrust, ST-Sub and Georgia National, respectively, will have performed, and complied with, in all material respects all of their respective agreements and covenants pursuant to the Merger Agreement;

                  (iv) Georgia National will have received opinions of Bradley Arant Rose & White LLP, counsel to SouthTrust and ST-Sub, as to certain matters including certain tax matters (see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES");

                  (v) No court or governmental or regulatory authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law, statute, regulation or order or taken any other action which prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

                  (vi) The shares of SouthTrust Common Stock issuable pursuant to the Merger will have been approved for listing on Nasdaq;

                  (vii) SouthTrust, in the exercise of its reasonable discretion, will not have determined that the transactions contemplated by the Merger Agreement fail to qualify for pooling of interests accounting treatment; and

                  (viii) In the case of SouthTrust's obligations, the holders of not more than 5% of the outstanding shares of Georgia National Common Stock will have taken appropriate steps to dissent from the Merger.

         At any time before the Effective Time of the Merger, any party to the Merger Agreement may waive in writing any provision of the Merger Agreement. In addition, any provision of the Merger Agreement may be amended by written instruments signed on behalf of each of the parties thereto.

TERMINATION

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger in any of the following ways:

                  (i) by the mutual consent in writing of the Board of Directors of SouthTrust, ST-Sub and Georgia National; or

                  (ii) by the Board of Directors of SouthTrust, ST-Sub or Georgia National if the Merger shall not have occurred on or prior to January 31, 1999, provided that the failure to consummate the Merger on or before such date is not accompanied by any breach of any of the representations, warranties, covenants or other agreements contained within the Merger Agreement by the party electing to terminate; or

                  (iii) by the Board of Directors of SouthTrust, ST-Sub or Georgia National (provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy; or

                  (iv) by the Board of Directors of SouthTrust, ST-Sub or Georgia National (provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement) in the event of a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

                  (v) by the Board of Directors of SouthTrust, ST-Sub or Georgia National in the event that (i) any consent of any regulatory authority required for consummation of the Merger and the other transactions contemplated thereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Georgia National fail to vote their approval of the Merger Agreement and the Merger and the transactions contemplated thereby as required by applicable law; or

                  (vi) by the Board of Directors of SouthTrust, ST-Sub or Georgia National (provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by (v) above) cannot be satisfied or fulfilled by January 31, 1999; or

                  (vii) by Georgia National if certain conditions with respect to the price of SouthTrust Common Stock are not met and certain adjustments to the Conversion Ratio are not made by SouthTrust. See "-Possible Conversion Ratio Adjustment."

         In the event of the termination and abandonment of the Merger Agreement pursuant to the above, the Agreement shall terminate and have no effect, except that certain representations and warranties regarding confidentiality obligations and provisions regarding indemnification and construction of the Merger Agreement shall survive any such termination and abandonment.

          The Stock Option Agreement is governed by its own terms as to termination. See "THE MERGER - Stock Option Agreement" and "THE MERGER - Termination."

CERTAIN EXPENSES

         The Merger Agreement provides that SouthTrust and Georgia National will solely and entirely bear their own expenses incurred in connection with or related to the authorization, preparation and execution of the Merger Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated thereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either party or its affiliates.

RIGHTS OF DISSENT AND APPRAISAL

         Holders of Georgia National Common Stock are entitled to dissent from the Merger and receive in cash the fair value, as of immediately before the Effective Time of the Merger, of the shares of Georgia National Common Stock held by such shareholders pursuant to Sections 14-2-1301 to 14-2-1332 of the Georgia Business Corporation Code (the "Georgia Dissent Provisions"), which sections are reprinted in their entirety in Exhibit D to this Proxy Statement/Prospectus. Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger. The appraisal value of the Georgia National Common Stock may differ from the consideration that a shareholder of Georgia National is entitled to receive in the Merger. All references in Sections 14-2-1301 to 14-2-1332 and in this summary to a "shareholder" are to the record holders of Georgia National Common Stock as to which dissenters' rights are asserted. A person having a beneficial interest in shares of Georgia National Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

         The following is a summary of the Georgia Dissent Provisions. This summary is qualified in all respects by reference to the Georgia Dissent Provisions themselves, the full text of which is annexed hereto as Exhibit D.

         Under the Georgia Dissent Provisions, a shareholder of Georgia National who wishes to assert dissenters' rights (i) must file with Georgia National, prior to the Special Meeting, or at the Special Meeting but before the vote is taken, written notice of the shareholder's intent to demand payment for his or her shares; and (ii) must refrain from voting in favor of the Merger. Within ten
(10) days after the date of the Special Meeting, Georgia National must give the dissenting shareholder written notice of authorization of the Merger by the shareholders setting forth (A) where the payment demand must be sent, (B) the date by which the payment demand must be received, which date may not be fewer than thirty (30) nor more than sixty (60) days after the notice is sent, and (C) a copy of the Georgia Dissent Provisions. The dissenting shareholder must file with Georgia National a demand for payment of the fair value of his or her shares in accordance with the terms of the notice. Any dissenting shareholder filing a payment demand must deposit his or her certificates with Georgia National simultaneously with the filing of the demand for payment. A record shareholder may dissent as to less than all of the shares of Georgia National Common Stock held by him or her, only if such shareholder dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies Georgia National in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. In the event of such partial dissent, the shareholder is treated as two separate shareholders.

         Within ten (10) days after the later of the expiration of the period in which the dissenting shareholder may file a notice of election to dissent, or the Effective Time of the Merger, the Surviving Corporation is required to make a written offer to each dissenting shareholder to purchase the shares of Georgia National Common Stock at a price deemed by the Surviving Corporation to be the fair value of such shares plus accrued interest. The offer of payment must be accompanied by the corporation's financial statements as of a fiscal year ending not more than 16 months before the date of payment, the latest available interim financial statements, if any, and an explanation of how the interest was calculated. If, within thirty (30) days after the making of such offer, any shareholder accepts the same, payment therefor shall be made within sixty (60) days after the later of the date such offer was made or the consummation of the Merger. If the dissenting shareholder fails to respond to the offer within said thirty (30) day period, the dissenting shareholder will have been deemed to have accepted such offer, and the Surviving Corporation must make payment within said sixty (60) day period. However, if the Surviving Corporation and the dissenting shareholder are unable to agree with respect to a price, then the Surviving Corporation, within sixty (60) days after receipt of written demand from such dissenting shareholder, shall file an action in a court of competent jurisdiction in the county in which Georgia National maintained its registered office requesting that the fair value of the shares of Georgia National Common Stock be found and determined. If the Surviving Corporation shall fail to institute such proceedings, it shall pay each dissenting shareholder whose demand remains unsettled the amount demanded by such shareholder. All dissenting shareholders are deemed to be parties to the proceeding as an action against their shares. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

         The cost and expenses of any such dissent proceeding shall be determined by the court and shall be assessed against the Surviving Corporation, but all or any part of such costs and expenses may be apportioned and assessed against the dissenting shareholders, in such amount as the court deems equitable, if the court determines that the Surviving Corporation made an offer to the dissenting shareholders and the shareholders' failure to accept such offer was arbitrary or vexatious and not in good faith. The expenses awarded by the court may include compensation for reasonable fees and expenses of any appraiser, counsel or experts employed by any party to the proceedings. Upon payment by the Surviving Corporation of the fair value of the shares, as determined by the court, the dissenting shareholder will cease to have any interest in the shares of Georgia National Common Stock.

         The foregoing is only a summary of the Georgia Dissent Provisions. Each Georgia National shareholder is urged to read the Georgia Dissent Provisions attached as Exhibit D carefully and to seek competent legal advice regarding such dissent and appraisal rights.

CONDUCT OF BUSINESS BY GEORGIA NATIONAL PENDING THE MERGER

         The Merger Agreement provides that, until the Effective Time of the Merger, Georgia National will and will cause its subsidiaries to (i) operate its business only in the usual, regular and ordinary course, consistent with past practice and prudent banking and business principles, (ii) use its best efforts to maintain and preserve intact its business organization and employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of Georgia National or SouthTrust to obtain any regulatory approval or other approvals required for the consummation of the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement. The Merger Agreement further provides that, until the Effective Time of the Merger, Georgia National will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following without the prior written consent of SouthTrust:

         (1) amend its Articles of Incorporation or Bylaws or the Articles of Association or Bylaws of the Bank;

         (2) except for the issuance of shares pursuant to the terms of outstanding options to purchase Georgia National Common Stock, change the number of shares of Georgia National Common Stock authorized, issued or outstanding, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Georgia National, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Georgia National; provided, however, that Georgia National may (to the extent it is legally able to do so by applicable law), but shall not be obligated to, declare and pay a dividend with respect to the outstanding capital stock of Georgia National in an amount per share that does not exceed the product of the per share amount of any dividend declared by SouthTrust with respect to each SouthTrust Share during the period from the date of the Merger Agreement to the Effective Time of the Merger multiplied by the Conversion Ratio; and, provided, always, that any such dividend declared by Georgia National must be declared in accordance with the dividend policy of Georgia National existing at the date of the Merger Agreement and with past practice;

         (3) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (4) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1997, and disclosed pursuant to the Merger Agreement and other than expenditures necessary to maintain existing assets in good repair;

         (5) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein or any tangible or intangible personal property having a book value in excess of or in exchange for consideration in excess of $25,000 for each such parcel or interest other than in the ordinary course of business for reasonable and adequate consideration;

         (6) pay any bonuses to any executive officer or director except pursuant to the terms of an enforceable agreement as disclosed in the Merger Agreement; enter into any new, or amend in any respect any existing employment, consulting, non-competition or independent contractor agreement with any person, except as may be required by law; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law or to maintain the tax qualified status of any such plan; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (7) enter into or extend any agreement, lease or license relating to real property, tangible or intangible personal property or any service or other function (including, without limitation), data processing or bankcard functions relating to Georgia National, the Bank or any of their respective subsidiaries that involves an aggregate of $25,000;

         (8) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Georgia National and the Bank's past practices;

         (9) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any Derivative Contract (as defined in the Merger Agreement);

         (10) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing subsidiaries of Georgia National or the Bank which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by the Merger Agreement; or

         (11) commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Georgia National, the Bank or any of their respective subsidiaries for material money damages or restrictions upon any of their operations.

BUSINESS AND MANAGEMENT OF GEORGIA NATIONAL FOLLOWING THE MERGER; PLANS FOR BUSINESS OF GEORGIA NATIONAL

         Upon consummation of the Merger, Georgia National will be merged with and into ST-Sub, with ST-Sub being the surviving corporation in the Merger (the surviving corporation being sometimes referred to herein as the "Surviving Corporation"). As of the Effective Time of the Merger, it is anticipated that the Board of Directors of the Surviving Corporation will consist of those persons who are serving as directors of ST-Sub as of the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. It is further anticipated that the officers of the Surviving Corporation will be those persons serving as officers of ST-Sub as of the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

         Simultaneously with, or following, the Merger, the Bank will be merged with and into ST-Bank in the Subsidiary Merger, provided that required regulatory approvals are obtained. Upon consummation of the Subsidiary Merger, it is anticipated that the Board of Directors of ST-Bank, as the surviving entity in the Subsidiary Merger, will consist of those persons who are serving as directors of ST-Bank as of the effective time of the Subsidiary Merger, and such other persons as may be designated in writing by SouthTrust at or prior to such time. It is further anticipated that the officers of ST-Bank, as the surviving entity in the Subsidiary Merger, will be those persons serving as officers of ST-Bank at the effective time of the Subsidiary Merger and such other persons as may be designated in writing by SouthTrust at or prior to the effective time of such merger.

         After the Effective Time of the Merger, the Surviving Corporation will operate as a subsidiary corporation of SouthTrust, acting as a holding company for its banking operations. After the effectiveness of the Subsidiary Merger, the operations of the Bank will be integrated into the operations of ST-Bank, with efforts directed toward preserving the existing customer and banking relationships of the Bank as part of ST-Bank.

         Following the Effective Time of the Merger and subject to certain conditions described below, SouthTrust has agreed that the officers and employees of Georgia National or the Bank who SouthTrust or any of its affiliates employs will be eligible to participate in the employee benefits plans of SouthTrust, including welfare and fringe benefit plans, on the same basis and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust, except that (i) with respect to SouthTrust's group health plan, SouthTrust will credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under Georgia National's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's group medical benefits plan for such current year, and SouthTrust will not apply any waiting period (including, but not limited to, waiting periods for pre-existing conditions) of a duration greater than the duration of the corresponding waiting period, if any, under Georgia National's group health plan in effect prior to the Effective Time of the Merger; and (ii) credit for each such employee's past service with Georgia National or the Bank prior to the Effective Time of the Merger will be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals in accordance with the established policies of SouthTrust; (2) establishing eligibility for participation in, and vesting under, SouthTrust's employee benefits plans and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service (except that such credit for past service will not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust); and (3) determining satisfaction of applicable waiting periods under said plans for pre-existing conditions.

         The Merger Agreement further provides that the Georgia National Bancorp, Inc. 401(k) Profit Sharing Plan (the "Georgia National Profit Sharing Plan") will either be merged into the SouthTrust Corporation Employees' Profit Sharing Plan (the "ST Profit Sharing Plan") as of January 1 of the year following the Effective Time of the Merger or, if so elected by SouthTrust, terminated as of a date prior to the Effective Time of the Merger. From and after the January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under, both the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") and the ST Profit Sharing Plan, employment by Georgia National and Georgia National's subsidiaries will be credited as if it were employment by SouthTrust, but such service will not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

STOCK OPTION AGREEMENT

         As an inducement and a condition to SouthTrust to enter into the Merger Agreement, SouthTrust and Georgia National entered into the Stock Option Agreement, whereby Georgia National granted SouthTrust an option entitling SouthTrust to purchase up to 325,090 shares (which will in no event exceed 19.9% of the issued and outstanding shares of Georgia National Common Stock) of Georgia National Common Stock, at a purchase price of $24.71 per share, under the circumstances described below. The following description of the Stock Option Agreement and the Stock Option does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement, which is incorporated herein by reference and attached hereto as Exhibit B.

         The Stock Option is exercisable only if a Purchase Event (as hereinafter defined) occurs after the date of the Stock Option Agreement and prior to the Effective Time of the Merger.

         The term "Preliminary Purchase Event" means any of the following events or transactions:

                  1) any person (other than SouthTrust or any subsidiary of SouthTrust) shall have commenced (as such term is defined in Rule 14d-2 promulgated under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Georgia National Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then-outstanding shares of Georgia National Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                  2) the holders of Georgia National Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Georgia National's Board of Directors shall have withdrawn or modified in a manner adverse to SouthTrust the recommendation of Georgia National's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than SouthTrust or any subsidiary of SouthTrust) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction (as hereinafter defined), (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under Georgia banking or corporate law or any other applicable law seeking approval to engage in an Acquisition Transaction.

         The term "Purchase Event" means any of the following events subsequent to the date of the Stock Option Agreement:

                  (i) without SouthTrust's prior written consent, Georgia National shall have authorized, recommended, publicly proposed, or entered into an agreement with any person (other than SouthTrust or any subsidiary of SouthTrust) to effect an Acquisition Transaction. As used in the Stock Option Agreement, the term "Acquisition Transaction" means
         (A) a merger, consolidation, or similar transaction involving Georgia National or any of its subsidiaries (other than transactions solely between Georgia National's subsidiaries), (B) the disposition, by sale, lease, exchange, or otherwise, of assets of Georgia National or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Georgia National and its subsidiaries, or (C) the issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange, or any similar transaction) securities representing 20% or more of the voting power of Georgia National or any of its subsidiaries; or

                  (ii) any person (other than SouthTrust or any subsidiary of SouthTrust) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Rule 13d-5 promulgated under the Exchange Act), shall have been formed which beneficially owns, has the right to acquire beneficial ownership of, 20% or more (or, if such person or group is the beneficial owner of 20% or more on the date the Stock Option Agreement was executed, such person or group acquires an additional 5% or more) of the voting power of Georgia National or any of its significant subsidiaries.

         Georgia National shall notify SouthTrust promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Georgia National will not be a condition to the right of SouthTrust to exercise the Stock Option. Any purchase of Stock Option shares, upon exercise of the Option, will be subject to compliance with all applicable laws and any required regulatory approval.

         The Stock Option will terminate and be of no further force and effect upon the earliest to occur of: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the terms thereof, other than termination by SouthTrust for an uncured material breach or inaccuracy by Georgia National (a "Default Termination"), prior to the occurrence of a Purchase Event or a Preliminary Purchase Event; (iii) the close of business on the 365th day after a Default Termination; and (iv) the close of business on the 365th day after termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (each such event referred to herein as an "Exercise Termination Event").

         In the event of any change in Georgia National Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares subject to the Stock Option, and the purchase price thereof, will be adjusted appropriately.

         Upon the occurrence of a Repurchase Event (as defined below) that occurs prior to an Exercise Termination Event, at the request of SouthTrust, delivered prior to an Exercise Termination Event, Georgia National will, subject to regulatory restrictions, be obligated to repurchase the Stock Option and any shares of Georgia National Common Stock theretofore purchased pursuant to the Stock Option, at a specified price. As defined in the Stock Option Agreement, a "Repurchase Event" shall occur if (i) any person (other than SouthTrust or a SouthTrust subsidiary) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then-outstanding shares of Georgia National Common Stock, or (ii) any of the following transactions are consummated: (x) Georgia National consolidates with or merges into any person, other than SouthTrust or a subsidiary of SouthTrust, and shall not be the continuing or surviving corporation of such consolidation or merger, (y) Georgia National permits any person, other than SouthTrust or a SouthTrust subsidiary, to merge into Georgia National and Georgia National shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Georgia National Common Stock shall be changed into or exchanged for stock or other securities of Georgia National or any other person or cash or any other property or the outstanding shares of Georgia National Common Stock immediately prior to such Merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (z) Georgia National sells or otherwise transfers all or substantially all of its assets to any person, other than SouthTrust or a subsidiary of SouthTrust.

         In the event that prior to the exercise or termination of the Stock Option, Georgia National enters into an agreement to engage in any of the transactions described in clause (ii) of the definition of Repurchase Event above, SouthTrust will receive for each option share with respect to which the Stock Option has not been exercised a Substitute Option which will be issued by such entity as SouthTrust shall elect (pursuant to the Stock Option Agreement) and will have the same or substantially the same terms as the Stock Option.

         The Stock Option Agreement (and the Stock Option granted thereby) are exchangeable, without expense, at the option of SouthTrust for options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares purchasable under the Stock Option Agreement.

         Georgia National has agreed to comply with all reporting requirements and to do all such other things as may be necessary to permit the expeditious sale, at any time, of the Stock Option shares by the holder thereof. If a Registration Statement is required by the terms of the Stock Option Agreement, Georgia National shall use all reasonable efforts to make such registration statement become and remain effective and to obtain all consents or waivers required therefor. Georgia National has also agreed to indemnify the holder of the Stock Option shares with respect to certain expenses, losses, claims, damages and liabilities in connection which any such registration.

         Each party to the Stock Option Agreement will pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated thereby.

         The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur, by making it more difficult for another party to acquire Georgia National. The ability of SouthTrust to exercise the Stock Option and to cause up to an additional 325,090 shares of Georgia National Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Georgia National, as it is likely to increase the cost of an acquisition of all the shares of Georgia National Common Stock which would then be outstanding and would prevent any successful bidder from accounting for the acquisition of Georgia National as a pooling of interests.

NO SOLICITATION

         Georgia National has agreed that neither Georgia National nor its subsidiaries will directly or indirectly solicit any acquisition proposal by any person. Except to the extent necessary to comply with fiduciary duties of Georgia National's Board of Directors, as advised by counsel, neither Georgia National nor its subsidiaries may furnish any non-public information to, or have discussions with, any person, other than SouthTrust, relating to any acquisition proposal. Georgia National must promptly notify SouthTrust in the event that it receives any inquiry or proposal relating to any such transaction.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         The following discussion is a summary of the material federal income tax consequences of the Merger to holders of Georgia National Common Stock. The discussion is included for general information purposes only, applies only to a holder of Georgia National Common Stock who holds such stock as a capital asset, and may not apply to special situations, such as holders of Georgia National Common Stock, if any, who received their Georgia National Common Stock upon the exercise of employee stock options or otherwise as compensation and holders that are insurance companies, securities dealers, financial institutions or foreign persons.

         EACH HOLDER OF GEORGIA NATIONAL COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE FEDERAL INCOME TAX CONSEQUENCES IN HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Neither SouthTrust, ST-Sub nor Georgia National has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax consequences of the Merger to holders of Georgia National Common Stock or of any of the federal income tax consequences of the Merger to SouthTrust, ST-Sub or Georgia National. The consummation of the Merger is conditioned upon the receipt by Georgia National of an opinion of Bradley Arant Rose & White LLP as to certain of the federal income tax consequences of the Merger to the holders of Georgia National Common Stock. The opinion of Bradley Arant Rose & White LLP is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change, possibly with retroactive effect. Management of SouthTrust has represented to Bradley Arant Rose & White LLP that it has no plan or intention to cause SouthTrust to redeem or otherwise reacquire the shares of SouthTrust Common Stock issued in the Merger.

         Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the positions stated in the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Bradley Arant Rose & White LLP, the following federal income tax consequences to the holders of Georgia National Common Stock will result from the Merger:

                  (i) The Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Georgia National, SouthTrust and ST-Sub each will be a party to the reorganization within the meaning of
         Section 368(b) of the Code.

                  (ii) Georgia National shareholders will recognize no gain or loss upon their exchange of Georgia National Common Stock solely for SouthTrust Common Stock.

                  (iii) The basis of the shares of SouthTrust Common Stock received by the Georgia National shareholders (including any fractional share interests to which they may be entitled) will be the same as the basis of the shares of Georgia National Common Stock surrendered in exchange therefor.

                  (iv) The holding period of the shares of SouthTrust Common Stock received by the shareholders of Georgia National (including any fractional share interest to which they may be entitled) will include the period during which the shares of Georgia National Common Stock surrendered in exchange therefor were held by the Georgia National shareholders, provided that the shares of Georgia National Common Stock surrendered were held as a capital asset within the meaning of Section 1221 of the Code by the Georgia National shareholders as of the Effective Time of the Merger.

                  (v) The receipt by a holder of Georgia National Common Stock of cash in lieu of a fractional share of SouthTrust Common Stock will be treated as though such fractional share actually was issued in the Merger and thereafter redeemed by SouthTrust for cash. The receipt of such cash in lieu of a fractional share by a holder of Georgia National Common Stock will be treated as a distribution by SouthTrust in full payment in exchange for the fractional share as provided in Section 302(a) of the Code.

                  (vi) Georgia National shareholders who exercise dissenters' rights, and as a result receive only cash, will be treated as having received such cash as a distribution in redemption of their shares of Georgia National Common Stock, subject to the provisions and limitations of Section 302 of the Code. Those holders of Georgia National Common Stock who receive only cash, and who hold no SouthTrust Common Stock, directly or indirectly through the application of Section 318(a) of the Code, following the Merger will be treated as having a complete termination of interest within the meaning of Section 302(b)(3) of the Code, and the cash received will be treated as a distribution in full payment in exchange for such holder's Georgia National Common Stock as provided in Section 302(a) of the Code. As provided in Section 1001 of the Code, gain will be realized and recognized by such Georgia National shareholders measured by the difference between the redemption price and the adjusted tax basis of the shares of Georgia National Common Stock surrendered. Provided that
         Section 341 of the Code (relating to collapsible corporations) is inapplicable and the Georgia National Common Stock is a capital asset in the hands of such holders, the gain, if any, will constitute capital gain. Such gain will constitute long-term capital gain if the surrendered shares of Georgia National Common Stock were held by the shareholder for a period greater than one year prior to the Merger; if the surrendered shares of Georgia National Common Stock were held by such shareholder for a period of one year or less, the gain will constitute short-term capital gain.

         No opinion is expressed as to the federal tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the opinion.

                     DESCRIPTION OF SOUTHTRUST CAPITAL STOCK

GENERAL

         The authorized capital stock of SouthTrust consists of 500,000,000 shares of common stock, par value $2.50 per share (referred to throughout this Proxy Statement/Prospectus as "SouthTrust Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share ("SouthTrust Preferred Stock"). As of June 30, 1998, there were 164,675,600 shares of SouthTrust Common Stock issued and outstanding, exclusive of shares held as treasury stock, and no shares of SouthTrust Preferred Stock were outstanding. As of June 30, 1998, there were 7,987,500 shares of SouthTrust Common Stock reserved for issuance pursuant to employee benefit plans. In addition, 500,000 shares of SouthTrust Preferred Stock designated as Series A Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "- SouthTrust Common Stock-Stockholder Rights Plan."

         Since SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary (including ST-Bank) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

         The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware and SouthTrust's Restated Certificate of Incorporation, as amended ("Restated Certificate"), including the Certificate of Designations describing the Series A Junior Participating Preferred Stock, and SouthTrust's Restated Bylaws.

SOUTHTRUST COMMON STOCK

Dividend Rights

         Subject to any prior rights of any SouthTrust Preferred Stock outstanding, holders of SouthTrust Common Stock are entitled to dividends when, as and if declared by SouthTrust's Board of Directors out of funds legally available therefor. Under Delaware law, SouthTrust may pay dividends out of surplus (whether capital surplus or earned surplus) or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiary is a bank, payments made by such subsidiary to SouthTrust are limited by law and regulations of the bank regulatory authorities. See "MARKET PRICE AND DIVIDEND INFORMATION RESPECTING THE SOUTHTRUST COMMON STOCK AND THE GEORGIA NATIONAL COMMON STOCK."

Voting Rights and Other Matters

         The holders of SouthTrust Common Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of SouthTrust Common Stock do not have the right to cumulate their shares of SouthTrust Common Stock in the election of directors. SouthTrust's Restated Certificate provides that in the event of a transaction or a series of transactions with an "Interested Stockholder" (generally defined, as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transactions requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         The SouthTrust Common Stock does not have any conversion rights, nor are there any redemption or sinking fund provisions applicable thereto. Holders of SouthTrust Common Stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

Liquidation Rights

         In the event of liquidation, holders of SouthTrust Common Stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any SouthTrust Preferred Stock hereafter issued by SouthTrust.

Provisions with Respect to Board of Directors

         SouthTrust's Restated Certificate provides that the members of SouthTrust's Board of Directors are divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term. At each annual meeting of stockholders of SouthTrust, roughly one-third of the members of SouthTrust's Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of SouthTrust's Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of SouthTrust's Board of Directors can be changed.

Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation, as Amended

         The General Corporation Law of the State of Delaware provides that, in the case of a corporation, such as SouthTrust, that has a classified board, directors may be removed for cause unless the certificate of incorporation otherwise provides. The Restated Certificate and Restated Bylaws of SouthTrust provide that a director, or SouthTrust's entire Board of Directors, may be removed by the stockholders only for cause. The Restated Certificate of SouthTrust also provides that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office. Certain portions of the Restated Certificate of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified Board of Directors, may be amended only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

Possible Effects of Special Provisions

         Certain of the provisions contained in the Restated Certificate and Restated Bylaws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors, and may make SouthTrust's Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

Stockholder Rights Plan

         On February 22, 1989, the Board of Directors of SouthTrust declared a dividend to holders of SouthTrust Common Stock of record on March 6, 1989 (the "Record Date") of one right (a "Right" and collectively, the "Rights") for, and to be attached to, each share of SouthTrust Common Stock outstanding on the Record Date. Each Right entitles the holder thereof to purchase from SouthTrust one one-hundredth of a share of SouthTrust Preferred Stock designated as the Series A Junior Participating Preferred Stock ("Series A Preferred Stock") at a purchase price of $75.00 (the "Purchase Price"). Such resolutions also provide that as long as the Rights are attached to shares of SouthTrust Common Stock as provided in that certain Rights Agreement, dated as of February 22, 1998 (the "Rights Agreement"), between SouthTrust and Mellon Bank, N.A., as Rights Agent, the appropriate number of Rights will be issued with each share of SouthTrust Common Stock issued after the Record Date. The number of Rights attached to or to be issued with each share of SouthTrust Common Stock as well as the redemption price for each such Right, were appropriately decreased as a result of a three-for-two stock split effected by SouthTrust on January 24, 1992, a three-for-two stock split effected by SouthTrust on May 19, 1993, and a three-for-two stock split effected by SouthTrust on February 26, 1998. Accordingly, at the present time eight twenty-sevenths of a Right is attached to each share of SouthTrust Common Stock and eight twenty-sevenths of a Right will be issued with each share of SouthTrust Common Stock exchanged in the Merger for Georgia National Common Stock.

         The Rights will expire on February 22, 1999 unless redeemed earlier and will not be exercisable or transferable separately from the shares of SouthTrust Common Stock until the close of business on the "Distribution Date," which will occur on the earlier of (i) the tenth day following a public announcement that a person (an "Acquiring Person") or any associate or affiliate of an Acquiring Person has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding SouthTrust Common Stock (the "Stock Acquisition Date"); or (ii) the tenth business day following commencement of a tender or exchange offer which would result in the ownership of 20% or more of the outstanding SouthTrust Common Stock; or (iii) the tenth day after SouthTrust's Board of Directors declares, upon a determination by at least a majority of SouthTrust's Disinterested Directors (as defined in the Rights Agreement), that a person, alone or with affiliates and associates (an "Adverse Person"), has become the beneficial owner of a substantial amount (not to be less than 10%) of outstanding SouthTrust Common Stock and that such person's ownership either is intended to cause SouthTrust to take action adverse to its long-term interests or may cause a material adverse impact on SouthTrust to the detriment of SouthTrust's stockholders.

         The Rights Agreement provides that, following the occurrence of any of the following events, each holder of a Right will have the right to receive, upon payment of the Purchase Price, in lieu of Series A Preferred Stock, a number of shares of SouthTrust Common Stock (or, in certain circumstances, cash or other property) having a value equal to twice the Purchase Price: (i) SouthTrust is the surviving corporation in a merger with an Acquiring Person and SouthTrust's Common Stock remains outstanding and unchanged and is not exchanged for securities of the Acquiring Person or other property; (ii) any Acquiring Person shall transfer any assets to SouthTrust in exchange for shares of equity securities of SouthTrust; (iii) any Acquiring Person shall sell assets to, or acquire assets from, SouthTrust on terms and conditions less favorable to SouthTrust than SouthTrust would otherwise be able to obtain in an arm's length transaction (other than pursuant to certain consolidations, mergers or transfers or transfers of assets of SouthTrust following the Distribution Date); (iv) any Acquiring Person shall sell assets to, or purchase assets from, SouthTrust (other than in the ordinary course of business) having an aggregate fair market value of more than $5 million (other than pursuant to certain consolidations, mergers or transfers or transfers of assets of SouthTrust following the Distribution Date); (v) any Acquiring Person shall receive any compensation from SouthTrust other than compensation for full-time employment as a regular employee at rates in accordance with SouthTrust's past practices; (vi) any Acquiring Person shall receive the benefit of any loans, advances or other financial assistance provided by SouthTrust; (vii) a person becomes the beneficial owner of 30% or more of the outstanding SouthTrust Common Stock (other than pursuant to certain consolidations, mergers or transfers of assets of SouthTrust following the Distribution Date or except pursuant to a "Fair Offer" as determined by the Disinterested Directors); (viii) while there is an Acquiring Person, an event involving SouthTrust or any of its subsidiaries occurs which results in the Acquiring Person's proportionate ownership interest being increased by more than 1%; or (ix) SouthTrust's Board of Directors shall declare any person to be an Adverse Person upon a determination by at least a majority of the Board who are not officers of SouthTrust that the Adverse Person is attempting to obtain a short-term financial gain from SouthTrust that is not in the best long-term interests of SouthTrust or that the ownership by the Adverse Person of SouthTrust Common Stock may have a material adverse impact on SouthTrust. Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until the expiration of the period during which the Rights may be redeemed by SouthTrust as described below. Notwithstanding the foregoing, after the occurrence of any of the events set forth in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

         Unless the Rights are redeemed earlier, if, after the Distribution Date, SouthTrust is acquired in a merger or other business combination in which SouthTrust is not the surviving corporation or in which SouthTrust Common Stock is changed into or exchanged for securities of any other person or other property (other than a merger which follows a Fair Offer) or 50% or more of the assets or earning power of SouthTrust and its subsidiaries (taken as a whole) are sold or transferred, the Rights Agreement provides that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has value equal to twice the Purchase Price.

         At any time until ten days following the Stock Acquisition Date (subject to certain provisions requiring action by a majority of the Disinterested Directors), SouthTrust may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Prior to the Distribution Date, SouthTrust may, except with respect to the Purchase Price, redemption price or date of expiration of the Rights, amend the Rights in any manner. At any time after the Distribution Date, SouthTrust may amend the Rights in any manner that does not adversely affect the interest of holders of the Rights as such.

         The Rights have certain anti-takeover effects and may adversely affect a third party's attempt to acquire SouthTrust. The Rights will cause substantial dilution to a person or group that attempts to acquire SouthTrust. The Rights should not interfere with any merger or other business combination approved by SouthTrust's Board of Directors since, among other things, the Board of Directors may, at its option, under certain circumstances, redeem all but not less than all of the then outstanding Rights at the redemption price, as discussed above.

         The foregoing description of the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between SouthTrust and Mellon Bank, N.A. (now known as ChaseMellon Shareholder Services LLC), as Rights Agent, and the Certificate of Designation, Preferences and Rights of Series A Preferred Stock, copies of each of which are exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

  Transfer Agent

         The transfer agent for SouthTrust Common Stock is ChaseMellon Shareholder Services LLC.

SOUTHTRUST PREFERRED STOCK

  General

         Under SouthTrust's Restated Certificate SouthTrust's Board of Directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust Preferred Stock, in one or more series, by adoption of a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust Preferred Stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust Preferred Stock upon the rights of holders of SouthTrust Common Stock unless and until SouthTrust's Board of Directors determines the price and specific rights of the holders of a series of SouthTrust Preferred Stock. Such effects might include, however, (i) restrictions on dividends on SouthTrust Common Stock if dividends on SouthTrust Preferred Stock have not been paid; (ii) dilution of the voting power of SouthTrust Common Stock to the extent that SouthTrust Preferred Stock has voting rights, or that any SouthTrust Preferred Stock series is convertible into SouthTrust Common Stock; (iii) dilution of the equity interest of SouthTrust Common Stock unless the SouthTrust Preferred Stock is redeemed by SouthTrust; and (iv) SouthTrust Common Stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted SouthTrust Preferred Stock. While the ability of SouthTrust to issue SouthTrust Preferred Stock is, in the judgment of SouthTrust's Board of Directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

  Series A Junior Participating Preferred Stock

         In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's Board of Directors designated 500,000 shares of SouthTrust's authorized but unissued SouthTrust Preferred Stock as Series A Junior Participating Preferred Stock (which has been previously referred to as the "Series A Preferred Stock"). The terms of the Series A Preferred Stock are such that one share of Series A Preferred Stock will be approximately equivalent in terms of dividend and voting rights, before adjustment for the three-for-two stock split effected on January 24, 1992, the three-for-two stock split effected on May 19, 1993, and the three-for-two stock split effected on February 26, 1998, to 100 shares of SouthTrust Common Stock. No shares of Series A Preferred Stock have been issued as of the date of this Proxy Statement/Prospectus.

              MARKET PRICE AND DIVIDEND INFORMATION RESPECTING THE SOUTHTRUST COMMON STOCK AND THE GEORGIA NATIONAL COMMON STOCK

MARKET PRICE

         The SouthTrust Common Stock is quoted on Nasdaq under the symbol SOTR. The following table sets forth, for the periods indicated, the high and low closing prices per share of the SouthTrust Common Stock as reported by Nasdaq for the quarters indicated, as adjusted for a three-for-two stock split effected by SouthTrust on February 26, 1998. On ______, 1998, the last reported sale price of the SouthTrust Common Stock as reported by Nasdaq was ______.

                                                                                    Price*
                                                                                    ------
                                                                       High                       Low
                                                                       ----                       ---
     1996:

         First Quarter.....................................     $     19.1667                $   16.8333
         Second Quarter....................................           19.0000                    17.7500
         Third Quarter.....................................           21.2500                    17.6667
         Fourth Quarter....................................           24.0833                    20.3333

     1997:

         First Quarter.....................................           28.0833                    22.7500
         Second Quarter....................................           28.2500                    23.5833
         Third Quarter.....................................           34.4583                    25.7500
         Fourth Quarter....................................           42.8333                    30.6667

     1998:

         First Quarter.....................................           45.1250                    35.7500
         Second Quarter....................................           45.0000                    39.2500
         Third Quarter (through _______, 1998).............


---------------------

* The information listed above was obtained from the National Association of Securities Dealers, Inc., and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

         On April 21, 1998 and April 23, 1998 (the trading days immediately before and after the public announcement of the Merger), the last sale prices of SouthTrust Common Stock, as obtained from Nasdaq, were $42.6250 and $43.4375, respectively; and on ______, 1998, the last sale price of SouthTrust Common Stock as obtained from Nasdaq was $____.

         Georgia National Common Stock is not traded on any exchange, and there is no established public trading market for such stock. As of _______, 1998, there were approximately ____ holders of record of Georgia National Common Stock. Transactions in Georgia National Common Stock are infrequent and are negotiated privately between persons involved in those transactions. There are no bid or asked prices available for Georgia National Common Stock. The last trade in Georgia National Common Stock of which Georgia National is aware occurred on April 13, 1998, at a per share price of $11.25. No assurance can be given that this trade was effected on an arm's length basis.

DIVIDENDS

         Dividends paid by SouthTrust on the SouthTrust Common Stock are at the discretion of SouthTrust's Board of Directors and are affected by certain legal restrictions on the payment of dividends as described below, SouthTrust's earnings and financial condition and other relevant factors. SouthTrust has increased the dividend paid on the SouthTrust Common Stock for 28 consecutive years. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the legal restrictions on the payment of dividends as described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to the SouthTrust Common Stock.

         There are certain limitations on the payment of dividends to SouthTrust by its bank subsidiary. As a national banking association, the amount of dividends that SouthTrust's subsidiary bank may declare in one year, without approval of the Comptroller, is the sum of the Bank's net profits for that year and its retained net profits for the preceding two years. Under rules promulgated by the Comptroller, the calculation of net profits is more restrictive under certain circumstances. Under the foregoing laws and regulations, at June 30, 1998, approximately $400.0 million was available for payment of dividends to SouthTrust by its bank subsidiary.

         Dividends paid by Georgia National on the Georgia National Common Stock are at the discretion of Georgia National's Board of Directors and are affected by certain legal restrictions on the payment of dividends as described below, Georgia National's earnings and financial condition and other relevant factors. Georgia National's policy is to pay dividends to its shareholders from time to time, but only to the extent that (1) Georgia National's net income available to shareholders over the past fiscal year has been sufficient to fully fund the proposed dividends, (2) the proposed dividend is consistent with the maintenance of adequate capital levels within Georgia National, (3) the proposed dividend does not violate any externally placed limitations on the payment of dividends to shareholders, (4) the proposed dividends fall within all applicable regulatory maximums for the payment of dividends, and (5) the proposed dividends are consistent with Georgia National's goals of superior asset quality and overall financial condition.

         There are certain limitations on the payment of dividends to Georgia National by the Bank. As a national bank, the amount of dividends that the Bank may declare in one year, without approval of the Comptroller, is the sum of the Bank's net profits for that year and its retained net profits for the preceding two years. Under rules promulgated by the Comptroller, the calculation of net profits is more restrictive under certain circumstances. Under the foregoing laws and regulations, at June 30, 1998, approximately $2.5 million was available for payment of dividends to Georgia National by the Bank.

         The following table sets forth, for the periods indicated, the dividends declared by SouthTrust per share of SouthTrust Common Stock and by Georgia National per share of Georgia National Common Stock, as well as the pro-forma dividend per share (based on the number of shares of SouthTrust Common Stock to be issued per share of Georgia National Common Stock) after the Merger. Georgia National's ability to declare and pay dividends after July 1, 1998 is subject to the Merger Agreement. See "THE MERGER - Conduct of Business by Georgia National Pending the Merger."

                                                                                                 Pro-Forma
                                       SouthTrust              Georgia National                Dividend Per
                                      Common Stock               Common Stock                    Share of
                                      Dividend Per               Dividend Per                 Georgia National
                                          Share                     Share                     Common Stock(1)
                                          -----                     -----                     ---------------
1996:
    First Quarter                     $   0.1467                  $   0.00                      $  0.08802
    Second Quarter                        0.1467                      0.00                         0.08802
    Third Quarter                         0.1467                      0.00                         0.08802
    Fourth Quarter                        0.1467                      0.05                         0.08802

1997:
    First Quarter                         0.1667                      0.05                         0.10002
    Second Quarter                        0.1667                      0.05                         0.10002
    Third Quarter                         0.1667                      0.05                         0.10002
    Fourth Quarter                        0.1667                      0.06                         0.10002

1998:
    First Quarter                         0.1900                      0.06                         0.11400
    Second Quarter                        0.1900                      0.114                        0.11400


(1) The pro-forma dividend per share of Georgia National Common Stock is equal to the SouthTrust Common Stock dividend per share multiplied by the Conversion Ratio and represents the dividend that would have been distributed on the number of shares of SouthTrust Common Stock to be received for each share of Georgia National Common Stock. See "COMPARISON OF THE SOUTHTRUST COMMON STOCK AND THE GEORGIA NATIONAL COMMON STOCK."


                    COMPARISON OF THE SOUTHTRUST COMMON STOCK
                      AND THE GEORGIA NATIONAL COMMON STOCK

         The rights of Georgia National shareholders are governed by the Articles of Incorporation of Georgia National, the Bylaws of Georgia National and the laws of the State of Georgia. The rights of SouthTrust stockholders are governed by the Restated Certificate of SouthTrust, the Restated Bylaws of SouthTrust and the laws of the State of Delaware. After the Merger becomes effective, the rights of Georgia National shareholders who become SouthTrust stockholders will be governed by the laws of the State of Delaware and by SouthTrust's Restated Certificate and Restated Bylaws. The following summary of the rights of the holders of SouthTrust Common Stock and the holders of Georgia National Common Stock is qualified in its entirety by reference to the Restated Certificate and Restated Bylaws of SouthTrust, the Articles of Incorporation and Bylaws of Georgia National, the General Corporation Law of the State of Delaware, and the Georgia Business Corporation Code.

DIVIDENDS

         The sources of funds for payments of dividends by SouthTrust and Georgia National are their subsidiaries. Because the primary subsidiaries of SouthTrust and Georgia National are financial institutions, payments made by such subsidiaries of SouthTrust and Georgia National to their shareholders are limited by law and regulations of the bank regulatory authorities. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock-Dividend Rights" and "MARKET PRICE AND DIVIDEND INFORMATION RESPECTING THE SOUTHTRUST COMMON STOCK AND THE GEORGIA NATIONAL COMMON STOCK" for information concerning the effect of such limitations on SouthTrust's and Georgia National's ability to pay dividends. Delaware General Corporation Law provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Georgia Business Corporation Code provides that a corporation may not make distributions to its shareholders if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they became due in the usual course of business, or
(ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

VOTING RIGHTS AND OTHER MATTERS

         Subject to the rights, if any, of any series of SouthTrust's classes of preferred stock, all voting rights of SouthTrust and Georgia National are vested in the holders of shares of SouthTrust Common Stock and Georgia National Common Stock, respectively, with the holder of each of such share being entitled to one vote. The holders of SouthTrust Common Stock and Georgia National Common Stock do not have the right to cumulate their votes in the election of directors.

         As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Voting Rights and Other Matters," the Restated Certificate of SouthTrust provides that in the event of a transaction or a series of transactions with an Interested Stockholder (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transaction requires the vote of the holders of 70% of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of the Board of Directors of SouthTrust who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder. The Articles of Incorporation and Bylaws of Georgia National do not contain any prohibitions of or limitations on transactions between Georgia National and a related party or shareholder.

         SouthTrust is subject to Section 203 of the Delaware General Corporation Law. That section generally provides that a corporation may not engage in a business combination, except with extraordinary corporate approval, with any person deemed to be an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. An "interested stockholder" is defined as any person who directly or indirectly owns 15% or more of the outstanding voting stock of the corporation within the three-year period beginning immediately prior to the date on which such determination is made. The extraordinary corporate approval must consist of board approval prior to the time the person became an interested stockholder or approval of the transaction by the board of directors and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; in the absence of such approval, the interested stockholder must own at least 85% of the voting stock of the corporation.

         Georgia National is subject to Section 14-2-1132 of the Georgia Business Corporation Code. It provides that a corporation may not engage in any business combination with any "interested shareholder" for a period of five years following the time that the shareholder became an interested shareholder, unless the board of directors approves either the transaction which resulted in the shareholder becoming an interested shareholder or the business combination or the interested shareholder beneficially owns at least 90 percent of the outstanding voting stock of the corporation. In addition, Section 14-2-1133 of the Georgia Business Corporation Code provides that Section 14-3-1132 shall not apply unless the bylaws of the corporation specifically provide for its applicability. The Bylaws of Georgia National do not provide for such applicability. Accordingly, the provisions of Section 14-2-1132 are not applicable to the Merger or the transactions contemplated by the Stock Option Agreement.

         Georgia National is also subject to Section 14-2-1111 of the Georgia Business Corporation Code which provides, in addition to any vote otherwise required by law or the articles of incorporation, a business combination shall be (i) unanimously approved by the board of directors, or (ii) recommended by at least two-thirds of the directors and approved by a majority of the votes entitled to be cast by holders of voting shares other than shares beneficially held by an interested stockholder who is, or whose affiliate is, a party to the business combination. Section 14-2-1113 of the Georgia Business Corporation Code provides that Section 14-2-1111 shall not apply unless the bylaws of the corporation specifically provide for its applicability. The Bylaws of Georgia National do not provide for such applicability. Accordingly, the vote requirement of Section 14-2-1111 does not apply to the Merger.

         The Delaware General Corporation Law enumerates several situations in which class voting is required with respect to amendments to a corporation's certificate of incorporation, whether or not the holders of such shares are entitled to vote thereon by the provisions of the certificate of incorporation, if such amendments: (i) increase or decrease the aggregate number of authorized shares, (ii) increase or decrease the par value of the shares of such class, or
(iii) alter or change the powers, preferences or special rights of the shares of such class as to affect them adversely; provided, that only the shares of the series so affected by the amendment will be considered a separate class for the purpose of the class voting requirements; and provided, further, that the authorized shares of any class of stock may be increased or decreased by the affirmative vote of a majority of the stockholders, irrespective of the class voting requirement set forth above, if so provided in the original certificate of incorporation, in any amendments thereto which created such class of stock, or in any amendment thereto which was authorized by a resolution adopted by the affirmative vote of the holders of a majority of shares of such class.

         Under the Georgia Business Corporation Code, the holders of the outstanding shares of a class are entitled to vote as a separate voting group on a proposed amendment to the corporation's Articles of Incorporation, unless shareholder voting is not required because an amendment may be made solely by the board of directors, if the amendment would: (i) increase or decrease the aggregate number of authorized shares of the class; provided, however, that if the Articles of Incorporation specifically authorize the shares of any class to be increased or decreased without a shareholder vote, under such circumstances, the authorized number, terms, conditions, designations, preferences, limitations, and relative rights of those shares may be fixed as provided in the Articles of Incorporation; (ii) effect an exchange or reclassification of all or part of the shares of the class into shares of another class; (iii) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class; (iv) change the designation, rights, preferences, or limitations of all or part of the shares of the class; (v) change the shares of all or part of the class into a different number of shares of the same class; (vi) create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class; (vii) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class; (viii) limit or deny an existing preemptive right of all or part of the shares of the class; (ix) cancel or otherwise affect rights to distributions of dividends that have accumulated but not yet been declared on all or part of the shares of the class; or (x) cancel, redeem, or repurchase all or part of the shares of the class.

         The Bylaws of SouthTrust provide that the members of SouthTrust's Board of Directors are to be divided into three (3) classes as nearly equal as possible. Each such class is elected for a three-year term. At each annual meeting of stockholders, roughly one-third of the members of SouthTrust's Board of Directors will be elected for a three-year term, and the other directors will remain in office. Therefore, control of SouthTrust's Board of Directors cannot be changed in one (1) year, and at least two (2) annual meetings must be held before a majority of the members of SouthTrust's Board of Directors can be changed. But for this provision in the Restated Bylaws of SouthTrust, all directors would stand for election at each annual meeting. The Bylaws of Georgia National provide that the entire Board of Directors of Georgia National is to be elected by a plurality vote of the shareholders entitled to vote and present at an annual meeting or other special meeting of shareholders at which such election is to occur. At all meetings of shareholders, a quorum of those entitled to vote on a matter must exist before action on that matter may be taken. The presence (in person or by proxy) of shares representing a majority of votes entitled to be cast on a matter constitutes a quorum. Directors so elected serve for a term of one (1) year and until their successors shall be elected and shall qualify.

         Both the Delaware General Corporation Law and Georgia Business Corporation Code provide (unless otherwise provided in a corporation's charter or bylaws), that a director, or the entire board of directors, may be removed by the shareholders with or without cause by vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote on the election of directors. The Restated Certificate and Restated Bylaws of SouthTrust, however, provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or SouthTrust's entire Board of Directors from office and such removal may be effected only for cause. The vacancy created by any such removal will then be filled by majority vote of the directors then in office and the successor director so elected will fill the unexpired term of the director removed from office. The Bylaws of Georgia National provide that directors may be removed with or without cause by a plurality vote of the shares entitled to be cast in the election of the directors, provided that a quorum exists (as defined above).

         The Restated Bylaws of SouthTrust also provide that vacancies on SouthTrust's Board of Directors, caused by the death or resignation of a director or the creation of a new directorship, may be filled by the remaining directors. A person selected by the remaining directors to fill a vacancy will serve until the annual meeting of stockholders at which the term of the class of directors to which such director has been appointed expires. Therefore, if a director who was recently elected to a three-year term resigns, the remaining directors will be able to select a person to serve the remainder of that three-year term, and such person will not be required to stand for election until the third annual meeting of stockholders after such director's appointment. The Bylaws of Georgia National provide that vacancies on Georgia National's Board of Directors may be filled until the next annual meeting of the shareholders by a majority vote of the remaining directors entitled to fill the vacancy, unless and until the shareholders have elected a successor.

         Under the Delaware General Corporation Law (unless otherwise provided in a corporation's charter), any action required or permitted to be taken by the stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent is signed by the holders of the shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Under the Restated Certificate of SouthTrust, action by written consent of the stockholders is prohibited. Further, under the Restated Certificate and Restated Bylaws of SouthTrust, the stockholders are not permitted to call a special meeting of stockholders or to require that SouthTrust's Board of Directors call such a meeting. Under the Georgia Business Corporation Code, any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by (i) all of the holders of the outstanding capital stock of the corporation, or (ii) if permitted by the Articles of Incorporation, the requisite number of votes that would be necessary to authorize such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted. Under the Bylaws of Georgia National, any action required or permitted to be taken by Georgia National's Board of Directors or shareholders at a meeting may be taken without a meeting if written consent, setting forth the action taken, shall be signed by all the directors or all of the shareholders entitled to vote on the action and included in the minutes of the proceedings of the Board or filed with the corporate records. Such consent will have the same effect as though the action had been taken at a regular meeting.

         Certain portions of the Restated Certificate of SouthTrust described in certain of the proceeding paragraphs, including those related to business combinations and SouthTrust's classified Board of Directors, may be amended only by the affirmative vote of the holders of 70% of the outstanding voting stock of SouthTrust. Georgia National's Articles of Incorporation generally may be amended as prescribed by law. The Bylaws of Georgia National may be amended by the affirmative vote of (i) a majority of all the directors then holding office at any meeting of Georgia National's Board of Directors for which any required notice was given; and (ii) a plurality of the shareholders entitled to vote with regard to the amendment at any meeting, so long as a quorum exists (as defined above). The shareholders of Georgia National may prescribe that any bylaw adopted by them shall not be altered, amended or repealed by Georgia National's Board of Directors.

         The provisions contained in the Restated Certificate of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors, and may make SouthTrust's Board of Directors less responsive to stockholder control. Those provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure. This also can affect the price that a potential purchaser would be willing to pay for the stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the stock of SouthTrust.

DISSENT AND APPRAISAL RIGHTS

         A shareholder of Georgia National has dissent and appraisal rights pursuant to Section 14-2-1301 et seq. of the Georgia Business Corporation Code (the "Georgia Dissent Provisions") in the event of any of the following corporate actions: (i) consummation of a plan of merger to which the corporation is a party if shareholder approval is required or if the corporation is a subsidiary that is merged with its parent pursuant to the Georgia Business Corporation Code; (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (iii) consummation of a sale or exchange of all or substantially all of the property of the corporation if shareholder vote is required; (iv) an amendment of the articles of incorporation if such amendment would materially and adversely affect the rights in respect of a dissenter's shares; and (v) any corporate action taken pursuant to a shareholder vote to the extent that the voting or nonvoting shareholders of the corporation, if any, are entitled to dissent pursuant to the articles of incorporation, bylaws or resolutions of the board of directors of the corporation. See "THE MERGER - Rights of Dissent and Appraisal." A stockholder of SouthTrust has similar dissent and appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (the "Delaware Dissent Provisions"), but only in the event of a merger or consolidation. Both the Georgia Dissent Provisions and the Delaware Dissent Provisions provide that there is no right to dissent if, at the record date, the shares of the corporation were listed on a national securities exchange, designated as a national market system security on Nasdaq or held by more than 2,000 shareholders. Since the shares of SouthTrust Common Stock are listed on Nasdaq and held by more than 2,000 stockholders of record, and the shares of Georgia National are not listed on a national securities exchange or on Nasdaq, the shareholders of Georgia National who become stockholders of SouthTrust will no longer have the right to dissent.

RIGHTS ON LIQUIDATION

         In the event of liquidation, the holders of SouthTrust Common Stock and the holders of Georgia National Common Stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any preferred stock presently outstanding or hereafter issued by SouthTrust.

PREEMPTIVE RIGHTS

         The holders of SouthTrust Common Stock and Georgia National Common Stock do not have any preemptive rights to purchase additional shares of any class of securities, including common stock, of SouthTrust or Georgia National, respectively, which may hereafter be issued.

REPORTS TO STOCKHOLDERS AND SHAREHOLDERS

         The SouthTrust Common Stock is registered under the Exchange Act, and, therefore, SouthTrust is required to provide annual reports containing audited financial statements to stockholders and to file other reports with the Commission and solicit proxies in accordance with the rules of the Commission. SouthTrust also provides reports to its stockholders on an interim basis containing unaudited financial information.

         Although Georgia National is not registered under the Exchange Act, the Georgia Business Corporation Code requires that Georgia National prepare annual financial statements that include a balance sheet as of the end of the fiscal year and an income statement for that year. Upon written request, the corporation is required to mail to any shareholder copies of these statements. If prepared for other purposes, the corporation shall also furnish to any shareholder of record a copy of the statements of cash flows and stockholders' equity for that year. If the financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements also must be prepared on that basis. If the financial statements are prepared on some other basis, that basis must be disclosed and must be the same basis as other statements prepared by the corporation for the use of others. If the annual financial statements are reported upon by a public accountant, the report of such public accountant must accompany the financial statements. If not, a statement by the president or other responsible party as to the basis of preparation must accompany the financial statements. In addition to requiring financial statements, the Georgia Business Corporation Code requires that, if a corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation must report the indemnification or advance in writing to the shareholders with or before the notice of the shareholders' next meeting.

STOCKHOLDERS' RIGHTS PLAN

         As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Stockholder Rights Plan," presently attached to each share of SouthTrust Common Stock is eight twenty-sevenths of a Right issued pursuant to the Rights Agreement described under that caption. Each Right entitles the holder thereof to purchase from SouthTrust one one-hundredth of a share of Series A Preferred Stock at the Purchase Price.
Georgia National has not adopted any similar plan.


                           SUPERVISION AND REGULATION

SOUTHTRUST

General

         SouthTrust is a bank holding company within the meaning of the Bank Holding Company Act and is registered with the Federal Reserve Board. ST-Bank, SouthTrust's banking subsidiary, is subject to restrictions under federal law which limit the transfer of funds by ST-Bank to SouthTrust and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by ST-Bank to SouthTrust or any nonbanking subsidiary are limited in amount to 10% of ST-Bank's capital and surplus and, with respect to SouthTrust and all such nonbanking subsidiaries, to an aggregate of 20% of ST-Bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Bank Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in nonbanking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         As a bank holding company, SouthTrust is required to file with the Federal Reserve Board periodic reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and each of its subsidiaries.

         The approval of the Comptroller is required for any dividend proposed to be paid by ST-Bank to SouthTrust if the total of all dividends declared by ST-Bank in any calendar year would exceed the total of its net profits, as defined by the Comptroller, for that year, combined with its retained net profits for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. Under the foregoing laws and regulations, at June 30,1998, approximately $400.0 million was available for payment of dividends to SouthTrust by its subsidiaries, primarily ST-Bank. The payment of dividends by ST-Bank may also be affected by other factors, such as the maintenance of adequate capital for ST-Bank. In addition to the foregoing restrictions, the Federal Reserve Board has the power to prohibit the payment of dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. Furthermore, the Comptroller has the authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

Capital Adequacy

         Under the Federal Reserve Board's risk-based capital guidelines applicable to SouthTrust, the minimum ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank under the guidelines, a bank must have a total risk-based capital ratio in excess of 10%. At December 31, 1997, all of SouthTrust's then existing subsidiary banks, which, effective June 2, 1997, were consolidated into ST-Bank, were considered "well capitalized." Under these guidelines, at least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting certain intangibles, and certain other adjustments ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier 1 capital and a limited amount of loan loss reserves. ST-Bank is subject to similar capital requirements adopted by the Comptroller. In addition, the Federal Reserve Board, the Comptroller and the Federal Deposit Insurance Corporation (the "FDIC") have adopted a minimum leverage ratio (Tier 1 capital to adjusted quarterly average assets) of 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets. On December 31, 1997, ST-Bank had a Tier 1 capital ratio of 7.76%, a total risk-based capital ratio of 10.87% and a leverage ratio of 6.66%.

         Failure to meet capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC, issuance of a capital directive, a prohibition on the taking of brokered deposits and certain other restrictions on its business.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised the depositary institution regulatory and funding provisions of the Federal Deposit Insurance Act as well as several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depositary institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, is adequately capitalized if it meets each such measure, is undercapitalized if it fails to meet any such measure, is significantly undercapitalized if it is significantly below such measure and is critically undercapitalized if it fails to meet any critical capital level set forth in applicable regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions became subject to restrictions on borrowing from the Federal Reserve System, effective as of December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

Source of Strength

         According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support.

The Riegle-Neal Interstate Banking and Branching Efficiency Act

         In September 1994, the Interstate Banking Act became law. The Interstate Banking Act provides that as of September 29, 1995, adequately capitalized and managed bank holding companies are permitted to acquire banks in any state. State laws prohibiting interstate banking or discriminating against out-of-state banks were preempted as of the effective date, although states were permitted to require that target banks located within the state be in existence for a period of up to five years before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit caps which prohibit acquisitions that would result in the acquiror controlling 30% or more of the deposits of insured banks and thrifts held in the state in which the acquisition or merger is occurring or in any state in which the target maintains a branch or 10% or more of the deposits nationwide. State-level deposit caps are not preempted as long as they do not discriminate against out-of-state acquirors, and the federal deposit caps apply only to initial entry acquisitions.

         In addition, the Interstate Banking Act provides that as of June 1, 1997, adequately capitalized and managed banks may engage in interstate branching by merging banks in different states and allowing banks to maintain branches in states other than the states where they maintain their principal place of business. Acting pursuant to this authorization, SouthTrust, effective June 2, 1997, consolidated all of its then existing banking subsidiaries into its largest banking subsidiary and changed the subsidiary's name to SouthTrust Bank, National Association.

         Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agency. The likelihood and timing of any such changes and the impact such changes might have on SouthTrust and its subsidiaries, however, cannot be determined at this time.


GEORGIA NATIONAL

         Because Georgia National is a bank holding company within the meaning of the Bank Holding Company Act and is registered with the Federal Reserve Board and because the Bank, Georgia National's sole banking subsidiary, is a national banking association, Georgia National and the Bank are subject to regulations substantially the same as those to which SouthTrust and ST-Bank are subject. On December 31, 1997, the Bank had a Tier 1 capital ratio of 13.82%, a total risk-based capital ratio of 15.07% and a leverage ratio of 10.17%.


                 CERTAIN INFORMATION CONCERNING THE BUSINESS OF
                          GEORGIA NATIONAL AND THE BANK

GENERAL

         The Bank was organized in 1987 as a banking corporation under the laws of the State of Georgia with the primary purpose of serving the banking needs of Athens-Clarke County, Georgia and surrounding areas. The Bank began operating as a nationally chartered banking association on January 4, 1988. In July, 1991, Georgia National was organized as a bank holding company under the laws of the state of Georgia for the purpose of acquiring all of the outstanding common stock of the Bank. Simultaneously with the formation of Georgia National and its acquisition of the Bank, the Bank acquired the Clarke County, Georgia branches and approximately $38.4 million in deposits from the failed Fulton Federal Savings and Loan Association.

         Since its organization in 1987, the Bank has provided most traditional commercial banking services, including, but not limited to, interest and non-interest bearing checking and savings accounts, money market deposit accounts, certificates of deposit, individual retirement accounts, and commercial, real estate mortgage, and consumer loans.

         The Bank provides commercial banking services primarily to residents of Clarke County, Georgia through three banking offices located at 202 College Avenue, Athens, Ga 30601, 290 Alps Rd., Athens, Ga 30606, and 1059 Gaines School Rd., Athens, Ga 30605. The Bank also provides banking services to residents of Winder, Georgia in Barrow County through its banking office located at 25 E. May Street, Winder, Ga 30680.

         The Bank acts as a depository for treasury, tax and loan payments. The Bank also acts as an issuing agent for U.S. Savings Bonds and travelers checks. The Bank offers full teller services, wire transfer services, ACH receipt and origination services, ATM machines at all locations, safe deposit boxes, a 24 hour voice response system, drive-in banking, and night depository services at all locations.

         The Bank's full product line of deposits is tailored to its principal market area. The Bank offers interest rates on deposit accounts which are competitive with those offered in the Bank's primary service area. On June 30, 1998, Georgia National had total assets of $89.8 million, total deposits of $79.2 million, and stockholders' equity of $9.9 million.

         The business of the Bank consists primarily of attracting retail deposits from the general public in the areas served by its banking offices and using the funds generated to make secured and unsecured commercial loans, loans for the purchase, construction, financing and refinancing of commercial and residential real estate in its primary market areas of Clarke County, Georgia, Barrow County, Georgia, and areas surrounding these counties. The Bank also makes consumer purpose loans.

         The principal sources of funds for the Bank's lending and investment activities are deposits, repayments of loans and proceeds from the sale of investment securities. The Bank's revenues are derived primarily from interest on loans and investments, and fees received in connection with its lending and deposit activities. The Bank's principal expenses are the interest paid on deposits, and general operating expenses such as salaries and benefits and occupancy expenses.

         The Bank offers a wide range of short to medium-term commercial and consumer loans. Commercial loans include, but are not limited to, both secured and unsecured loans for working capital (including inventory and receivables), business expansion loans (including acquisition of real estate and improvements), purchase of equipment and machinery, construction of investment properties such as residences, apartment complexes and office buildings, and Small Business Administration ("SBA") loans. Consumer purpose loans include secured and unsecured loans for financing automobiles, home improvements, and other personal expenditures. The Bank also originates a variety of residential real estate loans, including mortgage loans collateralized by first mortgages for purchase, refinance or home improvements, as well as home equity lines of credit secured by second mortgages.

         The Bank provides a variety of banking services to individuals, businesses and other institutions located in its primary market areas. Deposit services include non-interest and interest checking accounts, money market deposit accounts, savings accounts, certificates of deposit, and individual retirement accounts. All interest-bearing deposit products carry rates of interest competitive to other rates offered in the market areas served. All deposit account service charges are also competitive with other fee schedules offered in the market areas served. All deposit accounts are insured by the FDIC to the maximum extent provided by law.

         The Bank offers ATM cards with access to local, state, national and international networks, ATM machines at all retail locations, safe deposit boxes, wire transfers, direct deposit services, 24 hour voice response services, and ACH origination services. The Bank also offers both corporate and personal VISA and Mastercard credit cards issued through a correspondent bank which assumes the risk of repayment of the credit extended under the cards issued.

         The Bank encounters intense competition both in making loans and attracting deposits. The deregulation of the banking industry and the evolution of interstate banking has created a highly competitive environment for commercial banking in the Bank's market areas. The Bank competes with other local, regional, and national commercial banks, as well as credit unions, finance companies, securities brokerage and investment management firms, mutual funds, insurance companies, and other financial intermediaries operating in its market areas. Many of these competitors have substantially greater resources and higher lending limits than the Bank, and they may offer certain services, such as fiduciary services, that the Bank does not provide.

         Clarke County, Georgia is served by approximately six other commercial banks, with 28 branch offices, four credit unions with four offices, and approximately seven securities brokerage firms. Barrow County, Georgia is served by approximately seven other commercial banks, with eight branch offices.

         Competition among financial institutions is largely based upon interest rates offered on deposit accounts and loans, service charges on deposits, the quality of services rendered, the convenience of banking facilities, and, in the case of commercial borrowers, relative lending limits.

         As is the case with all financial institutions generally, the Bank's operations and profitability are significantly influenced by general economic conditions and by the related monetary and fiscal policies of the Federal Reserve System. Deposit flows and interest rates on competing investments and general market rates of interest influence the Bank's cost of funds. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds.

EMPLOYEES

         At June 30, 1998, the Bank had 39 full-time and 4 part-time employees, none of whom is represented by a collective bargaining agreement. Management believes that employee relations are good.

DESCRIPTION OF PROPERTY

         The main office of Georgia National is located at 202 College Avenue, Athens, Georgia. The following table sets forth information relating to each of the Bank's offices. All of the Bank's offices are owned by the Bank, with the exception of the two offices on College Avenue, both of which are subject to leases. The lease on the main office is in dispute and has not been renewed, although the Bank anticipates renewing this lease prior to the Effective Time of the Merger. It is a condition to the Merger that Georgia National either renew this lease or enter into a new lease for this property.

                 Location                                   Square Footage

          202 College Avenue                                     4,442
          Athens, Georgia 30601                         (Plus 1,962 unfinished)

          220 College Avenue                                     2,600
          Athens, Georgia 30601

          290 Alps Road                                          2,300
          Athens, Georgia 30606

          1059 Gaines School Road                                2,200
          Athens, Georgia 30605

          25 E. May Street                                       2,200
          Winder, Georgia 30680

LEGAL PROCEEDINGS

         The Bank is, from time to time, a party to litigation which arises in the normal course of its business. The Bank does not have pending any litigation that, separately or in the aggregate, is currently expected to have a material adverse effect on the operating results or financial conditions of the Bank.

REGULATION AND LEGISLATION

         As a nationally chartered bank, the Bank is subject to extensive examination by the office of the Comptroller of the Currency (the "OCC"). As a bank holding company registered under the Bank Holding Company Act of 1956, as amended, Georgia National is subject to regulation by the Federal Reserve Board and the Georgia Department of Banking and Finance. Georgia National and the Bank file reports with the above regulatory bodies concerning their financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the OCC and the OCC monitors the Bank's compliance with all applicable regulations and laws on a continuous basis.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

         The Bank's officers and directors and certain business organizations and individuals associated with them have been customers of and have had banking transactions with the Bank and are expected to continue such transactions in the future. In connection with such transactions, the Bank's directors have borrowed funds from time to time for various business and personal reasons. The extensions of credit made by the Bank to its directors and officers (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than a normal risk of collectability or present other unfavorable features.

BENEFICIAL OWNERSHIP OF GEORGIA NATIONAL COMMON STOCK

         The following table sets forth, as of August 28, 1998 (a) the name of the persons known by Georgia National to be beneficial owners of more than 5% of the shares of Georgia National Common Stock and the name of each of Georgia National's directors and executive officers; (b) the number and percent of the shares of Georgia National Common Stock owned by each such person and by all of the directors and executives officers of Georgia National as a group; and (c) the estimated number of shares of SouthTrust Common Stock each such person or group is expected to receive as a result of the Merger (assuming that such persons do not exercise their dissenters' rights), calculated by multiplying the number of shares of Georgia National Common Stock beneficially owned by such person or group by the Conversion Ratio.

                                                                                             Estimated
                                             Number of                                       Number of
                                              Shares                                   Shares of SouthTrust
                                           Beneficially             Percentage of       Common Stock to be
Beneficial Owner                               Owned (1)          Total Shares (2)     Owned Following Merger
----------------                               ----- ---          ----------------     ----------------------
Conway C. Broun (3)                          164,392(4)                12.49%                  98,635
E. Clay Bryant                                36,116                    2.75%                   2,169
Michael R. Carson                              8,000                        *                   4,800
James Don Edwards (5)                        110,652                    8.40%                  66,391
Harry N. Gordon                               26,046                    1.98%                  15,627
Martha Henderson                               2,000                        *                   1,200
William S. Huggins                            36,770(6)                 2.78%                  22,062
Carl O. Jones                                    135                        *                      81
Thomas Z. Lanier                              22,800                    1.73%                  13,680
M. Louise McBee                               17,464                    1.33%                  10,478
Ted R. Ridlehuber                             42,512                    3.23%                  25,507
Tommy E. Warner                               23,606                    1.79%                  14,163
Claude Williams, Jr. (7)                     143,502                   10.90%                  86,101
William B. Winter                             26,258                    1.99%                  15,754
                                             -------                   -----

All Executive Officers
& Directors as a Group                       660,253                   49.96%
                                             =======                   ======


     * Represents beneficial ownership of less than 1% of the outstanding shares of Georgia National Common Stock.

(1) Under applicable regulations of the Securities and Exchange Commission, shares are considered to be beneficially owned by a person if such person either (a) directly or indirectly has or shares the power to vote or dispose of the shares, whether or not such person has any economic interest in the shares, or (b) has the right to acquire such shares within 60 days of the date of this Proxy Statement/Prospectus. Unless otherwise indicated, the named beneficial owner has the sole voting and investment power with respect to the shares reported.

(2) For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of Georgia National Common Stock reflected.

(3)  The address of Mr. Broun is P.O. Box 807, Athens, Georgia 30603.

(4) This amount includes 164,292 shares which are held in the name of Broun Family, LLP. Mr. Broun is the managing partner of this partnership.

(5)  The address of Dr. Edwards is 325 St. George Drive, Athens, Georgia 30606.

(6) This amount includes 4,000 shares held as options. Mr. Huggins will not be fully vested in these options until January 1, 1999 or in the event the Merger is consummated.

(7)  The address of Mr. Williams is 570 Springdale Street, Athens, Georgia
     30606.

RISK OF REMAINING INDEPENDENT AS OPPOSED TO MERGING WITH SOUTHTRUST

     Georgia National's Board of Directors considered numerous factors prior to approving the Merger with SouthTrust, including the relative risks to its shareholders of remaining independent as opposed to merging with SouthTrust. These risks include (i) the potential difficulty Georgia National, as an independent enterprise, will have in producing sufficient earnings to result in a value to Georgia National shareholders comparable to the value to be received in the Merger, (ii) the competitive environment requiring continued investments in technology, including investments necessary to address year 2000 issues, human resources, new product development and marketing, and (iii) the recent focus of Georgia National's competitors on Georgia National's niche of existing customers, particularly small businesses.

              GEORGIA NATIONAL MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         This analysis has been prepared to provide insight into the consolidated financial condition of Georgia National and addresses the factors which have affected Georgia National's results of operations for the six months ended June 30, 1998 and 1997, and for the fiscal years ended December 31, 1997, 1996, and 1995. Unless otherwise noted, the financial and other information presented with respect to Georgia National in the discussion includes the accounts of the Bank. Georgia National's consolidated financial statements and accompanying notes which follow are an integral part of this review and should be read in conjunction with it.

         Georgia National conducts a general commercial banking business in Clarke County and Barrow County, Georgia, and in the surrounding areas. The business consists primarily of attracting deposits from the general public and applying those funds to the origination of loans for commercial, consumer, and residential purposes. Georgia National's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less interest expense incurred on interest-bearing liabilities (i.e., customer and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates paid on these balances.

         Net interest income is dependent on Georgia National's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on interest-bearing liabilities. When interest-earning assets exceed interest-bearing liabilities, net interest income is generated. Accordingly, net interest income is impacted by levels of deposits which do not bear interest costs. During 1997, Georgia National's yield on net average earning assets was 5.37%, and for the six months ended June 30, 1998, Georgia National's yield on net average earning assets was 5.31%. During 1996 and 1995, Georgia National's yield on net average earning assets was 5.44% and 5.45%, respectively. The net yield is impacted by interest rates, deposit flows, and loan demand.

         In addition, Georgia National's profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses and the effective tax rate. Non-interest income consists primarily of service charges and other deposit fees, and fees from mortgage origination activities. Non-interest expenses consists primarily of compensation and benefits, occupancy related expenses, and other operating expenses.

         Since the commencement of banking operations in January, 1988, Georgia National's total assets have grown to $89.8 million as of June 30, 1998. To augment its normal growth and to achieve greater market share, Georgia National acquired the Clarke County, Georgia deposits and branches of the failed Fulton Federal Savings and Loan Association in 1991. This acquisition added $38.4 million in deposits to Georgia National's balance sheet. Georgia National has continued to sustain its growth while maintaining a strong capital position through internally generated profits.

RESULTS OF OPERATIONS

Comparison of the Six Months Ended June 30, 1998 and 1997.

         For the six months ended June 30, 1998, Georgia National reported net income of approximately $529,000, or $0.41 per fully diluted share, as compared to net income of $532,000, or $0.42 per fully diluted share for the six month period ending June 30, 1997, a decrease of approximately $3,000. Net income for the six months ended June 30, 1998, was slightly below that of the six months ended June 30, 1997, primarily due to the losses incurred at Georgia National's mortgage origination division in Atlanta, which is discussed in more detail below. Total assets at June 30, 1998, were approximately $89.8 million, an increase of $1.0 million, or 2%, from June 30, 1997. Net earning assets increased to approximately $82.7 million at June 30, 1998, an increase of approximately $1.4 million, or 1.8% over June 30, 1997.

         The increase in net earning assets resulted in net interest income before provision for loan losses of $2,219,966 for the six months ended June 30, 1998, an increase of $111,407 or 5.28% over the six months ended June 30, 1997. The increase in net interest income before provision for loan losses was mitigated by an increase of $45,000 in the loan loss provision for the six months ended June 30, 1998, over the same period in 1997.

         In 1997 Georgia National started a mortgage origination division with an office in Atlanta, Georgia. The focus of this operation was to solicit and underwrite first and second mortgages which were either pre-sold or were subsequently sold for the purpose of generating fee income to the Bank. This mortgage division utilized targeted mass mailings as its primary marketing strategy. This mortgage operation failed to produce projected revenue levels and for the six months ended June 30, 1998, the division contributed losses to the Bank totaling $105,874. The mortgage operation contributed losses totaling $115,874 for the six months ended June 30, 1997. This operation was closed effective July 31, 1998.

         Total non-interest income for the six months ended June 30, 1998, was approximately $691,000, as compared to total non-interest income of approximately $420,000 for the six months ended June 30, 1997, an increase of $272,000 or 64.5%. However, total operating expenses were $1,999,494 for the six months ended June 30, 1998, as compared to $1,667,970 for the six months ended June 30, 1997, an increase of $331,524 or 19.9%. Operating expenses associated with the Atlanta mortgage origination operation were $408,537 for the six months ended June 30, 1998, and $260,790 for the six months ended June 30, 1997.

         Georgia National's loans totaled approximately $63.6 million at June 30, 1998, an increase of $1.7 million or 2.75% over June 30, 1997. The allowance for loan losses was $903,910, or 1.42% of total loans at June 30, 1998, up from $791,247, or 1.28% of total loans at June 30, 1997.

         Georgia National's yield on net average earning assets during the six months ended June 30, 1998 was 5.31%. This compares to a yield on net average earning assets of 5.35% during the same period in 1997.

Comparison of the Fiscal Years Ended December 31, 1997 and 1996.

         For the year ended December 31, 1997, Georgia National reported net income of $1,229,923, or $0.97 per fully diluted share, as compared to net income of $1,049,412, or $0.91 per fully diluted share for the year ended December 31, 1996. The 1997 net income was an increase of $180,511, or 17.20% over 1996. Georgia National's 1997 net income increased from 1996 notwithstanding that the mortgage origination operation contributed tax adjusted losses totaling $64,691 during 1997.

         Net interest income before provision for loan losses for the year ended December 31, 1997, was approximately $4,342,000, or approximately 5.37% of average net earning assets, as compared to $3,738,000, or 5.44% of average net earning assets for the year ended December 31, 1996. The increase in net interest income from 1996 to 1997 was due primarily to an increase in net earning assets.

         Georgia National's total assets were approximately $91.8 million and $80.7 million at December 31, 1997 and 1996, respectively. Total assets increased approximately $11.1 million, or 13.75% from December 31, 1996 to December 31, 1997. Georgia National's earning assets were approximately $84.5 million at December 31, 1997, an increase of $ 11.2 million, or 15.4%, from December 31, 1996.

         Georgia National's loans totaled approximately $62.8 million at December 31, 1997, an increase of $6.7 million or 11.9% from December 31, 1996. The allowance for loan losses was $835,849, or 1.33% of total loans at December 31, 1997. This compares to an allowance for loan losses of $739,634, or 1.32% of total loans at December 31, 1996. Georgia National took provisions for loan losses totaling $135,000 and $35,000 for the years ended December 31, 1997 and 1996, respectively. Management believes that the current level in the allowance for loan losses is adequate to absorb potential losses in the loan portfolio.

Comparison of the Fiscal Years Ended December 31, 1996 and 1995

         For the year ended December 31, 1996, Georgia National reported net income of $1,049,412, or $0.91 (adjusted for 2 for 1 split effective July 31, 1997) per fully diluted share, as compared to net income of $996,979, or $0.79 (adjusted for 2 for 1 split effective July 31, 1997) per fully diluted share for the year ended December 31, 1995. The 1996 net income was an increase of $52,433, or 5.26%, over 1995.

         Net interest income before provision for loan losses for the year ended December 31, 1996, was approximately $3,738,000, or 5.44% of average net earning assets, as compared to $3,327,000, or 5.45% of average net earning assets for the year ended December 31, 1995. The increase in net interest income from 1995 to 1996 was due primarily to an increase in net earning assets. Georgia National's total assets were approximately $80.7 million and $72.9 million at December 31, 1996 and 1995, respectively. Total assets increased approximately $7.8 million, or 10.7% from December 31, 1995 to December 31, 1996. Georgia National's earning assets were approximately $73.3 million at December 31, 1996, an increase of $7.2 million, or 10.89%, from December 31, 1995.

         Georgia National's loans totaled approximately $56.1 million at December 31, 1996, an increase of $10.7 million or 23.6% from December 31, 1995. The allowance for loan losses was $739,634, or 1.32% of total loans at December 31, 1996. This compares to an allowance for loan losses of $688,510 or 1.52% of total loans at December 31, 1995. Georgia National took provisions for loan losses of $35,000 for the year ended December 31, 1996. There was no provision for loan losses recorded during the year ended December 31, 1995. Management believes that the Bank's current level of allowance for loan losses is adequate to absorb potential losses in the portfolio.

NET INTEREST INCOME

         Net interest income, which constitutes the principal source of income for Georgia National, represents the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The primary interest-earning assets are loans made to businesses and individuals. Interest-bearing liabilities primarily consist of time deposits, interest-bearing checking accounts ("NOW accounts"), savings deposits and money market deposits. Funds generated by these sources are invested in interest-earning assets. Accordingly, net interest income depends on the volume of average interest-earning assets and average interest-bearing liabilities and the interest rates earned and paid on interest-earning assets and interest-bearing liabilities.

         Net interest income for the six months ended June 30, 1998, and 1997, was approximately $2,220,000 and $2,109,000, respectively, and the yield on net average interest-earning assets was 5.31% and 5.35%, respectively.

         Net interest income for the fiscal years ended December 31, 1997, 1996 and 1995 totaled approximately $4,342,000, $3,738,000 and $3,327,000, respectively, and the yield on net average interest-earning assets was 5.37%, 5.44% and 5.45% respectively. Total interest expense for the years ended December 31, 1997, 1996 and 1995 was approximately $2,977,000, $2,548,000 and
$2,367,000, respectively, and the average cost of interest-bearing liabilities for each period was 4.45%, 4.42% and 4.53% respectively.

         The following Table (1) presents for each category of interest-earning assets and interest-bearing liabilities the average balances outstanding, the interest earned or paid, and the average rate earned or paid for the six months ended June 30, 1998, and 1997, and for the fiscal years ended December 31, 1997, 1996 and 1995. The table also shows the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities and the yield on net average interest-earning assets for the same periods.

                                   TABLE (1)
           COMPARATIVE AVERAGE BALANCES, INTEREST, AND AVERAGE YIELDS
                                 (IN THOUSANDS)

                                                                         SIX MONTHS ENDED JUNE 30,
                                                                1998                                1997
                                                               Interest                            Interest
                                                 Average       Income/      Yield/    Average      Income/      Yield/
                                                 Balance       Expense       Rate     Balance      Expense       Rate
Interest earning assets:
   Loans receivable, net                         $  63,766     $ 3,149      9.93%     $ 58,270     $  2,931      10.09%
   Investment Securities                         $  12,533     $   379      6.06%     $ 13,768     $    441       6.41%
   Federal funds sold                            $   6,894     $   191      5.50%     $  6,116     $    167       5.44%
   Interest-earning deposits w/other banks       $     133     $     3      6.75%     $      0     $      0       0.00%
   Federal Reserves & FHLB Stock                 $     428     $    14      6.85%     $    404     $     13       6.85%
                                                 ---------     -------      ----      --------     --------      -----
     Total interest earning assets               $  83,754     $ 3,736      8.96%     $ 78,558     $  3,552       9.06%

Non-interest earning assets:
   Cash and due from banks                       $   3,465                            $  3,310
   Other assets                                  $   2,987                            $  3,086
                                                 ---------                            --------
     Total non-interest earning assets           $   6,452                            $  6,396
                                                 ---------                            --------

     Total assets                                $  90,206                            $ 84,954
                                                 =========                            ========
Interest bearing liabilities:
Deposits
     Interest bearing demand and NOW deposits    $  24,337     $   460      3.81%     $ 18,599     $    316       3.43%
     Savings deposits                            $  18,183     $   408      4.53%     $ 19,274     $    423       4.43%
     Money market deposits                       $   2,123     $    31      2.90%     $  2,508     $     36       2.93%
     Time deposits                               $  19,501     $   524      5.40%     $ 21,434     $    568       5.36%
     IRA time deposits                           $   3,315     $    88      5.35%     $  3,599     $     95       5.30%
     T,T&L deposits                              $     199     $     5      7.11%     $    191     $      5       4.64%
                                                 ---------     -------      ----      --------     --------      -----
        Total interest bearing liabilities       $  67,658     $ 1,516      4.52%     $ 65,605     $  1,443       4.44%

Non-interest bearing liabilities:
Non-interest bearing deposits                    $  11,757                            $ 10,406
   Other liabilities                             $   1,054                            $    367
                                                 ---------                            --------
     Total non-interest bearing liabilities      $  12,811                            $ 10,773
                                                 ---------                            --------

     Total liabilities                           $  80,469                            $ 76,378
                                                 =========                            ========

Stockholders' equity                             $   9,737                            $  8,576
                                                 ---------                            --------

     Total liabilities and Stockholders' equity  $  90,206                            $ 84,954
                                                 =========                            ========


Net interest income                                            $ 2,220                             $  2,109
                                                               =======                             ========

Net yield on average earning assets                                         5.31%                                 5.35%
                                                                            ====                                 =====

                   [TABLE (1) IS CONTINUED ON THE NEXT PAGE.]

                                                                     YEARS ENDED DECEMBER 31,
                                                      1997                          1996                         1995
                                                      ----                          ----                         ----
                                                    Interest                      Interest                      Interest
                                         Average    Income/  Yield     Average    Income/  Yield     Average    Income/      Yield
                                         Balance    Expense   Rate     Balance    Expense   Rate     Balance    Expense       Rate
                                         -------    -------   ----     -------    -------   ----     -------    -------       ----
Interest earning assets:
  Loans receivable, net                 $ 60,563  $  6,079   10.04%   $ 48,302   $  5,032  10.40%   $ 44,126   $  4,581     10.39%
  Investment Securities                 $ 13,926  $    876    6.40%   $ 16,503   $  1,070   6.32%   $ 13,469   $    894      6.65%
  Federal funds sold                    $  6,401  $    338    5.46%   $  2,965   $    158   5.20%   $  3,347   $    204      6.01%
  Interest-earning deposits
    w/other banks                       $      0  $      0    0.00%   $      0   $      0   0.00%   $      0   $      0      0.00%
  Federal Reserves & FHLB Stock         $    407  $     27    6.85%   $    393   $     26   6.75%   $    206   $     15      6.50%
                                        --------  --------   -----    --------   --------  -----    --------   --------     -----
    Total interest earning assets       $ 80,937  $  7,320    9.06%   $ 68,163   $  6,286   9.14%   $ 61,148   $  5,694      9.31%

Non- interest earning assets:
  Cash and due from banks               $  3,253                      $  2,977                      $  3,069
  Other assets                          $  2,962                      $  3,156                      $  2,730
                                        --------                      --------                      --------

    Total non-interest
       earning assets                   $  6,215                      $  6,133                      $  5,799
                                        --------                      --------                      --------

    Total assets                        $ 87,152                      $ 74,296                      $ 66,947
                                        ========                      ========                      ========

Interest bearing liabilities:
Deposits
    Interest bearing demand
      and NOW deposits                  $ 20,226  $    719    3.54%   $ 10,090   $    231   2.28%   $  7,744        194      3.43%
    Savings deposits                    $ 19,408  $    867    4.47%   $ 17,672   $    769   4.34%   $ 15,335        708      4.43%
    Money market deposits               $  2,480  $     72    2.90%   $  3,457   $    102   2.93%   $  3,924        117      2.93%
    Time deposits                       $ 20,947  $  1,122    5.35%   $ 22,323   $  1,230   5.50%   $ 21,084      1,131      5.36%
    IRA time deposits                   $  3,579  $    189    5.29%   $  3,713   $    209   5.61%   $  3,763        212      5.30%
    T,T&L deposits                      $    233  $      8    5.58%   $    228   $      7   3.10%   $    215          5      2.50%
                                        --------  --------   -----    --------   --------  -----    --------   --------     -----
    Total interest bearing liabilities  $ 66,873  $  2,977    4.45%   $ 57,483   $  2,548   4.42%   $ 52,085      2,367      4.53%

Non-interest bearing liabilities:
Non-interest bearing deposits           $ 10,878                      $  8,539                      $  7,405
  Other liabilities                     $    532                      $    398                      $    647
                                        --------                      --------                      --------
    Total non-interest
        bearing liabilities             $ 11,410                      $  8,937                      $  8,052
                                        --------                      --------                      --------
    Total liabilities                   $ 78,283                      $ 66,420                      $ 60,117
                                        --------                      --------                      --------
Stockholders' equity                    $  8,869                      $  7,876                      $  6,830
                                        --------                      --------                      --------
    Total liabilities and
       Stockholders' equity             $ 87,152                      $ 74,296                      $ 66,947
                                        ========                      ========                      ========
Net interest income                     $  4,343                      $  3,738                                 $  3,327
                                        ========                      ========                                 ========
Net yield on average earning assets                           5.37%                         5.44%                            5.45%
                                                              =====                         =====                           =====

         The effect on interest income, interest expense, and net interest income for the periods indicated, of changes in average balances and rate, is shown in the following Table (2). The effect of a change in average balance has been determined by applying the average rate at the year-end for the earlier period to the change in average balances at the year-end for the later period. Changes resulting from average balance/rate variances are included in changes resulting from volume.

                                    TABLE (2)

                   RATE/VOLUME ANALYSIS OF NET INTEREST INCOME
                             (DOLLARS IN THOUSANDS)



                                 Six Months Ended                   Year Ended                    Year Ended
                                     June 30,                      December 31,                   December 31
                               1998 Compared to 1997           1997 Compared to 1996         1996 Compared to 1995
                               ---------------------           ---------------------         ---------------------
                            Increase (Decrease) Due to      Increase (Decrease) Due to    Increase (Decrease) Due to
                            --------------------------      --------------------------    --------------------------
                            Average   Average   Total       Average    Average  Total    Average    Average  Total
                            Volume     Rate     Change      Volume       Rate   Change   Volume       Rate   Change
                            ------     ----     ------      ------       ----   ------   ------       ----   ------
Interest earned on:
   Loans receivable, net    $   256   $  (37)   $  219      $1,284    $ (239)   $1,045   $   490    $  (40)  $  450
Investment securities       $   (35)  $  (23)   $  (58)     $ (211)   $   20    $ (191)  $   248    $  (60)  $  188
   Federal funds sold       $    21   $    2    $   23      $  165    $   15    $  180   $   (22)   $  (24)  $  (46)
                            -------   ------    ------      ------    ------    ------   -------    ------   ------

    Total interest income   $   242   $  (58)   $  184      $1,238    $ (204)   $1,034   $   716    $ (124)  $  592

Interest paid on:
  Interest-bearing demand   $    98   $   46    $  144      $  232    $  255    $  487   $    59    $  (22)  $   37
    and NOW deposits
  Savings deposits          $   (24)  $    9    $  (15)     $   75    $   23    $   96   $   104    $  (47)  $   57
  Money Market deposits     $    (5)  $    0    $   (5)     $  (29)   $   (1)   $  (30)  $   (14)   $   (1)  $  (15)
  Time deposits             $   (51)  $    7    $  (44)     $  (76)   $  (33)   $ (109)  $    67    $   37   $  104
  IRA time deposits         $     8   $    1    $   (7)     $   (8)   $   12    $  (20)  $    (3)   $    0   $   (3)
  T,T&L deposits            $     1   $   (1)   $    0      $    5    $   (2)   $    3   $     0    $    1   $    1
                            -------   ------    ------      ------    ------    ------   -------    ------   ------
     Total interest expense $    11   $   62    $   73      $  199    $  230    $  429   $   213    $  (32)  $  181
                            -------   ------    ------      ------    ------    ------   -------    ------   ------

     Change in net
      interest income       $   231   $ (120)   $  111      $1,039    $ (434)   $  605   $   503    $  (92)  $  411
                            =======   ======    ======      ======    ======    ======   =======    ======   ======

PROVISION FOR LOAN LOSSES

         Georgia National recorded a provision for loan losses of $90,000 during the six months ended June 30, 1998, as compared to $45,000 for the six months ended June 30, 1997. For the fiscal year ended December 31, 1997, Georgia National recorded a provision for loan losses of $135,000, as compared to $35,000 for the fiscal year ended December 31, 1996. Georgia National did not record a provision for loan losses during the year ended December 31, 1995.

         The total allowance for loan losses was $903,910, or 1.42% of total loans at June 30, 1998, as compared to $791,247, or 1.28% of total loans at June 30, 1997. The total allowance for loan losses was $835,850, or 1.33% of total loans at December 31, 1997, as compared to $739,634, or 1.32% of total loans at December 31, 1996. The total allowance for loan losses was $688,510 or 1.52% of total loans at December 31, 1995.

         Georgia National's policy is to record a provision for loan losses consistent with the current levels of net charge-offs, loan growth, aggregate credit quality trends (including an assessment of existing levels of classified and criticized assets) and current economic conditions.

         Georgia National's allowance for loan losses represents an amount which, in the judgment of management and the Bank's board of directors, will be adequate to absorb losses on existing loans that may become uncollectible. The adequacy of the allowance for loan losses is evaluated monthly based on a regular review of the Bank's loan portfolio, with particular emphasis on internally rated credits, non-accruing loans, past due loans, and other loans that management and the loan committee believe require special attention.

NON-INTEREST INCOME

         Georgia National's non-interest income includes service charges and other fees on deposit accounts, fees from mortgage origination activities, and other miscellaneous fee income. For the six months ended June 30, 1998 and 1997, non-interest income was approximately $691,000 and $420,000, respectively.

         Non-interest income totaled approximately $1,456,000, $749,000 and $631,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Of the $707,000 increase in non-interest income from 1996 to 1997, approximately $696,000 was attributable to the mortgage origination operation started in Atlanta during 1997. Table (3) below compares various categories of non-interest income for the periods indicated.

                                    TABLE (3)
                         NON-INTEREST INCOME CATEGORIES
                             (DOLLARS IN THOUSANDS)

                                          SIX MONTHS ENDED JUNE 30,                YEARS ENDED DECEMBER 31,
                                          -------------------------                ------------------------
                                             1998                 1997           1997         1996         1995
                                             ----                 ----           ----         ----         ----
Service Charges                         $     212             $    225      $     442     $     436     $    387
Mortgage Origination Fees                     407                  156            901           168          113
Other Income                                   72                   39            113           145          131
                                        ---------             --------      ---------     ---------     --------
     Total non-interest income          $     691             $    420      $   1,456     $     749     $    631
                                        =========             ========      =========     =========     ========


NON-INTEREST EXPENSE

         Non-interest expenses for the six months ended June 30, 1998 and 1997, totaled approximately $1,999,000 and $1,668,000, respectively.

         Non-interest expenses for the fiscal years ended December 31, 1997, 1996 and 1995 totaled approximately $3,762,000, $2,846,000 and $2,453,000, respectively. The increase in non-interest expenses of $916,000 from 1996 to 1997 was due primarily to increases in personnel costs and the operating expenses associated with the Atlanta mortgage origination operation started in 1997. The increase in non-interest expenses from 1995 to 1996 of $393,000 was due primarily to increases in personnel costs and the operating expenses associated with a branch location which was opened in September, 1996. Table (4) below summarizes the various categories of non-interest expense for the periods indicated.

                                    TABLE (4)
                              NON-INTEREST EXPENSES
                             (DOLLARS IN THOUSANDS)

                                         Six Months Ended, June 30,           Years Ended December 31,
                                         --------------------------           ------------------------
                                           1998              1997           1997          1996         1995
                                           ----              ----           ----          ----         ----
Salaries and Employee Benefits          $     907         $    715       $   1,674   $    1,118    $     992
Occupancy & F,F & E Expenses                  313              300             632          564          508
Advertising Expenses                           19               29              72           73           67
FDIC Premiums                                  12               13              29          186           97
Legal and Professional Expenses                64               44             116           76           43
Stationary & Supplies Expenses                147               96             227           79           56
Postage Expenses                              132               89             243           51           49
Directors Fees                                 39               37              78           67           55
Intangible Assets-Amortization                 97               97             193          193          193
Other Expenses                                269              248             498          369          393
                                        ---------         --------       ---------   ----------    ---------
     Total Non-interest expenses        $   1,999         $  1,668       $   3,762   $    2,846    $   2,453

INCOME TAXES

         For the six months ended June 30, 1998 and 1997, Georgia National's provision for income taxes was approximately $293,000 and $284,000, respectively. For the years ended December 31, 1997, 1996 and 1995, Georgia National's provision for income taxes was approximately $671,000, $557,000 and $508,000. The increases from 1996 to 1997 and from 1995 to 1996 were due to increased earnings before taxes.

ASSET/LIABILITY MANAGEMENT

         Georgia National seeks to maximize net interest income through growth in net earning assets and by immunizing the Bank's net interest margin from changing interest rate environments, while assuming acceptable degrees of risk and ensuring adequate liquidity for loan growth and deposit flows. Georgia National accomplishes this by structuring the balance sheet so that repricing opportunities exist for both assets and liabilities in proportionately matched amounts at approximately the same time intervals in the future. Georgia National's management and board of directors recognize that a perfectly matched interest rate sensitive balance sheet is not possible and that imbalances in repricing opportunities at any point in time constitute the Bank's interest sensitivity position.

         Georgia National's management attempts to manage these imbalances to provide for a consistently growing positive net interest rate margin under all interest rate environments. To this end, the Bank's management and the Investment and Asset and Liability Committees monitor the structure of the Bank's rate sensitive assets and liabilities so that annualized net interest income at risk (the projected change in net interest income over a given time frame assuming downward and upward interest rate moves) does not exceed $200,000 given a 2% adverse move in interest rates. As a secondary measure, the Bank's Asset and Liability Committee's policy is to limit the Bank's net rate sensitive assets (rate sensitive assets minus rate sensitive liabilities) to plus or minus 10% of total assets at a one year forward looking time horizon.

         A traditional indicator of the interest rate sensitivity position of a financial institution's balance sheet is the difference between rate sensitive assets and rate sensitive liabilities at given forward looking time horizons, which is referred to as the Bank's "GAP" measurement. While GAP analysis is a traditional indicator used for monitoring interest rate risk, it does not adequately address such factors as basis (magnitude) change risk and the effect of imbedded options risk. In addition, because of newer product lines such as deposit accounts tied to a percentage of the current prime rate, management has recognized that the effect of changes in net interest income cannot be accurately indicated by the traditional static GAP report. Consequently, Georgia National relies more heavily on simulation models to more accurately project the effects of changing interest rates on the Bank's net interest income. Based upon its simulation models, management believes that Georgia National is not subject to any excessive or material interest rate risk at June 30, 1998.

         Tables (5) and (6) below set forth the interest rate-sensitive assets and liabilities of Georgia National at June 30, 1998, and December 31, 1997, which are expected to mature or are subject to repricing in each of the time periods indicated. As discussed above, these tables are limited to the extent that they do not disclose changes to the Bank's net interest income under alternate interest rate environments and are not indicative of Georgia National's rate sensitivity position at future points in time. The balances have been derived based on the financial characteristics of each asset and liability in the Bank's portfolio. Adjustable and floating rate assets are included in the period in which interest rates are next scheduled to adjust rather than at their stated maturity dates. Fixed rate loans have been amortized based on loan terms and the principal cash flows are placed in the appropriate time horizons. Repricing of time deposits is based on their scheduled maturities. Deposits without a stated maturity are repriced based on known characteristics and historical patterns of the deposit product.

                                    TABLE (5)

             INTEREST RATE SENSITIVITY ANALYSIS AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                               TERMS TO REPRICING

                                                90 Days           91 Days             More Than
                                                Or Less          To 1 Year             1 Year                Total
                                                -------          ---------             ------                -----
Interest-earning assets:
    Federal funds sold                       $      4,540      $           0        $           0        $        4,540
    Investment securities                    $      4,428      $       2,974        $       7,137        $       14,539
    Loans, net                               $     19,477      $      19,635        $      24,387        $       63,649
                                             ------------      -------------        -------------        --------------
    Total interest-earning assets            $     28,445      $      22,809        $      31,474        $       82,728
                                             ============      =============        =============        ==============

Interest-bearing liabilities:
    NOW & savings accounts                   $     25,260      $      18,039        $         250        $       43,549
    Money market deposits                    $      1,880      $           0        $           0        $        1,880
    Time & IRA time deposits                 $      4,886      $      12,991        $       4,587        $       22,474
    T,T&L demand notes                       $        211      $           0        $           0        $          211
                                             ------------      -------------        -------------        --------------
      Total interest-bearing liabilities     $     32,237      $      31,030        $       4,847        $       68,114
                                             ============      =============        =============        ==============

Interest sensitivity gap                     $     (3,792)     $      (8,221)       $      26,627        $       14,614
                                             ============      =============        =============        ==============
Cumulative gap                               $     (3,792)     $     (12,013)       $      14,614
                                             ============      =============        =============
Cumulative ratio of interest-earning
    assets to interest-bearing liabilities          88.23%             81.01%              121.46%
Cumulative gap to total assets                      -4.17%            -13.22%               16.08%


                                    TABLE (6)

           INTEREST RATE SENSITIVITY ANALYSIS AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                               TERMS TO REPRICING

                                                  90 Days            91 Days              More Than
                                                  Or Less           To 1 Year               1 Year               Total
                                                  -------           ---------               ------               -----
Interest-earning assets:
     Federal funds sold                       $      6,620       $           0          $          0         $      6,620
     Investment securities                    $        341       $       6,270          $      8,491         $     15,102
     Loans, net                               $     24,818       $      17,865          $     20,133         $     62,816
                                              ------------       -------------          ------------         ------------
        Total interest-earning assets         $     31,779       $      24,135          $     28,624         $     84,538
                                              ============       =============          ============         ============

Interest-bearing liabilities:
     NOW & savings accounts                   $     25,796       $      15,326          $          0         $     41,122
     Money market deposits                    $      2,351       $           0          $          0         $      2,351
     Time & IRA time deposits                 $      3,704       $      12,639          $      7,406         $     23,749
     T,T&L demand notes                       $        681       $           0          $          0         $        681
                                              ------------       -------------          ------------         ------------
        Total interest-bearing liabilities    $     32,532       $      27,965          $      7,406         $     67,903
                                              ============       =============          ============         ============

Interest sensitivity gap                      $       (753)      $      (3,830)         $     21,218         $     16,635
                                              ============       =============          ============         ============
Cumulative gap                                $       (753)      $      (4,583)         $     16,635
                                              ============       =============          ============
Cumulative ratio of interest-earning assets
     to interest-bearing liabilities                 97.69%              92.42%               124.50%
Cumulative gap to total assets                       -0.92%              -5.60%                20.33%


FINANCIAL CONDITION

LENDING ACTIVITIES

         The primary source of income for Georgia National is the interest earned on loans. Loans are the single largest component of the Bank's earning assets, as well as the highest yielding component. Due to the importance of loans to the Bank's profitability, most other assets and liabilities are managed to accommodate the funding of loans.

         At June 30, 1998, Georgia National's total assets were approximately $89.8 million, as compared to $88.9 million at June 30, 1997. At December 31, 1997, total assets were approximately $91.8 million, as compared to $80.7 million at December 31, 1996. At June 30, 1998, total loans were approximately $63.6 million, or 70.0% of total assets, as compared to total loans of $61.9 million, or 69.7% of total assets at June 30, 1997. At December 31, 1997, total loans were $62.8 million, or 68.4% of total assets, as compared to total loans of $56.1 million, or 69.5% of total assets, at December 31, 1996 and $45.4 million, or 62.3% of total assets, at December 31, 1995. Management believes that the increase in loans from 1995 to 1997 is primarily attributable to a continued strong local and regional economy and a relatively stable interest rate environment, as well as the Bank's good reputation among small businesses and professionals in its primary market areas.

         Table (7) below summarizes the composition of Georgia National's loan portfolio by type of loan on the dates indicated.

                                    TABLE (7)
                           LOAN PORTFOLIO COMPOSITION
                             (DOLLARS IN THOUSANDS)

                                        SIX MONTHS ENDED                             YEARS ENDED DECEMBER 31,
                                        ----------------                             ------------------------
                                          JUNE 30, 1998               1997                     1996                   1995
                                          -------------               ----                     ----                   ----
                                      Amount        %         Amount         %         Amount          %      Amount           %
                                      ------    -------       ------     -------       ------      ------     ------         -----
Type of loan:
   Commercial and industrial loans   $12,187     19.14%     $  13,101     20.95%       $ 11,458     20.71%    $10,156       22.36%
   Real estate construction          $ 6,457     10.15%     $   5,392     8.57%        $  5,697     10.15%    $ 1,494        3.29%
   Other real estate loans           $41,747     65.59%     $  41,022     65.23%       $ 36,051     64.25%    $31,422       69.17%
   Consumer loans                    $ 2,876      4.52%     $   2,906     4.62%        $  3,905      4.89%    $ 2,103        4.63%
   Other loans                       $   382      0.60%     $     395     0.63%        $      0      0.00%    $   253        0.55%
                                     -------     -----      ---------     -----        --------    ------     -------      ------

      Total loans                    $63,649    100.00%     $  62,816     100.00%      $ 56,111    100.00%    $45,428      100.00%
                                     =======    ======      =========     ======       ========    ======     =======      ======

   Less: Allowance for loan losses   $   904                $     836                  $    739               $   689
                                     -------                ---------                  --------               -------

   Total loans, net                  $62,745                $  61,980                  $ 55,372               $44,739
                                     =======                =========                  ========               =======

         Table (8) below sets forth as of June 30, 1998, and December 31, 1997, the dollar amounts of all loans and their maturity periods.

                                    TABLE (8)
                   LOAN PORTFOLIO MATURITY/REPRICING SCHEDULE
                          EXCLUDING NON-ACCRUAL LOANS
                             (DOLLARS IN THOUSANDS)

                                                           June 30, 1998              December 31, 1997
                                                           -------------              -----------------
Maturity or repricing period:

     Three months or less                                 $       6,577                  $      8,174
     Over three months through 12 months                  $      13,690                  $     12,202
     Over one year through three years                    $      26,488                  $     25,506
     Over three years through five years                  $       5,557                  $      4,965
     Over five years through 15 years                     $       8,961                  $     10,075
     over 15 years                                        $       2,376                  $      1,894
                                                          -------------                  ------------

          Total                                           $      63,649                  $     62,816
                                                          =============                  ============

ASSET QUALITY

         Management has sought to maintain a high quality of assets through sound underwriting and lending practices. An analysis of the loan portfolio reveals a significant concentration of real estate related credits. As of June 30, 1998, approximately 76% of total loans were secured by real estate, and as of December 31, 1997, approximately 74% of total loans were secured by real estate. At December 31, 1996 and 1995, respectively, approximately 74.35% and 72.34% of total loans were secured by real estate.

         At December 31, 1997, commercial mortgages totaled approximately $19.6 million, or approximately 31.3% of total loans. At December 31, 1996 and 1995, this group totaled $15.5 million, or approximately 27.7% of total loans and

$11.6 million, or approximately 25.5% of total loans, respectively. This group of loans is comprised of loans secured by office buildings, manufacturing sites, retail businesses, and other commercial properties. The Bank has not incurred any losses on commercial real estate loans since the Bank's inception in January 1988, and the Bank's loan loss analysis does not lead management to believe that this group of loans poses a significant threat of material losses in the future.

         Residential mortgages totaled approximately $27.8 million, or 44.4% of total loans outstanding at December 31, 1997. At December 31, 1996 and 1995 this segment of the loan portfolio totaled $29.5 million or 52.8% of total loans outstanding and $23.9 million or 52.5% of total loans outstanding, respectively. This group of loans includes residential lots, and first and second mortgages on owner-occupied and non-owner occupied dwellings. These loans also have a very good performance history with low past-due percentages. Georgia National suffered losses totaling $2,929 in this category of loans during 1997. These losses were ultimately fully recovered. Georgia National suffered no residential real estate losses during 1996 or 1995. Two foreclosures occurred during 1997 with both properties being sold at no loss to the Bank. Georgia National had no "Other real estate owned" at December 31, 1997.

         Georgia National's consistently favorable trends in loans past due has continued during 1998, with the Bank reporting no loans past due over 90 days at June 30, 1998. Georgia National reported approximately $153,000, or 0.02% of total loans past due between 30 and 89 days at June 30, 1998, as compared to approximately $127,000, or 0.02% of total loans past due at June 30, 1997. Georgia National reported approximately $102,000, or 0.016% of total loans past due between 30 and 89 days, approximately $273,000, or 0.05% of total loans past due between 30 and 89 days, and approximately $342,000, or 0.75% of total loans past due between 30 and 89 days, at December 31, 1997, 1996 and 1995, respectively.

         As a result of management's ongoing review of the loan portfolio, loans are classified as non-accrual when it is not reasonable to expect collection of interest under the original terms of the loan due to a deterioration in the financial condition of the borrower, or when principal and interest has been in default for a period of 90 days or more. At December 31, 1997, Georgia National had one loan of approximately $21,000 which was in non-accrual status. The loan was guaranteed by the U.S. Small Business Administration and has since been disposed of at a loss to the Bank totaling approximately $2,900. At June 30, 1998, Georgia National had non-accrual loans totaling $169,000 to one construction company which is no longer operating. The expected loss on this relationship totals $130,000.

         Loan concentrations are defined as amounts loaned to a number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions. Georgia National constantly evaluates these concentrations for the purpose of projecting needed adjustments to its lending activities due to changes in the economy, loan to deposit ratios, and different industry trends. In addition, Georgia National has set a target mix of 40% commercial loans, 40% real estate loans and 20% consumer loans to further reduce concentration risk.

         Georgia National's board of directors and management place great emphasis on strong underwriting procedures on all loans. Georgia National has established a review process with the objective of quickly identifying, evaluating, and initiating necessary corrective action for marginal or troubled loans. In this regard, Georgia National's loan committee reviews initially and annually all lending relationships with commitments and outstandings of $100,000 and over. Also, the loan committee reviews monthly all credits internally classified as "Other assets especially mentioned" or worse. Combined, these components are integral elements of Georgia National's loan program which has resulted in the strong portfolio performance to date.

CLASSIFICATION OF ASSETS

         Generally, interest on loans is accrued and credited to income based upon the principal balance outstanding. It is management's policy to discontinue the accrual of interest income and classify a loan as non-accrual when principal or interest is 90 days past due, the financial condition of the borrower deteriorates or when principal or interest is not likely to be paid in accordance with the terms of the obligation. Loans are not returned to accrual status until principal and interest payments are brought current and future payments appear certain. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against income immediately. Subsequent payments received are applied to the outstanding principal until the loan is taken out of non-accrual status.

         Real estate acquired by Georgia National as a result of foreclosure is classified as "Other real estate owned". These properties are recorded on the date acquired at the lower of fair value less estimated selling costs or the recorded investment in the related loan. If the fair value after deducting the estimated selling costs of the acquired property is less than the recorded investment in the related loan, the estimated loss is charged to the allowance for loan losses at that time. The resulting carrying value established at the date of the foreclosure becomes the new cost basis for subsequent accounting. After foreclosure, if the fair value less estimated selling costs of the property becomes less than its cost, the deficiency is charged to the provision for loan losses. Any costs related to the developmental improvement of the property are capitalized, whereas those costs relating to holding the property for sale are charged as an expense.

         As of December 31, 1997, 1996 and 1995, Georgia National had $0.00, $168,683 and $0.00, respectively, in other real estate owned. As of June 30, 1998 and June 30, 1997, the Bank had $91,000 and $0.00, respectively, in other real estate owned. The parcel carried as other real estate owned at December 31, 1996 was disposed of in 1997 with no loss to the Bank. The parcel carried as other real estate owned at June 30, 1998, was recorded at 80% of estimated fair market value. Approximately $22,000 was charged to the loan loss reserve at that time. The property is currently listed for sale at $128,000 and it is expected that the sale will bring a full recovery of all charges to the reserve plus any expenses involved in the disposition of the property.

ALLOWANCE FOR LOAN LOSSES

         In originating loans, Georgia National recognizes that credit losses will be experienced and that the risk of loss will depend largely on the type of loan made, the credit worthiness of the borrower over the term of the loan and, in case of a collateralized loan, the quality of the collateral for the loan as well as general economic conditions. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, Georgia National's historical loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality.

         The allowance for loan losses has been established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance.

         It is management's policy to discontinue the accrual of interest income and classify a loan as non-accrual when principal or interest is 90 days past due, the financial condition of the borrower deteriorates or when principal or interest is not likely to be paid in accordance with the terms of the obligation.

         Management continues to actively monitor Georgia National's asset quality and to charge-off loans against the allowance for loan losses when appropriate or to provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the economic conditions used as assumptions in making the initial determinations.

         Georgia National's allowance for loan losses was $903,910 at June 30, 1998 (1.42% of total loans), and $835,850 at December 31, 1997 (1.33% of total loans). Georgia National experienced charge-offs totaling $43,000 during the six month period ended June 30, 1998. Georgia National had recoveries of previously charged-off loans totaling $20,000 during the six month period ended June 30, 1998. Georgia National experienced charge-offs totaling $58,000, $14,000 and $27,000 during the fiscal years ended December 31, 1997, 1996 and 1995, respectively. During those same years, Georgia National had recoveries of previously charged-off loans totaling $19,000, $30,000 and $23,000, respectively.

         Table (9) below sets forth an analysis of Georgia National's allowance for loan losses for the periods indicated.

                                    TABLE (9)
                                SUMMARY LOAN LOSS
                                   EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                          SIX MONTHS ENDED                   YEARS ENDED
                                                              JUNE 30,                       DECEMBER 31,
                                                          ----------------                   ------------
                                                          1998         1997           1997       1996       1995
                                                          ----         ----           ----       ----       ----
Allowance for loan losses, beginning of period          $  836        $  740         $   740    $   689    $ 692

       Provision for loan losses                        $   90        $   45         $   135    $    35    $   0

       Loans charged off                                $  (43)       $  (10)        $   (58)   $   (14)   $ (27)

       Recoveries of previously charged off loans       $   20        $   16         $    19    $    30    $  24

Allowance for loan loss, end of period                  $  903        $  791         $   836    $   740    $ 689


         At June 30, 1998, Georgia National's allowance for loan losses was comprised of a general loan portfolio allocation totaling $776,613 and a specific allocation for one outstanding relationship totaling $127,297. Georgia National's board has determined that the allowance for loan losses is adequate to cushion against the reasonable expectation of future losses within the portfolio.

INVESTMENT ACTIVITIES

         Management and the board of directors of Georgia National have made it a policy to classify all investment securities purchased as "available for sale." Securities in this category are to be held for indefinite periods of time and not intended to be held until maturity. Assets included in this category are those assets that management intends to use as a part of its overall asset/liability strategy and that may be sold in response to changes in interest rates, corresponding prepayment risk changes, liquidity needs, and other factors related to management's asset/liability strategy.

         Securities in this category are recorded at fair market value. Both unrealized gains and losses on securities available for sale, net of taxes, are included as separate components of stockholders' equity in the consolidated balance sheets until these gains or losses are realized.

         The cost of investment securities sold is determined by the specific identification method. If a security has a decline in fair value that is other than temporary, then the security will be written down to its fair value by recording a loss in the statement of operations.

         Management currently has no securities classified as "held to maturity" or "trading" securities.

         At June 30, 1998, Georgia National had an unrealized loss, net of taxes, of approximately $11,000. At June 30, 1998, Georgia National's investment portfolio totaled approximately $13,039,000, compared to $15,102,000 at December 31, 1997. At June 30, 1998, the Bank's investment portfolio consisted of U.S. governmental agency securities, GNMA, FHLMC, and FNMA mortgage-backed securities and collateralized mortgage obligations, and Federal Home Loan Bank and Federal Reserve Bank stock.

         Table (10) below summarizes the carrying value of Georgia National's investment portfolio at the dates indicated.

                                   TABLE (10)
                              INVESTMENT SECURITIES
                                    PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                      At June 30,                    At December 31,
                                                      -----------                    ---------------
                                                         1998                 1997        1996         1995
                                                         ----                 ----        ----         ----
Investment securities, available for sale:
       U.S. Government and agency                     $   8,310            $  12,095   $  11,769   $   12,153
       Mortgage-backed securities                     $   4,279            $   2,571   $   1,888   $    5,220
       Other securities                               $     450            $     436   $     440   $    1,172
                                                      ---------            ---------   ---------   ----------
            Total, available for sale                 $  13,039            $  15,102   $  14,091   $   18,545

Investment securities, held to maturity:
       U.S. Government and agency                     $       0            $       0   $       0   $        0
       Mortgage-backed securities                     $       0            $       0   $       0   $        0
       Other securities                               $       0            $       0   $       0   $        0
                                                      ---------            ---------   ---------   ----------
            Total, held to maturity                   $       0            $       0   $       0   $        0
                                                      ---------            ---------   ---------   ----------

            Total, all investment securities          $  13,039            $  15,102   $  14,091   $   18,545
                                                      =========            =========   =========   ==========

DEPOSIT ACTIVITIES

         Deposits are the primary source of funds for Georgia National's lending and other investment activities. In addition to deposits, Georgia National derives funds from interest payments, loan principal payments, and funds provided from operations. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by competitive and general market interest rates, and overall economic growth and activity in the Bank's market. Georgia National is a member of the Federal Home Loan Bank through which it has access to short and long term borrowings should they be needed. The Bank also has federal funds purchase lines available from several correspondent banks for short term borrowing needs. Georgia National has never used its borrowing capabilities with the FHLB Bank and has on only a few occasions used overnight fed funds.

         Georgia National attracts deposits exclusively from within its principal market areas through the offering of a full line of products. Deposit products include checking accounts, money market accounts, savings accounts, regular time deposits, and retirement savings plans.

         Georgia National has introduced two new products which have proven very successful over the last two years. In 1996 Georgia National introduced "Prime" savings, which carries a floating interest rate equal to 55% of the current prime rate. As of June 30, 1998, the Bank had Prime savings accounts totaling approximately $17 million. During 1997 Georgia National introduced "Investment" checking in an attempt to compete with the brokerage firm cash management accounts. This account pays a high rate of interest which is tiered based on the balance in the account. At June 30, 1998, Georgia National had approximately $15.2 million in Investment checking balances. Both of these deposit products fit well with Georgia National's overall asset/liability management strategy and both product types have proven to be a stable source of funds. Georgia National has reserved the right to change the rate and the relevant tiers for the payment of rates on both of these deposit products.

         Georgia National does not generally accept deposits from areas outside of its local geographic markets and has never aggressively pursued large denomination, high interest-bearing certificates of deposit. As of June 30, 1998, Georgia National had only $1,815,000 in time deposits with balances of $100,000 or more. At December 31, 1997, 1996 and 1995,

Georgia National had time deposit balances in excess of $100,000 totaling $3,611,000, $3,334,000, and $3,069,000, respectively.

         Georgia National establishes maturity terms, service fees and withdrawal penalties on a periodic basis. The determination of interest rates and terms is dependent on funds acquisition and liquidity needs, interest rates paid by competitors, growth goals, loan demand, and federal regulations.

         Regulations promulgated by the FDIC pursuant to FDICIA place limitations on the ability of insured depository institutions to accept, renew or roll-over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other depository institutions having the same type of charter in such depository institution's normal market area. Under these regulations, "well capitalized" depository institutions may accept, renew or roll such deposits over without restriction, "adequately capitalized" depository institutions may accept, renew or roll such deposits over with a waiver from the FDIC (subject to certain restrictions on payment of rates), and "under capitalized" depository institutions may not accept, renew or roll such deposits over. The regulations contemplate that the definitions of "well capitalized", "adequately capitalized" and "under capitalized" will be the same as the definitions adopted by the agencies to implement the corrective action provisions of FDICIA. As of June 30, 1998, Georgia National met the definition of a "well capitalized" depository institution.

         Table (11) below sets forth the average balances and average weighted rates for Georgia National's categories of deposits for the periods indicated.

                                   TABLE (11)
                                    DEPOSITS
                             (DOLLARS IN THOUSANDS)

                            SIX MONTHS ENDED JUNE 30,                 FISCAL YEAR ENDED DECEMBER 31,
                                      1998                            1997                       1996
                                      ----                            ----                       ----
                                                % OF                           % OF                        % OF
                           AVERAGE   AVERAGE    TOTAL      AVERAGE   AVERAGE   TOTAL   AVERAGE   AVERAGE   TOTAL
                           BALANCE    RATE     DEPOSITS    BALANCE    RATE   DEPOSITS  BALANCE    RATE   DEPOSITS
                           -------    ----     --------    -------    ----   --------  -------    ----   --------
Non-interest bearing
      demand deposits      $ 11,757  0.00%     14.84%      $10,878    0.00%   14.03%   $  8,539   0.00%   12.98%
Interest bearing demand
      and NOW deposits     $ 24,337  3.81%     30.72%      $20,226    3.54%   26.09%   $ 10,090   2.28%   15.34%
Savings account deposits   $ 18,182  4.53%     22.95%      $19,408    4.47%   25.04%   $ 17,671   4.34%   26.86%
Money market accounts      $  2,123  2.90%     2.68%       $ 2,480    2.90%    3.20%   $  3,456   2.93%    5.25%
Time Deposits              $ 19,500  5.42%     24.62%      $20,947    5.38%   27.02%   $ 22,323   5.50%   33.93%
IRA deposits               $  3,315  5.35%      4.18%      $ 3,579    5.29%    4.62%   $  3,713   5.61%    5.64%
                           --------             -----       -------           -----    --------           -----
      Total                $ 79,214            100.00%     $77,518           100.00%   $ 65,792          100.00%
                           ========            ======      =======           ======    ========          ======
Weighted average rate
      total deposits                 3.85%                            3.83%                       3.85%
                                     ====                             ====                        ====

                         FISCAL YEAR ENDED DECEMBER 31,
                                      1995
                                      ----
                                              % OF
                            AVERAGE  AVERAGE  TOTAL
                            BALANCE   RATE   DEPOSITS
                            -------   ----   --------
Non-interest bearing
      demand deposits       $10,406   0.00%   13.69%
Interest bearing demand
      and NOW deposits      $18,790   3.43%   24.72%
Savings account deposits    $19,274   4.43%   25.36%
Money market accounts       $ 2,508   2.93%    3.30%
Time Deposits               $21,434   5.36%   28.20%
IRA deposits                $ 3,590   5.30%    4.73%
                            -------           -----
      Total                 $76,011          100.00%
                            =======          ======
Weighted average rate
      total deposits                  3.83%
                                      ====

RETURN ON EQUITY AND ASSETS

      Table (12) below sets forth Georgia National's performance for the periods indicated.

                                   TABLE (12)
                           RETURN ON EQUITY AND ASSETS

                                                                           AT DECEMBER 31,
                                                                           ---------------
                                                              1997              1996                1995
                                                              ----              ----                ----
Return on average assets                                       1.41              1.41                1.49
Return on average equity                                      13.88             13.42               14.77
Dividend payout ratio                                         21.53              6.00                0.00
Year-end equity to year-end total assets                      10.12             10.14               10.20
Year-end risk weighted tier one
      capital to assets                                       12.34             12.96               13.83
Allowance for loan losses to total loans                       1.33              1.32                1.51
Net charge-offs to average loans                               0.06             (0.03)               0.01


LIQUIDITY AND CAPITAL RESOURCES

         Georgia National's principal sources of funds are deposits, principal and interest payments on loans, interest on investments, and sales of investments. During 1997 Georgia National experienced deposit growth of approximately $9.7 million, or 13.6%. Management is unaware of any trends in the sources or uses of funds by Georgia National that are expected to have a material adverse impact on the Bank's liquidity position. Georgia National maintains and periodically tests significant sources of secondary liquidity in case events occur that would cause a material change in the liquidity position of the Bank. Georgia National maintains several overnight funds lines with correspondent banks and Georgia National is a member of the FHLB bank at which it has approximately $8.0 million in borrowing capacity.

         At June 30, 1998, shareholder's equity was approximately $9,887,825, or 11.0% of total assets, compared to $9,395,084 or 10.23% of total assets at December 31, 1997. At June 30, 1998 and December 31, 1997, respectively, Georgia National's Tier I risk based capital ratios were approximately 12.96% and 13.82%. All of Georgia National's capital ratios are in excess of regulatory guidelines for a "well capitalized" bank.

IMPACT OF INFLATION AND CHANGING PRICES

         Georgia National's financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of Georgia National is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of a financial institution than do the effects of change in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services in general.

FEDERAL AND STATE TAXATION

         Although a bank's income tax liability is determined under provisions of the Internal Revenue Code of 1986, as amended (the "Code"), which is applicable to all taxpayers or corporations, Sections 581 through 597 of the Code apply specifically to financial institutions.

         The two primary areas in which the treatment of financial institutions differs from the treatment of other corporations under the Code are in the areas of bond gains and losses and bad debt deductions. Bond gains and losses generated from the sale or exchange of portfolio instruments are generally treated for financial institutions as ordinary gains and losses as opposed to capital gains and losses for other corporations, as the Code considers bond portfolios held by banks to be inventory in a trade or business rather than capital assets. Banks are allowed a statutory method for calculating a tax deductible reserve for bad debt deductions.

         Georgia National files state income tax returns in the state of Georgia. Georgia taxes banks under primarily the same provisions as other corporations.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by SouthTrust with the Commission are incorporated by reference herein:

                  (i) SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1997 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held April 15, 1998) (Commission File No. 0-3613);

                  (ii) SouthTrust's Quarterly Reports on Form 10-Q, dated March 31, 1998 and June 30, 1998 (Commission file No. 0-3613); and

                  (iii) SouthTrust's Current Report on Form 8-K, dated January 12, 1998 (Commission File No. 0-3613).

                  (iv) The description of SouthTrust Common Stock contained in SouthTrust's Registration Statement on Form 8-A (File No. 1-3613).

                  (v) The description of the Preferred Stock Purchase Rights contained in SouthTrust's Registration Statement on Form 8-A (File No. 1-3613).

         All documents filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to final adjournment of the Special Meeting, shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of consummated and pending acquisitions set forth under the caption "SUMMARY - Parties to the Merger - SouthTrust."

         Copies of all documents with respect to SouthTrust incorporated by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated into the documents incorporated by reference) will be provided without charge to each person to whom a copy of this Proxy Statement/Prospectus is delivered upon written or oral request. Requests for such copies should be directed to: Mr. Aubrey D. Barnard, Secretary, Treasurer and Controller, SouthTrust Corporation, 420 North 20th Street, 34th Floor, Birmingham, Alabama, 35203, telephone number (205) 254-5000.

                                  LEGAL MATTERS

         Certain legal matters in connection with the SouthTrust Common Stock being offered hereby will be passed upon by Bradley Arant Rose & White LLP Birmingham, Alabama, counsel for SouthTrust. As of June 30, 1998, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially owned approximately 3,053,000 shares of SouthTrust Common Stock.

                                     EXPERTS

         The consolidated financial statements of SouthTrust Corporation and subsidiaries incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and to the extent and for the periods indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of Georgia National Bancorp, Inc. and subsidiaries included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, LLC, independent certified public accountants, for the periods indicated in their report thereon and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

OTHER BUSINESS

         The Board of Directors of Georgia National does not know of any matter to be brought before the Special Meeting other than as described in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matters.

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 31, 1997

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED FINANCIAL REPORT
                                DECEMBER 31, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                                              Page
                                                                                              ----
INDEPENDENT AUDITOR'S REPORT .................................................................F-3

FINANCIAL STATEMENTS

    Consolidated balance sheets ..............................................................F-4
    Consolidated statements of income ........................................................F-5
    Consolidated statements of stockholders' equity ..........................................F-6
    Consolidated statements of cash flows ............................................F-7 and F-8
    Notes to consolidated financial statements ..................................F-9 through F-39

                          INDEPENDENT AUDITOR'S REPORT



TO THE BOARD OF DIRECTORS
GEORGIA NATIONAL BANCORP, INC. AND SUBSIDIARY
ATHENS, GEORGIA

            We have audited the accompanying consolidated balance sheets of GEORGIA NATIONAL BANCORP, INC. AND SUBSIDIARY as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Georgia National Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Atlanta, Georgia
February 5, 1998

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                                                --------------
            ASSETS                                                                    1997             1996
            ------                                                                    ----             ----
         Cash and due from banks                                                  $ 4,833,940      $ 4,540,953
         Federal funds sold                                                         6,620,000        3,140,000
         Securities available-for-sale                                             14,692,982       13,693,463

         Loans                                                                     62,815,608       56,111,188
         Less allowance for loan losses                                               835,849          739,634
                                                                                  -----------      -----------
                     Loans, net                                                    61,979,759       55,371,554

         Government corporation stock                                                 408,951          398,251
         Premises and equipment                                                     1,774,387        1,841,864
         Intangible asset                                                             288,704          481,905
         Other assets                                                               1,214,373        1,272,888
                                                                                  -----------      -----------

                     Total assets                                                 $91,813,096      $80,740,878
                                                                                  ===========      ===========


                                        LIABILITIES AND STOCKHOLDERS' EQUITY

         Deposits
               Noninterest-bearing demand                                         $13,886,142      $ 9,945,106
               Interest-bearing demand                                             25,124,934       17,629,650
               Savings                                                             18,347,806       18,090,569
               Time, $100,000 and over                                              3,611,079        3,334,320
               Other time                                                          20,137,811       22,370,136
                                                                                  -----------      -----------
                     Total deposits                                                81,107,772       71,369,781
         Other borrowings                                                             680,942          378,015
         Other liabilities                                                            629,298          761,568
                                                                                  -----------      -----------
                     Total liabilities                                             82,418,012       72,509,364
                                                                                  ===========      ===========

         Commitments and contingent liabilities

         Stockholders' equity
               Common stock, par value $.005 and $.01, respectively,
                     5,000,000 shares authorized, 1,278,132 and 627,949
                     shares issued and outstanding, respectively                        6,391            6,279
         Capital surplus                                                            5,651,996        5,534,157
         Retained earnings                                                          3,751,165        2,786,456
         Unrealized losses on securities available-for-sale,
               net of tax                                                             (14,468)         (95,378)
                                                                                  -----------      -----------
                     Total stockholders' equity                                     9,395,084        8,231,514
                                                                                  -----------      -----------

                     Total liabilities and stockholders' equity                   $91,813,096      $80,740,878
                                                                                  ===========      ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                -------------------------------

                                                        1997            1996            1995
                                                        ----            ----            ----
INTEREST INCOME
      Loans                                          $6,078,868      $5,032,118      $4,580,562
      Taxable securities                                875,111       1,069,539         884,296
      Other investments                                  27,224          26,429          25,972
      Federal funds sold                                338,399         158,271         203,023
                                                     ----------      ----------      ----------
            Total interest income                     7,319,602       6,286,357       5,693,853
                                                     ----------      ----------      ----------

INTEREST EXPENSE
      Deposits                                        2,965,596       2,540,395       2,356,445
      Other borrowings                                   11,690           7,694          10,806
                                                     ----------      ----------      ----------
            Total interest expense                    2,977,286       2,548,089       2,367,251
                                                     ----------      ----------      ----------

      Net interest income                             4,342,316       3,738,268       3,326,602
Provision for loan losses                               135,000          35,000               -
                                                     ----------      ----------      ----------
      Net interest income after provision for
            loan losses                               4,207,316       3,703,268       3,326,602
                                                     ----------      ----------      ----------

OTHER INCOME
      Service charges on deposit accounts               441,941         436,451         387,431
      Mortgage origination fees                         900,658         167,618         112,529
      Net realized gains on sales of securities           7,382          61,564          16,183
      Other operating income                            106,291          83,327         115,308
                                                     ----------      ----------      ----------
            Total other income                        1,456,272         748,960         631,451
                                                     ----------      ----------      ----------

OTHER EXPENSES
      Salaries and employee benefits                  1,674,192       1,187,480       1,100,901
      Equipment expenses                                310,685         285,747         251,083
      Occupancy expenses                                321,588         275,547         257,285
      Other operating expenses                        1,456,554       1,097,610         843,863
                                                     ----------      ----------      ----------
            Total other expenses                      3,763,019       2,846,384       2,453,132
                                                     ----------      ----------      ----------

            Income before income taxes                1,900,569       1,605,844       1,504,921

INCOME TAX EXPENSE                                      670,646         556,432         507,942
                                                     ----------      ----------      ----------

      Net income                                     $1,229,923      $1,049,412      $  996,979
                                                     ==========      ==========      ==========

BASIC EARNINGS PER COMMON SHARE                      $     0.98      $     0.91      $     0.90
                                                     ==========      ==========      ==========

DILUTED EARNINGS PER COMMON SHARE                    $     0.97      $     0.91      $     0.79
                                                     ==========      ==========      ==========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      UNREALIZED
                                                                                                        GAINS
                                                                                                     (LOSSES) ON
                                                                                                      SECURITIES
                                                COMMON STOCK                                          AVAILABLE-          TOTAL
                                                ------------            CAPITAL        RETAINED       FOR-SALE,       STOCKHOLDERS'
                                             SHARES    PAR VALUE        SURPLUS        EARNINGS       NET OF TAX         EQUITY
                                             ------    ---------        -------        --------       ----------         ------
BALANCE, DECEMBER 31, 1994                  553,762      $5,538      $ 5,526,507     $   802,860       $(196,076)     $ 6,138,829
      Net income                                 --          --               --         996,979              --          996,979
      Common stock issued for cash              187           1            1,951              --              --            1,952
      Net change in unrealized
           gains (losses) on
           securities available-for
           sale, net of tax                      --          --               --              --         327,311          327,311
                                         ----------      ------      -----------     -----------       ---------      -----------
BALANCE, DECEMBER 31, 1995                  553,949      $5,539      $ 5,528,458     $ 1,799,839       $ 131,235      $ 7,465,071
      Net income                                 --          --               --       1,049,412              --        1,049,412
      Common stock issued for cash              470           5            6,434              --              --            6,439
      Warrant conversion                     73,530         735             (735)             --              --
      Cash dividends declared,
           $.05 per share                        --          --               --         (62,795)             --          (62,795)
      Net change in unrealized
           gains (losses) on
           securities available-for
           sale, net of tax                      --          --               --              --        (226,613)        (226,613)
                                         ----------      ------      -----------     -----------       ---------      -----------
BALANCE, DECEMBER 31, 1996                  627,949       6,279        5,534,157       2,786,456         (95,378)       8,231,514
      Net income                                 --          --               --       1,229,923              --        1,229,923
      Common stock issued for cash            2,848          17           23,433              --              --           23,450
      Exercise of warrants                   18,900          95           94,406              --              --           94,501
      Cash dividends declared,
           $.21 per share                        --          --               --        (265,214)             --         (265,214)
      Stock split                           628,435          --               --              --              --               --
      Net change in unrealized
      gains (losses) on
      securities available-for
      sale, net of tax                           --          --               --              --          80,910           80,910
                                         ----------      ------      -----------     -----------       ---------      -----------
BALANCE, DECEMBER 31, 1997               $1,278,132      $6,391      $ 5,651,996     $ 3,751,165       $ (14,468)     $ 9,395,084
                                         ==========      ======      ===========     ===========       =========      ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

--------------------------------------------------------------------------------------------------------------------
                                                                        1997               1996               1995
                                                                   -------------------------------------------------
OPERATING ACTIVITIES
      Net income                                                   $  1,229,923       $  1,049,412       $   996,979
      Adjustments to reconcile net income to net cash
            provided by operating activities:
            Depreciation                                                212,148            229,494           220,174
            Amortization of intangible                                  193,200            193,200           193,200
            Provision for loan losses                                   135,000             35,000
            Deferred income taxes                                      (105,571)           (40,401)          (82,741)
            Net realized gains on sales of securities                    (7,382)           (61,564)          (16,183)
            Gain on sale of loans                                            --            (25,454)          (39,091)
            (Increase) decrease in interest receivable                   29,620            (26,177)          (31,115)
            Increase (decrease) in interest payable                       7,405             21,222            41,357
            Increase (decrease) in taxes payable                         22,345             30,709          (131,415)
            Other operating activities                                   (6,402)          (118,453)          117,558
                                                                   ------------       ------------       -----------

                 Net cash provided by operating activities            1,710,286          1,286,988         1,268,723
                                                                   ------------       ------------       -----------

INVESTING ACTIVITIES
      Net increase in interest-bearing deposits in banks                     --                 --            (3,952)
      Purchases of securities available-for-sale                    (11,174,771)       (11,705,626)       (8,955,511)
      Proceeds from sales of securities available-for-sale           10,102,629         15,271,566         8,556,339
      Proceeds from maturities of securities available
            for-sale                                                    204,344            625,209            79,999
      Purchases of securities held-to-maturity                               --                 --        (8,957,736)
      Proceeds from maturities of securities held-to-maturity                --                 --         2,901,563
      Net (increase) decrease in Federal funds sold                  (3,480,000)        (1,040,000)        4,580,000
      Net increase in loans                                          (6,821,678)       (10,473,043)       (2,332,555)
      Purchase of Government Corporation stock                          (10,700)           (21,600)          (16,400)
      Purchase of premises and equipment                               (144,671)          (517,735)         (146,033)
                                                                   ------------       ------------       -----------

                 Net cash used in investing activities              (11,324,847)        (7,861,229)       (4,294,286)
                                                                   ------------       ------------       -----------

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

--------------------------------------------------------------------------------------------------------------------
                                                                           1997            1996              1995
                                                                     -----------------------------------------------
FINANCING ACTIVITIES
      Net increase in deposits                                       $  9,737,991     $  7,683,711       $ 4,573,059
      Net increase (decrease) in other borrowings                         302,927         (934,201)          897,580
      Repayment of obligation under capital lease                              --          (46,771)          (67,504)
      Proceeds from issuance of common stock                              117,951            6,439             1,952
      Dividends paid                                                     (251,321)              --                --
                                                                     ------------     ------------       -----------

            Net cash provided by financing activities                   9,907,548        6,709,178         5,405,087
                                                                     ------------     ------------       -----------

Net increase in cash and due from banks                                   292,987          134,937         2,379,524

Cash and due from banks at beginning of year                            4,540,953        4,406,016         2,026,492
                                                                     ------------     ------------       -----------

Cash and due from banks at end of year                               $  4,833,940     $  4,540,953       $ 4,406,016
                                                                     ============     ============       ===========

SUPPLEMENTAL DISCLOSURES
        Cash paid for:
            Interest                                                 $  2,969,881     $  2,526,867       $ 2,325,894

            Income taxes                                             $    753,872     $    566,124       $   722,098

NONCASH TRANSACTION
      Unrealized (gains) losses on securities available-for-sale     $   (124,339)    $    345,578       $  (495,919)
      Transfer of securities held-to-maturity to securities
            available-for-sale                                       $         --     $         --       $ 8,134,909

      Principal balances of loans transferred to other real estate   $     78,473     $    168,684       $        --

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Georgia National Bancorp, Inc. (the Company) is a bank holding company whose business is conducted by its wholly-owned subsidiary, The Georgia National Bank (the Bank). The Bank is a commercial bank located in Athens, Clarke County, Georgia with three branches located in Athens and one branch in Winder, Georgia. The Bank provides a full range of banking services in its primary market area of Clarke County and the surrounding counties. The Bank also provides mortgage loan origination services in the metropolitan Atlanta area.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation.

The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

CASH AND DUE FROM BANKS

Cash on hand, cash items in process of collection, and amounts due from banks are included in cash and due from banks.

The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SECURITIES

Securities are classified based on management's intention on the date of purchase. All debt securities are classified as available-for-sale and carried at fair value with net unrealized gains and losses included in stockholders' equity, net of tax. Other securities and Government corporation stock without a readily determinable fair value are carried at cost.

Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

LOANS HELD FOR SALE

The Company originates and sells participations in certain loans. The amount of gain recognized on the sale of a specific loan is equal to the percentage resulting from determining the fair value of the portion of the loan sold relative to the fair value of the entire loan. Any gain that is materially in excess of or less than the net premium received is deferred and amortized into income over the term of the portion of the loan not sold.

LOANS

Loans are carried at their principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

Fees charged in excess of related costs on real estate loans are deferred and recognized as income over the life of the loan. Fees charged and costs incurred on other loans are recognized when the loan is made, the results of which are not materially different from generally accepted accounting principles.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS (CONTINUED)

The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

MORTGAGE ORIGINATION FEES

Mortgage origination fees are recognized when the mortgage loans are closed. The Bank does not fund or hold the mortgage loans, nor does it retain any servicing rights.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER REAL ESTATE OWNED

Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other expenses.

INCOME TAXES

Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized on the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance would be recorded for those deferred tax items for which it is more likely than not that realization would not occur.

The Company and the Bank file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

EARNINGS PER COMMON SHARE

Basic earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options. In 1997, the Company declared a two-for-one common stock split. All per share data and share information has been adjusted to reflect this common stock split.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (FASB) has issued, and the Company has adopted, Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 was amended by SFAS No. 127, which defers the effective date of certain provisions of SFAS No. 125 until January 1, 1998. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this statement did not have a material effect on the Company's financial statements.

The FASB has issued, and the Company has adopted, SFAS No. 128, "Earnings Per Share". SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15 "Earnings Per Share" and specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential issuable common stock. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS and fully diluted EPS with diluted EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator for the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997. The adoption of this statement did not have a material effect on the Company's financial statements.

The FASB has issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed in equal prominence with the other financial statements. The term "comprehensive income" is used in the SFAS to describe the total of all components of comprehensive income including net income. "Other comprehensive income" refers to revenues, expenses, gains and losses that are included in comprehensive income but excluded from earnings under current accounting standards. Currently, "other comprehensive income" for the Company consists of items previously recorded directly in equity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 130 is effective for periods beginning after December 15, 1997.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.            SECURITIES

The amortized cost and fair value of securities are summarized as follows:

                                                     GROSS             GROSS
                                  AMORTIZED       UNREALIZED        UNREALIZED          FAIR
                                    COST             GAINS            LOSSES            VALUE
                                ------------      ----------        ----------       -----------
Securities Available-for-Sale
December 31,1997:
U. S. Government and agency
securities                       $12,111,650      $   1,541       $    (18,441)      $12,094,750
Mortgage-backed securities         2,577,115          1,647             (7,143)        2,571,619
Other securities                      26,613             --                 --            26,613
                                 -----------      ---------       ------------       -----------
                                 $14,715,378      $   3,188       $    (25,584)      $14,692,982
                                 ===========      =========       ============       ===========
December 31,1996:
U. S. Government and agency
securities                       $11,900,841      $  35,291       $   (173,065)      $11,763,067
Mortgage-backed securities         1,897,030            949             (9,910)        1,888,069
Other securities                      42,327             --                 --            42,327
                                 -----------      ---------       ------------       -----------
                                 $13,840,198      $  36,240       $   (182,975)      $13,693,463
                                 ===========      =========       ============       ===========

The amortized cost and fair value of securities as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities are not included in the maturity categories in the following summary.

                                                              Securities Available-for-Sale
                                                             ------------------------------
                                                               Amortized         Fair
                                                                 Cost            Value
                                                                 ----            -----
                        Due in one year or less              $    26,613      $    26,613
                        Due from one year to five years        1,736,131        1,732,693
                        Due from five to ten years            10,375,519       10,362,057
                        Mortgage-backed securities             2,577,115        2,571,619
                                                             -----------      -----------
                                                             $14,715,378      $14,692,982
                                                             ===========      ===========

Securities with a carrying value of $4,111,921 and $2,666,390 as of December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.            SECURITIES (CONTINUED)

Gains and losses on sales of securities available-for-sale consist of the following:

                                                             December 31,
                                                             ------------
                                                  1997          1996           1995
                                                  ----          ----           ----
                        Gross gains             $ 9,484       $ 84,314       $ 71,310
                        Gross losses             (2,102)       (22,750)       (55,127)
                                                -------       --------       --------
                        Net realized gains      $ 7,382       $ 61,564       $ 16,183
                                                =======       ========       ========


NOTE 3.                 LOANS AND ALLOWANCE FOR LOAN LOSSES

The composition of loans is summarized as follows:

                                                                  DECEMBER 31,
                                                                  ------------
                                                             1997               1996
                                                             ----               ----
                        Commercial and financial        $ 13,573,000       $ 11,458,000
                        Real estate - construction         5,392,000          5,697,000
                        Real estate - mortgage            41,022,000         36,051,000
                        Consumer installment               2,782,000          2,658,000
                        Other                                124,739            291,407
                                                        ------------       ------------
                                                          62,893,739         56,155,407
                        Unearned income                      (78,131)           (44,219)
                        Allowance for loan losses           (835,849)          (739,634)
                                                        ------------       ------------
                        Loans, net                      $ 61,979,759       $ 55,371,554
                                                        ============       ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.            LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Changes in the allowance for loan losses are as follows:

                                               DECEMBER 31,
                                 ----------------------------------------
                                   1997            1996            1995
                                   ----            ----            ----
Balance, beginning of year      $ 739,634       $ 688,510       $ 691,887
Provision for loan losses         135,000          35,000              --
Loans charged off                 (58,015)        (13,933)        (27,349)
Recoveries of loans
   previously charged off          19,230          30,057          23,972
                                ---------       ---------       ---------
Balance, end of year            $ 835,849       $ 739,634       $ 688,510
                                =========       =========       =========

Management has identified no material amounts of loans considered to be impaired as defined by Statement of Financial Accounting Standard No. 114, "Accounting by Creditors for Impairment of a Loan" as of December 31, 1997 and 1996. Interest income on impaired loans of $ - -, $ - -, and $67,075 was recognized for cash payments received for the years December 31, 1997, 1996, and 1995, respectively.

The Company has granted loans to certain directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1997 are as follows:

                Balance, beginning of year         $ 4,093,329
                      Advances                       2,312,262
                      Repayments                    (1,222,431)
                                                   -----------
                Balance, end of year               $ 5,183,160
                                                   ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.            PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

                                                                              DECEMBER 31,
                                                                    -----------------------------
                                                                        1997               1996
                                                                        ----               ----
            Land                                                    $   515,319       $   515,319
            Buildings and improvements                                1,366,768         1,366,768
            Equipment                                                 1,135,750           991,078
            Equipment under capital lease                                    --           304,835
                                                                    -----------       -----------
                                                                      3,017,837         3,178,000
            Accumulated depreciation, including amounts
            applicable to assets acquired under capital leases       (1,243,450)       (1,336,136)
                                                                    -----------       -----------
                                                                    $ 1,774,387       $ 1,841,864
                                                                    ===========       ===========


NOTE 5.                 INTANGIBLE ASSET

On July 26, 1991, the Company acquired certain deposits and assets of Fulton Federal totaling $38,516,335 and $93,336, respectively. The excess of the net liabilities assumed over the total cash received has been capitalized as a deposit purchase premium. The deposit premium is carried at cost, less accumulated amortization computed on the straight-line basis over eight years.

NOTE 6.                 OTHER BORROWINGS

Other borrowings of $680,942 and $378,015 at December 31, 1997 and 1996, respectively, consist of short-term treasury tax and loan notes which bear interest at 1/4% below the Federal funds rate. These borrowings are due on demand.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.            EMPLOYEE STOCK PURCHASE PLAN

The Company has an employee stock purchase plan whereby an employee may purchase common stock through payroll deductions. No more than 10% of an employee's gross pay may be deducted for the purpose of purchasing common stock. The purchase price of the common stock is based upon the market value of the latest known trade from the prior month. During the years ended December 31, 1997 and 1996, 3,344 and 940 shares, respectively, of common stock were issued under the employee stock purchase plan at purchase prices ranging from $6.59 to $7.27 per share.

NOTE 8.                 STOCK OPTION PLAN AND WARRANTS

The Company has an Incentive Stock Option Plan (the "Plan") under which stock options are granted to eligible employees. The Company has reserved 150,000 shares of its common stock for issuance under the Plan. The Company's compensation committee administers the Plan and grants the options. The Plan provides that the option price will be the fair market value of the shares on the date of the grant but in no case less than the par value of such shares. The options under the Plan expire ten years after the date of the grant. The options granted can be exercised for five years beginning five years after the date of grant. At December 31, 1997, 79,775 options were available to grant under the Plan. Other pertinent information related to the options follows:


                                                          1997                          1996                       1995
                                                          ----                          ----                       ----
                                                         WEIGHTED-                    WEIGHTED-                  WEIGHTED-
                                                         AVERAGE                      AVERAGE                    AVERAGE
                                                         EXERCISE                     EXERCISE                   EXERCISE
                                             NUMBER       PRICE          NUMBER        PRICE          NUMBER      PRICE
                                             ------      --------        ------       ---------       ------     ---------
     Under option and exercisable,
         beginning of year                   30,100       $ 5.97         26,100         $ 5.87        22,100      $ 5.90
     Granted                                  4,000         6.59          4,000           6.62         4,000        5.72
                                             ------       ------         ------          -----        ------      ------
     Under option and exercisable,
         end of year                         34,100         6.93         30,100           5.97        26,100        5.87
                                             ======       ======         ======         ======        ======      ======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.            STOCK OPTION PLAN AND WARRANTS (CONTINUED)

                                                                                                              Weighted -
                                                                                           Weighted-           Average
                                                                                            Average           Remaining
                                                                          Range of         Exercise           Contractual
                                                     Number                Prices            Price           Life (Years)
                                                     ------                ------            -----           ------------
            Under option and exercisable,
            end of year                              34,100             $ 5.00-7.31         $ 6.04              2.76

As permitted by SPAS No. 123 ("Accounting for Stock-Based Compensation"), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25 ("Accounting for Stock Issued to Employees"). The Company recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1997, 1996, and 1995. The effect on net income and earnings per share had the Company accounted for compensation cost in accordance with SFAS No. 123 is as follows:

                                                                 DECEMBER 31, 1997
                                                                 -----------------
                                                                       BASIC          DILUTED
                                                                      EARNINGS        EARNINGS
                                                  NET INCOME          PER SHARE       PER SHARE
                                                  ----------          ---------       ---------
            As reported                          $ 1,229,923         $   0.98         $   0.97
            Stock-based compensation,
                  net of related tax effect           (4,604)           (0.01)           (0.01)
                                                 -----------         --------         --------
            As adjusted                          $ 1,225,319         $   0.97         $   0.96
                                                 ===========         ========         ========


                                                                 DECEMBER 31, 1996
                                                                 -----------------

                                                                       BASIC          DILUTED
                                                                      EARNINGS        EARNINGS
                                                  NET INCOME          PER SHARE       PER SHARE
                                                  ----------          ---------       ---------
            As reported                          $ 1,049,412         $   0.91         $   0.91
            Stock-based compensation,
                 net of related tax effect            (2,380)

            As adjusted                          $ 1,047,032         $   0.91         $   0.91
                                                 ===========         ========         ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.            STOCK OPTION PLAN AND WARRANTS (CONTINUED)

                                                                          DECEMBER 31, 1995
                                                                          -----------------

                                                                                 BASIC          DILUTED
                                                                                EARNINGS        EARNINGS
                                                              NET INCOME       PER SHARE        PER SHARE
                                                              ----------       ---------        ---------
            As reported                                    $   996,979         $   0.90         $   0.79
            Stock-based compensation,
               net of related tax effect                        (1,348)              --               --
                                                           -----------         --------         --------
            As adjusted                                    $   995,631         $   0.90         $   0.79
                                                           ===========         ========         ========

The fair value of the options granted during the year was based upon the discounted value of future cash flows of the options using the following assumptions:

                                                              1997              1996              1995
                                                              ----              ----              ----
            Risk-free interest rate                          5.97%               6.50%            6.50%
            Expected life of the options                   7 years             7 years          7 years
            Expected dividends (as a percent of the
               fair value of the stock)                      2.40%               2.00%            2.00%

In connection with the initial offering of common stock, 344,500 warrants were issued to purchase the same number of shares of common stock. The exercise price was $10 per share exercisable for ten years beginning December 31, 1987. During 1996, 284,300 of the warrants were redeemed for 73,530 shares of common stock. During 1997, the remaining 9,450 warrants, after being adjusted for the two-for-one stock split declared during 1997, were exercised.

NOTE 9.                 INCOME TAXES

Income tax expense consists of the following:

                                                                            DECEMBER 31,
                                                                            ------------
                                                              1997              1996              1995
                                                              ----              ----              ----
            Current                                        $  776,217          $ 596,833        $ 590,683
            Deferred                                         (105,571)           (40,401)         (82,741)
                                                           ----------
                 Income tax expense                        $  670,646          $ 556,432        $ 507,942
                                                           ==========          =========        =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.            INCOME TAXES (CONTINUED)

The Company's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                                             DECEMBER 31,
                                                                             ------------
                                                   1997                          1996                           1995
                                                   ----                          ----                           ----
                                            AMOUNT       PERCENT         AMOUNT        PERCENT           AMOUNT          PERCENT
                                            ------       -------         ------        -------           ------          -------
Income taxes at statutory rate           $  646,192          34%       $ 545,987           34%         $ 511,666            34 %
    Tax-exempt interest                          --          --          (11,098)          (1)            (3,577)             --
    State income tax                         37,499           2           27,979            2             21,002               1
    Other items, net                        (13,045)         (1)          (6,436)          --            (21,149)             (1)
                                         ----------      ------        ---------       ------          ---------        --------
Income tax expense                       $  670,646          35%       $ 556,432           35%         $ 507,942              34%
                                         ==========      ======        =========       ======          =========        ========

The components of deferred income taxes are as follows:

                                                                                 DECEMBER 31,
                                                                                 ------------
                                                                         1997                    1996
                                                                         ----                    ----
                        Deferred tax assets:
                             Loan loss reserves                        $ 260,204              $ 217,807
                             Deferred loan fees                           29,487                 15,556
                             Deferred director fees                       27,965                 19,172
                             Depreciation and amortization                55,242                 46,894
                             Deposit premium amortization                 68,911                 51,007
                             Securities available-for-sale                 7,928                 51,358
                                                                       ---------              ---------
                                                                         449,737                401,794
                                                                       ---------              ---------

                        Deferred tax liabilities, other                   42,277                 56,476
                                                                       ---------              ---------

                        Net deferred tax assets                        $ 407,460              $ 345,318
                                                                       =========              =========

                          NOTES TO FINANCIAL STATEMENTS

NOTE 10.                EARNINGS PER COMMON SHARE

The following is a reconciliation of net income (the numerator) and weighted-average shares outstanding (the denominator) used in determining basic and diluted earnings per common share (EPS):

                                                                                          YEAR ENDED DECEMBER 31, 1997
                                                                                          ----------------------------

                                                                                  NET           WEIGHTED-AVERAGE
                                                                                INCOME               SHARES             PER SHARE
                                                                              (NUMERATOR)         (DENOMINATOR)          AMOUNT
                                                                              -----------         -------------          ------
                        Basic EPS                                              $ 1,229,923            1,256,959           $ 0.98
                                                                                                                          ------
                        Effect of Dilutive Securities
                             Stock options                                              --               15,327
                                                                               -----------           ----------
                        Diluted EPS                                            $ 1,229,923            1,272,286           $ 0.97
                                                                               ===========           ==========           ======

                                                                                          YEAR ENDED DECEMBER 31, 1996
                                                                                          ----------------------------

                                                                                  NET           WEIGHTED-AVERAGE
                                                                                INCOME               SHARES            PER SHARE
                                                                              (NUMERATOR)         (DENOMINATOR)         AMOUNT
                                                                              -----------         -------------         ------
                        Basic EPS                                              $ 1,049,412            1,148,004           $ 0.91
                                                                                                                          ------
                        Effect of Dilutive Securities
                             Stock options                                              --                7,730
                                                                               -----------           ----------
                        Diluted EPS                                            $ 1,049,412            1,155,734           $ 0.91
                                                                               ===========           ==========           ======


                                                                                          YEAR ENDED DECEMBER 31, 1995
                                                                                          ----------------------------

                                                                                  NET           WEIGHTED-AVERAGE
                                                                                INCOME               SHARES              PER SHARE
                                                                              (NUMERATOR)         (DENOMINATOR)           AMOUNT
                                                                              -----------         -------------           ------
                        Basic EPS                                             $  996,979          1,107,626               $ 0.90
                                                                                                                          ------
                        Effect of Dilutive Securities
                             Stock options                                            --            159,077
                                                                               ---------         ----------
                        Diluted EPS                                            $ 996,979          1,266,703               $ 0.79
                                                                               =========         ==========               ======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.           COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Company has entered into off-balance sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                                DECEMBER 31,
                                                ------------

                                            1997              1996
                                            ----              ----
Commitments to extend credit             $ 7,667,000        $ 6,651,000
Standby letters of credit                    824,069            576,419
                                         -----------        -----------
                                         $ 8,491,069        $ 7,227,419
                                         ===========        ===========

Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment, and personal property.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.           COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

The nature of the business of the Company and the Bank is such that it ordinarily results in a certain amount of litigation. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

LEASE COMMITMENT

The Company leases its operation center and mortgage origination facility under two operating leases. The minimum lease payments in the aggregate and by year as of December 31, 1997 are as follows:

                                 1998                      $  52,692
                                 1999                         39,979
                                 2000                         27,485
                                                           ---------
                                                           $ 120,156
                                                           =========


Rental expense during 1997, 1996, and 1995 was $158,547, $126,782, and $126,782,
respectively.

The Company leases its main office facilities on a per month basis at $7,993 per month. There is no contractual lease for this arrangement at this time.

NOTE 12. CONCENTRATIONS OF CREDIT

The Company makes commercial, residential and consumer loans to customers primarily in Athens, Clarke County and surrounding counties. The ability of the majority of the Company's customers to honor their loan obligations is dependent on the business economy in Athens and surrounding areas. The Athens economy is strongly dependent on the University of Georgia.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.                   CONCENTRATIONS OF CREDIT (CONTINUED)

Seventy-four percent of the Company's loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company's primary market area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of the loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

The concentrations of credit by type of loan are set forth in Note 3. The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 15% of the Bank's total capital base, as defined by the OCC, which amounted to $1,488,000 at December 31, 1997.

NOTE 13.                REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1997, approximately $3,031,000 of retained earnings were available for dividend declaration without regulatory approval.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and Bank capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1997, the Company and the Bank meet all capital adequacy requirements to which they are subject.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.           REGULATORY MATTERS (CONTINUED)

As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier l leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Company and Bank's actual capital amounts and ratios are presented in the following table.

                                                                                    TO BE WELL
                                                                FOR CAPITAL       CAPITALIZED UNDER
                                                                 ADEQUACY         PROMPT CORRECTIVE
                                            ACTUAL               PURPOSES         ACTION PROVISIONS
                                            ------               --------         -----------------
                                     AMOUNT      RATIO      AMOUNT     RATIO    AMOUNT       RATIO
                                     ------      -----      ------     -----    ------       -----
                                                            (DOLLARS IN THOUSANDS)
                                                     -------------------------------
As of December 31, 1997
      Total Capital
           (to Risk Weighted)
           Consolidated              $9,956      13.47%     $5,913      8%      $7,392        10%
           Bank                      $9,925      13.43%     $5,913      8%      $7,392        10%
      Tier I Capital
           (to Risk Weighted)
           Consolidated              $9,120      12.34%     $2,957      4%      $4,435         6%
           Bank                      $9,089      12.30%     $2,957      4%      $4,435         6%
      Tier I Capital
           (to Average Assets):
           Consolidated              $9,120      10.20%     $3,577      4%      $4,471         5%
           Bank                      $9,089      10.17%     $3,577      4%      $4,471         5%

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.           REGULATORY MATTERS (CONTINUED)

                                                                                    TO BE WELL
                                                                FOR CAPITAL       CAPITALIZED UNDER
                                                                 ADEQUACY         PROMPT CORRECTIVE
                                            ACTUAL               PURPOSES         ACTION PROVISIONS
                                            ------               --------         -----------------
                                     AMOUNT      RATIO      AMOUNT     RATIO    AMOUNT       RATIO
                                     ------      -----      ------     -----    ------       -----
                                                            (DOLLARS IN THOUSANDS)
                                                     -------------------------------
      As of December 31,1996
           Total Capital
           (to Risk Weighted)

           Consolidated              $ 8,585     14.18%     $ 4,844     8%      $ 6,005       10%
           Bank                      $ 8,575     14.16%     $ 4,844     8%      $ 6,005       10%
      Tier I Capital
           (to Risk Weighted)

           Consolidated              $ 7,845     12.96%     $ 2,422     4%      $ 3,633        6%
           Bank                      $ 7,835     12.94%     $ 2,422     4%      $ 3,633        6%
      Tier I Capital
           (to Average Assets):

           Consolidated              $ 7,845     10.05%     $ 3,124     4%      $ 3,904        5%
           Bank                      $ 7,835     10.03%     $ 3,124     4%      $ 3,904        5%

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.           FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

CASH AND DUE FROM BANKS AND FEDERAL FUNDS SOLD:

The carrying amounts of cash and due from banks and Federal funds sold approximate their fair value.

AVAILABLE-FOR-SALE SECURITIES:

Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

LOANS:

For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.           FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

DEPOSITS:

The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

OTHER BORROWINGS:

The carrying amounts of the Company's other borrowings approximate their fair values. The borrowings are short-term borrowings due on demand.

ACCRUED INTEREST:

The carrying amounts of accrued interest approximate their fair values.

OFF-BALANCE SHEET INSTRUMENTS:

Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.           FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

OFF-BALANCE SHEET INSTRUMENTS (CONTINUED):

The estimated fair value of the Company's financial instruments were as follows:

                                                              DECEMBER 31, 1997                        DECEMBER 31, 1996
                                                              -----------------                        -----------------
                                                         CARRYING             FAIR               CARRYING              FAIR
                                                          AMOUNT              VALUE               AMOUNT               VALUE
                                                          ------              -----               ------               -----
      Financial assets:
           Cash and due from banks,
               and Federal funds sold                 $ 11,453,940       $ 11,453,940         $ 7,680,953        $ 7,680,953
      Securities available for-sale                     14,692,982         14,692,982          13,693,463         13,693,463
      Government corporation
           stock                                           408,951            408,951             398,251            398,251
      Loans                                             61,979,759         63,182,192          55,371,554         56,438,646
      Accrued interest receivable                          473,374            473,374             502,994            502,994

      Financial liabilities:
           Deposits                                     81,107,772         81,204,302          71,369,781         71,474,260
           Other borrowings                                680,942            680,942             378,015            378,015
           Accrued interest payable                        216,458            216,458             209,053            209,053


NOTE 15.   SUPPLEMENTAL FINANCIAL DATA

Components of other operating expenses in excess of 1% of total revenue are as follows:

                                                                                              DECEMBER 31,
                                                                                              ------------
                                                                         1997                     1996                    1995
                                                                         ----                     ----                    ----
Deposit insurance assessments                                          $ 28,782                $ 186,115                $ 97,328
Premium amortization expense                                            193,200                  193,200                 193,200
Stationery and office supplies                                           74,841                   73,483                  51,076
Printing                                                                123,133                       --                      --
Postage                                                                 261,486                   51,356                  48,519
Miscellaneous operating expenses                                        103,501                   88,090                 110,970

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.           PARENT COMPANY FINANCIAL INFORMATION

The following information presents the condensed balance sheets of Georgia National Bancorp, Inc. as of December 31, 1997 and 1996 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1997:

                            CONDENSED BALANCE SHEETS

                                                               1997              1996
                                                               ----              ----
Assets
Cash                                                        $   32,188      $    9,359
Investment in subsidiary                                     9,362,902       8,221,771
            Other assets                                        77,115          63,223
                                                            ----------      ----------

                  Total assets                              $9,472,205      $8,294,353
                                                            ==========      ==========

Liabilities                                                 $   77,121      $   62,839
Stockholders' equity                                         9,395,084       8,231,514
                                                            ----------      ----------
            Total liabilities and stockholders' equity      $9,472,205      $8,294,353
                                                            ==========      ==========


                         CONDENSED STATEMENTS OF INCOME

                                                                           1997              1996            1995
                                                                           ----              ----            ----
INCOME, dividend from subsidiary                                     $    265,214     $     62,795       $        --

EXPENSE, other                                                              1,012            1,259               995
                                                                     ------------     ------------       -----------

     Income (loss) before income tax benefits and equity
     in undistributed income of subsidiary                                264,202           61,536              (995)

INCOME TAX BENEFITS                                                            --             (428)               --
                                                                     ------------     ------------       -----------

     Income (loss) before equity in undistributed income
     of subsidiary                                                        264,202           61,964              (995)

EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARY                              965,721          987,448           997,974
                                                                     ------------     ------------       -----------

NET INCOME                                                           $  1,229,923     $  1,049,412       $   996,979
                                                                     ============     ============       ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.           PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                          1997             1996               1995
                                                                          ----             ----               ----
OPERATING ACTIVITIES
Net income                                                           $  1,229,923     $  1,049,412       $   996,979
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Undistributed income of subsidiary                                       (965,721)        (987,448)         (997,974)
      Other operating activities                                          (13,503)         (63,179)               --
                                                                     ------------     ------------       -----------

Net cash provided by (used in) operating activities                       250,699           (1,215)             (995)
                                                                     ------------

INVESTING ACTIVITIES
Investment in subsidiary                                                  (94,500)              --                --
                                                                     ------------     ------------       -----------

Net cash used in investing activities                                     (94,500)              --                --
                                                                     ------------     ------------       -----------

FINANCING ACTIVITIES
Dividends paid                                                           (251,321)              --                --
Proceeds from issuance of common stock                                    117,951            6,439             1,952
                                                                     ------------     ------------       -----------

Net cash provided by (used in) financing activities                      (133,370)           6,439             1,952
                                                                     ------------     ------------       -----------

Net increase in cash                                                       22,829            5,224               957

Cash at beginning of year                                                   9,359            4,135             3,178
                                                                     ------------     ------------       -----------

Cash at end of year                                                  $     32,188     $      9,359       $     4,135
                                                                     ============     ============       ===========

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED FINANCIAL REPORT

                                  JUNE 30, 1998
                                   (UNAUDITED)

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED FINANCIAL REPORT
                                  JUNE 30, 1998
                                   (UNAUDITED)


                                TABLE OF CONTENTS
                                -----------------

                                                                                     PAGE

FINANCIAL STATEMENTS
     Consolidated balance sheets.......................................................1
     Consolidated statements of income and comprehensive income........................2
     Consolidated statements of cash flows.............................................3
     Notes to consolidated financial statements........................................5

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1998 AND 1997


                                   ASSETS                               1998               1997
                                                                    ------------       ------------
Cash and due from banks                                             $  4,861,558       $  4,964,633
Interest-bearing deposits in banks                                     1,500,000                 --
Federal funds sold                                                     4,540,000          5,300,000
Securities available-for-sale                                         12,589,895         13,754,593

Loans                                                                 63,648,816         61,931,109
Less allowance for loan losses                                           903,910            791,247
                                                                    ------------       ------------
      Loans, net                                                      62,744,906         61,139,862
                                                                    ------------       ------------

Government corporation stock                                             449,450            408,951
Premises and equipment                                                 1,714,735          1,854,720
Intangible assets                                                        192,105            385,305
Other assets                                                           1,218,107          1,141,864
                                                                    ------------       ------------

Total assets                                                        $ 89,810,756       $ 88,949,928
                                                                    ============       ============

            Liabilities and Stockholders' Equity

Deposits
      Noninterest-bearing demand                                    $ 11,295,120       $ 11,490,536
      Interest-bearing demand                                         26,744,950         24,352,226
      Savings                                                         18,683,974         19,227,030
      Time, $ 100,000 and over                                         1,814,560          2,149,779
      Other time                                                      20,659,033         22,432,001
                                                                    ------------       ------------
            Total deposits                                            79,197,637         79,651,572
Other borrowings                                                         210,645            136,141
Other liabilities                                                        514,649            543,805
                                                                    ------------       ------------
            Total liabilities                                         79,922,931         80,331,518
                                                                    ------------       ------------

Commitments and contingent liabilities

Stockholders' equity
      Common stock, par value $.005 and $.01, respectively,
            5,000,000 shares authorized, 1,308,530 and 628,272
            shares issued and outstanding, respectively                    6,543              6,282
      Capital surplus                                                  5,839,036          5,538,898
      Retained earnings                                                4,053,483          3,192,717
      Unrealized losses on securities available-for-sale,
            net of tax                                                   (11,237)          (119,487)
                                                                    ------------       ------------
                  Total stockholders' equity                           9,887,825          8,618,410
                                                                    ------------       ------------
                  Total liabilities and stockholders' equity        $ 89,810,756       $ 88,949,928
                                                                    ============       ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997


                                                                        1998                1997
                                                                    ------------       ------------
Interest income
      Loans                                                         $  3,149,031       $  2,930,328
      Taxable securities                                                 378,761            440,868
      Other investments                                                   13,821             13,410
      Federal funds sold                                                 190,856            167,302
      Deposits in banks                                                    3,310                 --
                                                                    ------------       ------------
            Total interest income                                      3,735,779          3,551,908
                                                                    ------------       ------------

Interest expense
      Deposits                                                         1,510,969          1,438,783
      Other borrowings                                                     4,844              4,566
                                                                    ------------       ------------
            Total interest expense                                     1,515,813          1,443,349
                                                                    ------------       ------------

            Net interest income                                        2,219,966          2,108,559
Provision for loan losses                                                 90,000             45,000
                                                                    ------------       ------------
            Net interest income after provision                        2,129,966          2,063,559
                for loan losses                                     ------------       ------------

Other income
      Service charges on deposit accounts                                211,500            224,850
      Mortgage origination fees                                          406,063            155,803
      Net realized gains (losses) on sales of securities                    (507)            10,611
      Other operating income                                              74,366             28,563
                                                                    ------------       ------------
            Total other income                                           691,422            419,827
                                                                    ------------       ------------

Other expenses
      Salaries and employee benefits                                     963,807            779,887
      Equipment expenses                                                 149,115            146,688
      Occupancy expenses                                                 163,407            153,818
      Other operating expenses                                           723,165            587,577
                                                                    ------------       ------------
            Total other expenses                                       1,999,494          1,667,970
                                                                    ------------       ------------

            Income before income taxes                                   821,894            815,416
Income tax expense                                                       292,690            283,521
                                                                    ------------       ------------

      Net income                                                         529,204            531,895
                                                                    ------------       ------------

Other comprehensive income (loss), net of tax:
      Unrealized gains (losses) on securities
            available-for-sale arising during period                       2,907            (17,318)
      Less: reclassification adjustment for
            (gains) losses included in net income                            324             (6,791)
                                                                    ------------       ------------
      Total other comprehensive income (loss)                              3,231            (24,109)
                                                                    ------------       ------------
            Comprehensive income                                    $    532,435       $    507,786
                                                                    ============       ============
Basic earnings per common share                                     $       0.41       $       0.42
                                                                    ============       ============
Diluted earnings per common share                                   $       0.41       $       0.42
                                                                    ============       ============

See Notes to Consolidated Financial Statements.

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (UNAUDITED)

                                                                         1998               1997
                                                                    --------------     --------------
OPERATING ACTIVITIES
      Net income                                                    $    529,204       $    531,895
      Adjustments to reconcile net income to net cash
            provided by operating activities:
            Depreciation                                                  97,666             98,551
            Amortization of intangible                                    96,600             96,600
            Provision for loan losses                                     90,000             45,000
            Net realized (gains) losses on sales of securities               507            (10,611)
            Increase in interest receivable                             (178,121)           (61,247)
            Increase in interest payable                                   4,940             63,769
            Decrease in taxes payable                                   (118,405)           (64,851)
            Other operating activities                                   113,260            (72,449)
                                                                    ------------       ------------

                  Net cash provided by operating activities         $    635,651       $    626,657
                                                                    ------------       ------------

      INVESTING ACTIVITIES
      Net increase in interest-bearing deposits in banks              (1,500,000)                --
      Purchases of securities available-for-sale                      (8,557,571)        (1,707,357)
      Proceeds from sales of securities available-for-sale            10,620,593          1,497,500
      Proceeds from maturities of securities
            available-for-sale                                            44,559            120,441
      Net (increase) decrease in Federal funds sold                    2,080,000         (2,160,000)
      Net increase in loans                                             (946,147)        (5,813,308)
      Purchase of Government Corporation stock                           (40,499)           (10,700)
      Purchase of premises and equipment                                 (38,014)          (111,407)
                                                                    ------------       ------------

            Net cash provided by (used in) in                          1,662,921         (8,184,831)
                  investing activities                              ------------       ------------


                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (UNAUDITED)

                                                                         1998             1997
                                                                    -------------      -------------
FINANCING ACTIVITIES
      Net increase (decrease) in deposits                           $ (1,910,135)      $  8,281,791
      Net decrease in other borrowings                                  (470,297)          (241,874)
      Proceeds from issuance of common stock                             187,192              4,744
      Dividends paid                                                     (77,714)           (62,807)
                                                                    ------------       ------------

            Net cash provided by (used in)                          $ (2,270,954)      $  7,981,854
                  financing activities                              ------------       ------------

Net increase in cash and due from banks                             $     27,618       $    423,680

Cash and due from banks at beginning of period                         4,833,940          4,540,953
                                                                    ------------       ------------

Cash and due from banks at end of period                            $  4,861,558       $  4,964,633
                                                                    ============       ============

SUPPLEMENTAL DISCLOSURES
         Cash paid for:
            Interest                                                $  1,510,873       $  1,379,580

            Income taxes                                            $    411,095       $    324,771

NONCASH TRANSACTION
      Unrealized (gains) losses on securities
            available-for-sale                                      $     (5,001)      $     38,897

      Principal balances of loans
            transferred to other real estate                        $     91,000       $         --

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                         GEORGIA NATIONAL BANCORP, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.                BASIS OF PRESENTATION

                          The consolidated financial statements included herein are unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of results for the interim period.

                          The results of operations for the six month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.                CURRENT ACCOUNTING DEVELOPMENTS

                          The adoption of the provisions of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" that became effective on January 1, 1998 did not have a material effect on the Company's financial statements.

                          The adoption of SFAS No. 128, "Earnings Per Share", that became effective as of December 31, 1997 had no effect on the calculation of losses per common share for the six months ended June 30, 1997.

                          The adoption of SFAS No. 130, "Reporting Comprehensive Income", that became effective on January 1, 1998 required the Company to report comprehensive income in the Company's Statements of Income and Comprehensive Income.

                          There are no other recent accounting pronouncements that have had, or are expected to have, a material effect on the Company's financial statements.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                           SOUTHTRUST OF ALABAMA, INC.

                                       AND

                         GEORGIA NATIONAL BANCORP, INC.

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION

ARTICLE I

    THE MERGER
    Section 1.1   Constituent Corporations; Consummation of Merger; Closing Date 2
    Section 1.2   Effect of Merger...............................................2
    Section 1.3   Further Assurances.............................................3
    Section 1.4   Directors and Officers.........................................3
    Section 1.5   Stock Option Agreement.........................................3

ARTICLE II

    CONVERSION OF CONSTITUENTS' CAPITAL SHARES

    Section 2.1   Manner of Conversion of Company Shares.........................3
    Section 2.2   Company Stock Options and Related Matters......................4
    Section 2.3   Fractional Shares..............................................5
    Section 2.4   Effectuating Conversion  ......................................6
    Section 2.5   Laws of Escheat................................................8

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Section 3.1   Corporate Organization.........................................8
    Section 3.2   Capitalization.................................................9
    Section 3.3   Financial Statements; Filings.................................10
    Section 3.4   Loan Portfolio; Reserves......................................11
    Section 3.5   Certain Loans and Related Matters.............................12
    Section 3.6   Authority; No Violation.......................................12
    Section 3.7   Consents and Approvals........................................13
    Section 3.8   Broker's Fees.................................................13
    Section 3.9   Absence of Certain Changes or Events..........................13
    Section 3.10  Legal Proceedings; Etc........................................13
    Section 3.11  Taxes and Tax Returns.........................................14
    Section 3.12  Employee Benefit Plans........................................15
    Section 3.13  Title and Related Matters.....................................16
    Section 3.14  Real Estate...................................................17
    Section 3.15  Environmental Matters.........................................17
    Section 3.16  Commitments and Contracts.....................................18
    Section 3.17  Regulatory, Accounting and Tax Matters........................19
    Section 3.18  Registration Obligations......................................19

    Section 3.19  State Takeover Laws...........................................19
    Section 3.20  Insurance.....................................................19
    Section 3.21  Labor.........................................................20
    Section 3.22  Compliance with Laws..........................................20
    Section 3.23  Transactions with Management..................................21
    Section 3.27  Proxy Materials...............................................21
    Section 3.28  Deposit Insurance.............................................22
    Section 3.29  Year 2000.....................................................22
    Section 3.30  Untrue Statements and Omissions...............................22

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF
    SOUTHTRUST AND ST-SUB

    Section 4.1   Organization and Related Matters of SouthTrust................22
    Section 4.2   Organization and Related Matters of ST-Sub....................23
    Section 4.3   Capitalization................................................23
    Section 4.4   Authorization.................................................23
    Section 4.5   Financial Statements..........................................24
    Section 4.6   Absence of Certain Changes or Events..........................25
    Section 4.7   Legal Proceedings, Etc........................................25
    Section 4.8   Insurance.....................................................25
    Section 4.9   Consents and Approvals........................................25
    Section 4.10  Accounting, Tax, Regulatory Matters...........................25
    Section 4.11  Proxy Materials...............................................25
    Section 4.12  No Broker's or Finder's Fees..................................26
    Section 4.13  Untrue Statements and Omissions...............................26
    Section 4.14  SEC Filings...................................................26
    Section 4.15  Compliance with Laws..........................................26
    Section 4.16  Year 2000.....................................................27

ARTICLE V

    COVENANTS AND AGREEMENTS

    Section 5.1   Conduct of the Business of Company............................27
    Section 5.2   Current Information...........................................29
    Section 5.3   Access to Properties; Personnel and Records...................30
    Section 5.4   Approval of Shareholders......................................31
    Section 5.5   No Other Bids.................................................31
    Section 5.6   Notice of Deadlines...........................................32
    Section 5.7   Affiliates....................................................32

    Section 5.8   Maintenance of Properties.....................................32
    Section 5.9   Environmental Audits..........................................32
    Section 5.10  Title Insurance...............................................33
    Section 5.11  Surveys.......................................................33
    Section 5.12  Consents to Assign and Use Leased Premises....................33
    Section 5.13  Exemption Under Anti-Takeover Statutes........................33
    Section 5.14  Conforming Accounting and Reserve Policies....................33
    Section 5.15  Publicity.....................................................33
    Section 5.16  Compliance Matters............................................34
    Section 5.17  Subsidiary Merger Agreement...................................34
    Section 5.18  Employee Issues...............................................34
    Section 5.19  Coordination of Dividends.....................................34

ARTICLE VI

    ADDITIONAL COVENANTS AND AGREEMENTS

    Section 6.1   Best Efforts; Cooperation.....................................34
    Section 6.2   Regulatory Matters............................................35
    Section 6.3   Other Matters.................................................35
    Section 6.4   Indemnification; Insurance....................................36
    Section 6.5   Current Information...........................................37
    Section 6.6   Registration Statement........................................37
    Section 6.7   Reservation of Shares.........................................38
    Section 6.8   Consideration.................................................38

ARTICLE VII

    MUTUAL CONDITIONS TO CLOSING

    Section 7.1   Shareholder Approval..........................................38
    Section 7.2   Regulatory Approvals..........................................38
    Section 7.3   Legal Proceedings.............................................38
    Section 7.4   Registration Statement and Listing............................38

ARTICLE VIII

    CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

    Section 8.1   Representations and Warranties................................39
    Section 8.2   Performance of Obligations....................................39
    Section 8.3   Certificate Representing Satisfaction of Conditions...........39
    Section 8.4   Absence of Adverse Facts......................................39

    Section 8.5   Opinion of Counsel............................................40
    Section 8.6   Consents Under Agreements.....................................40
    Section 8.7   Consents Relating to Leased Real Property.....................40
    Section 8.8   Material Condition............................................40
    Section 8.9   Employment Issues.............................................40
    Section 8.10  Outstanding Shares of the Company.............................40
    Section 8.11  Dissenters....................................................41
    Section 8.12  Pooling.......................................................41
    Section 8.13  Certification of Claims.......................................41
    Section 8.14  Litigation....................................................41
    Section 8.16  New Lease.....................................................41

ARTICLE IX

    CONDITIONS TO OBLIGATIONS OF THE COMPANY

    Section 9.1   Representations and Warranties................................41
    Section 9.2   Performance of Obligations....................................42
    Section 9.3   Certificate Representing Satisfaction of Conditions...........42
    Section 9.4   Absence of Adverse Facts......................................42
    Section 9.5   Consents Under Agreements.....................................42
    Section 9.6   Opinion of Counsel............................................42
    Section 9.7   SouthTrust Shares.............................................43
    Section 9.8   Tax Opinion...................................................43

ARTICLE X

    TERMINATION, WAIVER AND AMENDMENT

    Section 10.1  Termination...................................................43
    Section 10.2  Effect of Termination.........................................46
    Section 10.3  Amendments....................................................46
    Section 10.4  Waivers.......................................................46
    Section 10.5  Non-Survival of Representations and Warranties................47

ARTICLE XI

    MISCELLANEOUS

    Section 11.1  Entire Agreement..............................................47
    Section 11.2  Definitions...................................................47
    Section 11.3  Notices.......................................................48
    Section 11.4  Severability..................................................49

    Section 11.5  Costs and Expenses............................................49
    Section 11.6  Captions......................................................49
    Section 11.7  Counterparts..................................................50
    Section 11.8  Governing Law.................................................50
    Section 11.9  Persons Bound; No Assignment..................................50
    Section 11.10 Exhibits and Schedules........................................50
    Section 11.11 Waiver........................................................50
    Section 11.12 Construction of Terms.........................................50

                         AGREEMENT AND PLAN OF MERGER OF

                           SOUTHTRUST OF ALABAMA, INC.

                                      WITH

                         GEORGIA NATIONAL BANCORP, INC.

                           --------------------------
                                LIST OF SCHEDULES

                           --------------------------


Disclosure Schedule 3.1(d)

Disclosure Schedule 3.3(f)

Disclosure Schedule 3.4

Disclosure Schedule 3.5

Disclosure Schedule 3.7

Disclosure Schedule 3.9

Disclosure Schedule 3.10

Disclosure Schedule 3.11

Disclosure Schedule 3.12(a)

Disclosure Schedule 3.12(g)

Disclosure Schedule 3.13(a)

Disclosure Schedule3.14(a)

Disclosure Schedule 3.14(b)

Disclosure Schedule 3.16(a)

Disclosure Schedule 3.16(b)

Disclosure Schedule 3.20

Disclosure Schedule 3.22

Disclosure Schedule 3.23

Disclosure Schedule 3.24

Disclosure Schedule 3.25

Disclosure Schedule 4.4

Disclosure Schedule 4.7

Disclosure Schedule 4.9

Disclosure Schedule 4.15

Disclosure Schedule 4.16

Disclosure Schedule 5.1(b)(iv)

Disclosure Schedule5.1(b)(vi)

Disclosure Schedule 5.6

                         AGREEMENT AND PLAN OF MERGER OF
                           SOUTHTRUST OF ALABAMA, INC.

                                      WITH

                         GEORGIA NATIONAL BANCORP, INC.

                           --------------------------

                                LIST OF EXHIBITS

                           --------------------------


Exhibit 1.5:      Stock Option Agreement

Exhibit 5.7:      Form of Affiliate Letter

Exhibit 5.17:     Subsidiary Merger Agreement

Exhibit 5.18(a):  Form of Amendment to Mr. Huggins' Employment Contract

Exhibit 5.18(b):  Form of Amendment to Mr. Carson's Employment Contract

Exhibit 5.18(c):  Form of Amendment to Mr. Lanier's Employment Contract

Exhibit 8.5: Matters as to which Powell, Goldstein, Frazer & Murphy LLP, Counsel to the Company, will opine

Exhibit 8.9:      Form of Agreement with respect to the payment of Retention
                  Bonuses

Exhibit 9.6: Matters as to which Bradley Arant Rose & White LLP, Counsel to SouthTrust and ST-Sub, will opine

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                           SOUTHTRUST OF ALABAMA, INC.

                                       AND

                         GEORGIA NATIONAL BANCORP, INC.
                                  JOINED IN BY

                             SOUTHTRUST CORPORATION


         This AGREEMENT AND PLAN OF MERGER, dated as of the 1st day of July, 1998 (this "Agreement"), by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST- Sub") and Georgia National Bancorp, Inc., a Georgia corporation (the "Company"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").

                                WITNESSETH THAT:

         WHEREAS, the respective Boards of Directors of ST-Sub and the Company deem it in the best interests of ST-Sub and of the Company, respectively, and of their respective shareholders, that ST-Sub and the Company merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to
Section 368(a)(1) of the Internal Revenue Code of 1986 (the "Code") (the "Merger");

         WHEREAS, the Boards of Directors of ST-Sub and the Company have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with applicable law;

         WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of the Company the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

         WHEREAS, the Company owns all of the issued and outstanding capital stock of Georgia National Bank, a national banking association (the "Bank"), and ST-Sub owns all of the issued and outstanding capital stock of SouthTrust Bank, National Association, a national banking association ("ST-Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of that certain Subsidiary Merger Agreement (the "Subsidiary Merger Agreement"), the Bank will be merged with and into ST-Bank;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that the Company will be merged with and into ST-Sub and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of the Company, par value $0.005 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, shall be as hereinafter set forth.

                                   ARTICLE I

                                  THE MERGER

         Section 1.1 Constituent Corporations; Consummation of Merger; Closing Date.
                  (a) Subject to the provisions hereof, the Company shall be merged with and into ST-Sub (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the laws of the States of Alabama and Georgia and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which a Certificate or Articles of Merger have been duly filed with the Secretary of State of Alabama and Georgia, unless a later date is specified in such Certificate or Articles of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and the Company, the Effective Time of the Merger shall occur on the first business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated under this Agreement and (ii) the date on which the shareholders of the Company, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement, or such other time as the parties may agree.

                  (b) The closing of the Merger (the "Closing") shall take place at the principal offices of the Company at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section 1.2  Effect of Merger. (a) At the Effective Time of the
Merger, the Company shall be merged with and into ST-Sub and the separate existence of the Company shall cease. The Articles of Incorporation and Bylaws of ST-Sub, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all of the duties and liabilities of a corporation organized under the laws of the State of Alabama shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

            Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of the Company last in office shall execute and deliver or cause to be executed and delivered in the name of the Company such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company.

            Section 1.4 Directors and Officers. From and after the Effective Time of the Merger, the directors of the Surviving Corporation and the officers of the Surviving Corporation shall be those persons serving as directors and officers of ST-Sub immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.

            Section 1.5 Stock Option Agreement. As a condition to the execution of this Agreement, the Company is executing and delivering to SouthTrust the Stock Option Agreement in the form as annexed hereto as EXHIBIT 1.5.

                                   ARTICLE II

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

            Section 2.1 Manner of Conversion of Company Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of SouthTrust, ST-Sub, the Company or the holder of any shares thereof, the shares of the constituent corporations shall be converted as follows:

                    (a) Each share of capital stock of ST-Sub outstanding immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, remain outstanding and unchanged and thereafter shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

                    (b) Each share of common stock of the Company (the "Company Shares") held by the Company or by SouthTrust (or any of their subsidiaries), other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                    (c) Except with regard to Dissenting Company Shares (as hereinafter defined) and the Company Shares excluded in (b) above, each Company Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 0.60 shares of common stock of SouthTrust (and the rights associated therewith issued pursuant to a Rights Agreement dated February 22, 1989 between SouthTrust and Mellon Bank, N.A.) (together, the "SouthTrust Shares")(such number, as may be adjusted as provided in Section 10.1(g) of this Agreement, being hereinafter referred to as the "Conversion Ratio"). The Conversion Ratio, including the number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger.

                    (d) Each outstanding Company Share, the holder of which has perfected his demand for payment of the fair value of such share in accordance with Sections 14-2-1301 to 14-2- 1332 of the Georgia Business Corporation Act (the "Dissent Provisions"), and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting Company Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. The Company shall give SouthTrust prompt notice upon receipt by the Company of any written demands for payment of the fair value of the Company Shares, and of withdrawals of such demands, and any other instruments provided to the Company pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any Company Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Corporation in accordance with the Dissent Provisions and all of such Dissenting Shareholder's Company Shares shall be canceled. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of SouthTrust, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair value, the Company Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

            Section 2.2 Company Stock Options and Related Matters. (a) As of the Effective Time of the Merger, all rights with respect to Company Shares issuable pursuant to the exercise of stock options (the "Company Options") granted by the Company under stock option plans of the Company (the "Company Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such Company Options are then exercisable, shall, subject to this section, be assumed by SouthTrust in accordance with the terms of the particular Company Stock Option Plan under which such Company Options were issued and the stock option agreement by which such Company Options are evidenced. From and after the Effective Time of the Merger, (i) each

Company Option assumed by SouthTrust hereunder may be exercised solely for SouthTrust Shares, (ii) the number of SouthTrust Shares subject to such Company Option shall be equal to the number of Company Shares subject to such Company Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio and (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Conversion Ratio and rounding down to the nearest cent.

                    (b) At all times after the Effective Time of the Merger, SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to permit the exercise of the Company Options assumed by SouthTrust in the manner contemplated by this Agreement. At or (at the election of SouthTrust) within a reasonable time after the Effective Time of the Merger, SouthTrust shall file a Registration Statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form), with respect to the SouthTrust Shares subject to the Company Options assumed by SouthTrust and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any such Company Options assumed by SouthTrust remain outstanding. SouthTrust shall make any filings required under any applicable state securities laws to qualify the SouthTrust Shares subject to such Company Options assumed by SouthTrust for resale thereunder.

                    (c) The number of SouthTrust Shares subject to Company Options to be assumed by SouthTrust hereunder and the exercise price thereof shall, from and after the Effective Time of the Merger, be subject to appropriate adjustment in the event of the occurrence of any transaction described in Section 2.1(c) hereof if the record date with respect to such transaction is on or after the Effective Time of the Merger.

                    (d) It is intended that the foregoing assumption of Company Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any Company Option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to Company Shares awarded under a Company Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise provided by such Company Stock Option Plan, shall remain in full force and effect with respect to the SouthTrust Shares into which such Restricted Stock is converted pursuant to this Agreement, unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the Registration Statements described in this Agreement. Except as otherwise provided herein, (i) no additional options to purchase shares of capital stock of the Company will be granted pursuant to Company Stock Option Plans following the Effective Time of the Merger and (ii) the Company shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of Company Options shall have any right thereunder to acquire any equity securities of the Company.

                    (e) The Company acknowledges that the holders of Company Options who may become or be deemed to be executive officers or directors of SouthTrust after the Effective

Time of the Merger may be subject to the short-swing sale restrictions of the Securities Exchange Act of 1934 and regulations promulgated thereunder.

                    (f) At the election of SouthTrust, the Company shall procure from each holder of Company Options, and shall deliver to SouthTrust at the Closing, an executed acknowledgment of the treatment and disposition of such holder's Company Options, as provided for under this Section 2.2 of this Agreement.

            Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Company Shares converted pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger. The market value of one SouthTrust Share at the Effective Time of the Merger shall be the last sale price of such SouthTrust Share, as reported by the Nasdaq National Market ("NASDAQ") on the last trading day preceding the Effective Time of the Merger or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

            Section 2.4 Effectuating Conversion (a) SouthTrust shall designate such institution as it may select, including SouthTrust or one of its affiliates, to serve as the exchange agent (the "Exchange Agent") pursuant to this Agreement. The Exchange Agent may employ sub- agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for the Company Shares, along with an appropriate cash payment in lieu of fractional interests in SouthTrust Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of Company Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Company Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing the Company Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of the Company Shares to transfer good and marketable title to such Company Shares to SouthTrust, free and clear of all liens, claims and encumbrances. Amounts that would have been payable to Dissenting Shareholders for Company Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(d) hereof shall be returned by the Exchange Agent to SouthTrust as promptly as practicable.

                    (b) At the Effective Time of the Merger, the stock transfer books of the Company shall be closed as to holders of Company Shares immediately prior to the Effective Time

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of the Merger and no transfer of Company Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Company Shares shall, without any action on the part of any holder thereof, no longer represent Company Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be promptly exchanged for the consideration contemplated by this Agreement into which the Company Shares represented thereby were converted in the Merger.

                    (c) In the event that any holder of record as of the Effective Time of the Merger of Company Shares is unable to deliver the certificate which represents such holder's Company Shares, ST-Sub, in the absence of actual notice that any Company Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                    (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                    (ii) Such security and indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless in respect of such stock certificate(s); and

                    (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of the Company Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                    (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing Company Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

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                    (e) No holder of Company Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. After the Effective Time of the Merger, and until properly surrendered and exchanged pursuant to this Agreement, each outstanding certificate representing Company Shares, subject to this Section 2.4(e), shall be deemed to represent and evidence for all corporate purposes only the right to receive the consideration into which such Company Shares were converted as of the Effective Time of the Merger. Accordingly, among other matters, neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid, and SouthTrust shall not be obligated to pay, to the holder of any unsurrendered certificate or certificates representing Company Shares until such holder shall surrender the certificate or certificates representing the Company Shares as provided for by this Agreement, and until such holder becomes the record holder of the SouthTrust Shares issuable in the Merger, such holder shall not be entitled to vote such SouthTrust Shares in respect of any matter coming before the stockholders of SouthTrust. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any accrued dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares in accordance with the foregoing.

            Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Company Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of the Company, SouthTrust, ST-Sub, the Exchange Agent nor any other person acting on their behalf shall be liable to a holder of Company Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

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            Section 3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Company is duly licensed or qualified to do business in each state or other jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect (as defined in Section 11.2 of this Agreement) on the Company. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation of the Company and the Bylaws of the Company, each as amended to the date hereof, have been delivered to SouthTrust.

                    (b) The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, the Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Bank is duly licensed or qualified to do business in Georgia and elsewhere where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Bank. True and correct copies of the Articles of Association of the Bank and the Bylaws of the Bank, each as amended to the date hereof, have been delivered to SouthTrust.

                    (c) Each of the Company, the Bank, and their respective subsidiaries has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Company.

                    (d) Neither the Company nor the Bank owns any capital stock of any subsidiary, or has any interest in any partnership or joint venture, except as set forth in Disclosure Schedule 3.1(d); for purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                    (e) The minute books of the Company, the Bank and their respective subsidiaries contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by its shareholders and Board of Directors (including all committees thereof).

            Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 5,000,000 shares of common stock, par value $0.005 (hereinbefore and hereinafter referred to as "Company Shares"), 1,308,530 shares of which as of the date hereof are issued and outstanding (none of which are held in the treasury of the Company). All of the issued and outstanding

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Company Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. Except as set forth on Disclosure Schedule 3.2(a), as of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of the capital stock of the Company, or any securities or rights convertible into or exchangeable for shares of capital stock of the Company.

                    (b) The authorized capital stock of the Bank consists of 5,000,000 shares of common stock, par value of $5.00, 503,004 shares of which as of the date hereof are issued and outstanding (none of which are held in the treasury of the Bank) (the "Bank Shares"). All of the issued and outstanding Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of the Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of the Bank.

                    (c) All of the issued and outstanding shares of capital stock of the Bank:

                        (i) are owned by the Company, except as may be limited or required by laws of general application relating to the Bank; and

                        (ii) are so owned free and clear of all liens and
                    encumbrances and adverse claims thereto.

            Section 3.3 Financial Statements; Filings. (a) The Company has previously delivered to SouthTrust copies of the consolidated financial statements of the Company as of and for each of the three (3) fiscal years ended immediately prior to this Agreement and the interim unaudited consolidated financial statements of the Company as of and for each of the fiscal periods of the Company ended after the close of the most recently completed fiscal year of the Company and prior to the date of this Agreement, and the Company shall deliver to SouthTrust, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent fiscal quarter (or other reporting period) or year of the Company, the consolidated financial statements of the Company as of and for such subsequent fiscal quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of the Company").

                    (b) The Bank has previously delivered to SouthTrust copies of the financial statements of the Bank as of and for each of the three (3) fiscal years of the Bank ended immediately prior to the date of this Agreement and the interim financial statements of the Bank as of and for each of the fiscal periods of the Bank ended after the close of the most recently completed fiscal year of the Bank and prior to the date of this Agreement, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent fiscal quarter (or other reporting period) or year of the Bank, the financial statements of the Bank as of and for such subsequent fiscal quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of the Bank").

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




                    (c) The Bank has previously delivered to SouthTrust copies of the Call Reports of the Bank as of and for each of the three (3) fiscal years ended immediately prior to this Agreement and the Call Reports of the Bank as of and for the periods after the end of the most recent fiscal year and prior to the date of this Agreement, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent fiscal quarter (or other reporting period) or year of the Bank, the Call Reports of the Bank as of and for each such subsequent fiscal quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of the Bank").

                    (d) Each of the Financial Statements of the Company, the Financial Statements of the Bank and each of the Call Reports of the Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of the Company and the Bank, and their subsidiaries have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of the Company, the Financial Statements of the Bank and each of the Call Reports of the Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of the Company and the financial condition of the Bank on a consolidated basis as of the respective dates thereof and fairly present or will fairly present the results of operation of the Company and the results of operation of the Bank on a consolidated basis for the respective periods therein set forth.

                    (e) To the extent not prohibited by law, the Company has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by the Company, the Bank or any of their subsidiaries, with the Regulatory Authorities, and will from time to time hereafter furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (f) Except as reflected on Disclosure Schedule 3.3(f) hereto, since December 31, 1997, neither the Company, the Bank nor any of their subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of the Company, the Financial Statements of the Bank or the Call Reports of the Bank, or reflected in the notes thereto, and (ii) which were incurred after December 31, 1997, in the ordinary course of business consistent with past practices. Since December 31, 1997, neither the Company, the Bank nor any of their

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subsidiaries have incurred or paid any obligations or liability which would have a Material Adverse Effect on the Company, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

            Section 3.4 Loan Portfolio; Reserves. Except as set forth in Disclosure Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1997 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the allowances for possible loan losses shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1997 were, and the allowance for possible loan losses to be shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of the Company and the Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit);
(iii) the reserve for losses with respect to other real estate owned ("OREO Reserve") shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1997 were, and the OREO Reserve to be shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of the Company and the Bank as of the dates thereof;
(iv) the reserve for losses in respect of litigation ("Litigation Reserve") shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1997 were, and the Litigation Reserve to be shown on the Financial Statements of the Company, the Financial Statements of the Bank, and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to the Company, the Bank and their subsidiaries as of the dates thereof, and (v) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(d) and applicable regulatory requirements and guidelines.

            Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, neither the Company, the Bank nor any of their subsidiaries is a party as of the date of this Agreement to any written or oral:
(i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $10,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or is in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by the Company, the Bank or any Regulatory Authority, should have been classified as "substandard",

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"doubtful", "loss," "other loans especially mentioned," "other assets especially mentioned" or any other comparable classification; or (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company, the Bank or any of their subsidiaries or any ten percent (10%) shareholder of the Company, the Bank or any of their subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

            Section 3.6 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of the Company and to the receipt of the Consents of the Regulatory Authorities and the other Consents referred to in
Section 3.7 hereof, to consummate the transactions contemplated hereby. The Board of Directors of the Company has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted and recommended to the Company's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of the Company are necessary to consummate the Merger and the other transactions contemplated hereby. This Agreement, when duly and validly executed by the Company and delivered by the Company, will constitute a valid and binding obligation of the Company, and will be enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                    (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company (ii) to the Company's knowledge and assuming that any necessary Consents, including, but not limited to, those of the Regulatory Authorities, referred to herein are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, the Bank or any of their subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company, the Bank or any of their subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which the Company, the Bank or any of their subsidiaries is a party, or by which the Company, the Bank or any of their subsidiaries or any of its properties or assets may be bound or affected.

            Section 3.7 Consents and Approvals. Except for (i) the approval of the shareholders of the Company pursuant to the proxy statement of the Company relating to the meeting of the

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shareholders of the Company at which the Merger is to be considered (the "Proxy
Statement"); (ii) the Consents of the Regulatory Authorities; (iii) the approval of this Agreement by the shareholder of ST-Sub; (iv) the filing of a Certificate or Articles of Merger with the States of Alabama and Georgia; and (v) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated hereby.

            Section 3.8 Broker's Fees. None of the Company, the Bank or any of their subsidiaries nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, other than pursuant to that certain letter agreement, dated January 21, 1998, between the Company and The Jernigan Group, a copy of which has been provided to ST-Sub.

            Section 3.9 Absence of Certain Changes or Events. Except as disclosed on Disclosure Schedule 3.9 and as otherwise provided in Section 5.1(b) of this Agreement, since December 31, 1997, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the Company Shares or (ii) there has not been any Material Adverse Effect on the Company, the Bank or any of their respective subsidiaries and to the knowledge of the Company, the Bank or any of their respective subsidiaries, no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

            Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, neither the Company, the Bank nor any of their respective subsidiaries is a party to any, and there are no pending or, to the knowledge of the Company, the Bank or any of their respective subsidiaries, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against the Company, the Bank or any of their respective subsidiaries challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of the Company, the Bank and their respective subsidiaries as of the date hereof, there is no proceeding, claim, action or governmental investigation against the Company, the Bank or any of their respective subsidiaries, and no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against the Company, the Bank or any of their respective subsidiaries which has or might reasonably be expected to have a Material Adverse Effect on the Company. None of the Company, the Bank or their respective subsidiaries is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of the Company, the Bank or any of their respective subsidiaries and neither the Company, the Bank nor any of their respective subsidiaries has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

            Section 3.11 Taxes and Tax Returns. (a) The Company has previously delivered or made available to SouthTrust copies of the federal, state and local income tax returns of the

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Company and, if consolidated returns do not exist for all periods, of the Bank and each of their respective subsidiaries, for the years 1994, 1995, and 1996 and all schedules and exhibits thereto, and, will provide SouthTrust with a copy of all federal, state and local income tax returns for the year 1997, with all schedules and exhibits thereto, when such returns are filed, and, such returns have not been subjected to an audit by the Internal Revenue Service or any other taxing authority. Except as reflected in Disclosure Schedule 3.11, the Company, the Bank and their respective subsidiaries have duly filed in correct form all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and the Company, the Bank and any of their respective subsidiaries have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by the Company, the Bank or any of their respective subsidiaries to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of the Company, the Bank and any of their respective subsidiaries), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles consistent with past practices. Neither the Company, the Bank nor any of their respective subsidiaries is responsible for the taxes of any other person other than the Company, the Bank and any of their respective subsidiaries, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                    (b) Except as disclosed in Disclosure Schedule 3.11, neither the Company, the Bank nor any of their respective subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of the Company, the Bank or any of their respective subsidiaries, have been adequately provided for in the Financial Statements of the Company, or the Financial Statements of the Bank, as the case may be.

                    (c) Except as disclosed in Disclosure Schedule 3.11, neither the Company, the Bank nor any of their respective subsidiaries has made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280(G) or 162(m) of the Code.

                    (d) There has not been an ownership change, as defined in
Section 382(G) or the Code, of the Company, the Bank or any of their respective subsidiaries that occurred during or after any taxable period in which the Company, the Bank or any of their respective subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of the Company immediately preceding the date of this Agreement.

                    (e) (i) Proper and accurate amounts have been withheld by the Company, the Bank and their respective subsidiaries from their employees and others for all prior periods in

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compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by the Company, the Bank and their respective subsidiaries for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by either the Company or the Bank in the Financial Statements of the Company or the Financial Statements of the Bank.

            Section 3.12 Employee Benefit Plans. (a) None of the Company, the Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure
Schedule 3.12(a).

                    (b) None of the Company, the Bank or any of their respective subsidiaries (or any pension plan maintained by either of them) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                    (c) None of the Company, the Bank or any of their subsidiaries has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                    (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by the Company, the Bank and their respective subsidiaries comply in both form and operation, in all material respects, with ERISA and the Code that are applicable, or intended to be applicable, to such "employee benefit plans." None of the Company, the Bank nor any of their respective subsidiaries have any material liability under any such plan.

                    (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by the Company, the Bank or any of their respective subsidiaries (i) which would result in the imposition, directly or indirectly, of a material excise tax under
Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of the Company, the Bank or any of their respective subsidiaries; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                    (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as

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that term is defined in Section 4001(a)(16) of ERISA, when determined under those actuarial factors normally applied by such plan's actuaries.

                    (g) Except as set forth in Disclosure Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of the Company, the Bank or any of their respective subsidiaries under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

            Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), the Company, the Bank and their respective subsidiaries have good title, and as to owned real property, have good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by it or carried under its name on the Financial Statements of the Company, the Financial Statements of the Bank, or the Call Reports of the Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank or incurred in the ordinary course of business after December 31, 1997, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that do not in the aggregate have a Material Adverse Effect on the Company.

                    (b) All agreements pursuant to which the Company, the Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought). Except as set forth in Disclosure Schedule 3.13(b), the Company, the Bank and their respective subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

                    (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by the Company, the Bank and any of their respective subsidiaries, are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal

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properties owned, leased or subleased by the Company, the Bank and any of their respective subsidiaries, are in good operating condition and repair, subject only to ordinary wear and tear and/ or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

            Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by the Company, the Bank or any of their respective subsidiaries or in which the Company, the Bank or any of their respective subsidiaries have any ownership or leasehold interest.

                    (b) Disclosure Schedule 3.14(b) lists or otherwise describes and sets forth each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which the Company, the Bank or any of their respective subsidiaries is the lessee or sublessee of any real property and which relates in any manner to the operation of the businesses of the Company, the Bank or any of their respective subsidiaries.

                    (c) Disclosure Schedule 3.14(c) lists or otherwise describes, with respect to each parcel of leased real property listed on Disclosure Schedule 3.14(b), each and every Consent required to facilitate the full and complete assignment of all right, title and interest of the lessee in such lease or sublease to ST-Sub and thence to ST-Bank and the use and operation of such real property by ST-Sub or ST-Bank.

                    (d) As to each parcel of real property owned or used by the Company, the Bank or any of their respective subsidiaries, none of the Company, the Bank or any of their respective subsidiaries have received notice of any pending or, to the knowledge of the Company, the Bank or any of their respective subsidiaries, threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

            Section 3.15 Environmental Matters.

                    (a) Each of the Company, the Bank, their respective subsidiaries, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Company.

                    (b) There is no litigation pending or, to the knowledge of the Company, the Bank or any of their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which the Company, the Bank, their respective subsidiaries, or any Participation Facility has been or, with respect to threatened litigation may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned or leased or operated by the Company, the Bank, any of their respective subsidiaries, or any Participation Facility, except for

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such litigation pending or threatened that will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                    (c) There is no litigation pending or, to the knowledge of the Company, the Bank and their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which any Loan Property (or the Company, the Bank or any of their respective subsidiaries in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a Material Adverse Effect on the Company.

                    (d) To the knowledge of the Company, the Bank and any of their respective subsidiaries, there is no reasonable basis for any litigation of a type described in 3.15(b) of this Agreement, except as will not have, individually or in the aggregate, a Material Adverse Effect on the Company.

                    (e) During the period of (i) ownership or operation by the Company, the Bank or any of their respective subsidiaries of any of their respective current properties, or (ii) participation by the Company, the Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by the Company, the Bank or any of their respective subsidiaries of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                    (f) Prior to the period of (i) ownership or operation by the Company, the Bank or any of their respective subsidiaries of any of their respective current properties, (ii) participation by the Company, the Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by the Company, the Bank or any of their respective subsidiaries of a security interest in any Loan Property, to the knowledge of the Company, the Bank and their respective subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            Section 3.16 Commitments and Contracts. (a) Except as set forth in Disclosure Schedule 3.16(a), none of the Company, the Bank or any of their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                         (i) Any employment contract or understanding (including
any agreement or plan with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by the Company, the Bank or any of their respective subsidiaries);

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                         (ii)  Any labor contract or agreement with any labor
union;

                         (iii) Any contract covenants which limit the ability of
the Company, the Bank or any of their respective subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which the Company, the Bank or any of their respective subsidiaries may carry on its business (other than as may be required by law or applicable regulatory authorities);

                         (iv)  Any lease (other than real estate leases
described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $5,000 or more; or

                         (v)   Any other contract or agreement which would be
required to be disclosed in reports filed by the Company, the Bank or any of their respective subsidiaries with the SEC, the FRB, or the FDIC and which has not been so disclosed.

                    (b) Except as set forth in Disclosure Schedule 3.16(b), there is not, under any agreement, lease or contract to which the Company, the Bank or any of their respective subsidiaries is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

            Section 3.17 Regulatory, Accounting and Tax Matters. None of the Company, the Bank or any of their respective subsidiaries has taken or agreed to take any action, has any knowledge of any fact nor has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement, (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (iii) materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

            Section 3.18 Registration Obligations. None of the Company, the Bank or any of their respective subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger, to register any of its securities under the Securities Act of 1933 or any state securities laws.

            Section 3.19 State Takeover Laws. This Agreement and the transactions contemplated hereby are not restricted by any applicable state anti-takeover statute.

            Section 3.20 Insurance. Each of the Company, the Bank and their respective subsidiaries is presently insured, and during each of the past three
(3) calendar years has been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of the Company, the Bank and their respective subsidiaries, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company, the Bank and their respective subsidiaries provide adequate coverage against loss, and the fidelity

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bonds in effect as to which the Company, the Bank or any of their respective subsidiaries is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

            Section 3.21 Labor. No work stoppage involving the Company, the Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of the Company, the Bank and their respective subsidiaries, threatened. None of the Company, the Bank or any of their respective subsidiaries is involved in, or, to the knowledge of the Company, the Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that the Company, the Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on the Company. No union represents or claims to represent any employees of the Company, the Bank or their respective subsidiaries, and, to the knowledge of the Company, the Bank and their respective subsidiaries, no labor union is attempting to organize employees of the Company, the Bank or their respective subsidiaries.

            Section 3.22 Compliance with Laws. Each of the Company, the Bank and their respective subsidiaries has conducted its business and owned its assets in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Company. Except as disclosed in Disclosure Schedule 3.22, none of the Company, the Bank or any of their respective subsidiaries:

                    (a) is in violation of any laws, regulations, rules, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Company; and

                    (b) has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that the Company, the Bank or any of their respective subsidiaries is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on the Company, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on the Company, (iii) requiring the Company, the Bank or any of their respective subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of the Company, the Bank or any of their

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                         respective subsidiaries, including, without limitation,
                         any restrictions on the payment of dividends.

            Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of the Bank at the time such deposits were entered into, (b) the loans listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure
Schedule 3.16, (d) obligations under employee benefit plans of the Company, the Bank and their respective subsidiaries as set forth on Disclosure Schedule 3.12, and (e) the items described on Disclosure Schedule 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, any business directly or indirectly controlled by any such person, or $5,000 for all such contracts or commitments in the aggregate for all such individuals.

            Section 3.24 Derivative Contracts. Neither the Company nor the Bank is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of the Company and the Financial Statements of the Bank which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in Disclosure Schedule 3.24.

            Section 3.25 Deposits. To the best of the Company's and the Bank's knowledge, none of the deposits of the Bank is a "brokered" deposit or is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of the Company's except as set forth in Disclosure Schedule 3.25.

            Section 3.26 Accounting Controls. Each of the Company, the Bank and their respective subsidiaries has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Company, the Bank and their respective subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as the Company, the Bank and their respective subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein;
(iii) access to the material properties and assets of the Company, the Bank and their respective subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Company, the Bank and their respective subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

            Section 3.27 Proxy Materials. None of the information relating to the Company, the Bank or any of their respective subsidiaries to be included in the Proxy Statement which is to be mailed to the shareholders of the Company in connection with the solicitation of their approval of

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this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of such Proxy Statement relating to the Company, the Bank or any of their respective subsidiaries shall be and remain with the Company, the Bank and their respective subsidiaries.

            Section 3.28 Deposit Insurance. The deposit accounts of the Bank are insured by the Bank Insurance Fund ("BIF") in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); the Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

            Section 3.29 Year 2000. Except as specifically set forth in Disclosure Schedule 3.29, to the Company's knowledge, all computer software necessary for the conduct of the business of the Company, the Bank and their respective subsidiaries (the "Software") is designed to be used prior to, during and after the calendar year 2000 A.D., and the Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. The Software accepts, calculates, sorts, extracts, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

            Section 3.30 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              SOUTHTRUST AND ST-SUB

            SouthTrust and ST-Sub hereby jointly and severally represent and warrant to Company as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

            Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such

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failure) would not have a Material Adverse Effect on SouthTrust. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been delivered to Company.

                    (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on SouthTrust.

            Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. ST- Sub has, or as of the Effective Time of the Merger, will have, the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by ST-Sub, or the character or location of the properties and assets owned or leased by ST-Sub makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on SouthTrust. True and correct copies of the Articles of Incorporation of ST-Sub and the Bylaws of ST-Sub, each as amended to the date hereof have been delivered to the Company.

                    (b) ST-Sub has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on SouthTrust.

            Section 4.3 Capitalization. As of March 31, 1998, the authorized capital stock of SouthTrust consisted of 300,000,000 shares of common stock, par value $2.50 per share, 160,437,557 shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated as of February 22, 1989 between SouthTrust and Mellon Bank, N.A.) of which were issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of such date), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

            Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and by the shareholder of ST-Sub, and no other corporate or shareholder proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement, when duly authorized, will be the valid and binding obligation of SouthTrust and ST-Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium

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or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will
(i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles of Incorporation or Bylaws of ST-Sub or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents, including, but not limited to those of the Regulatory Authorities, referred to herein are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for
(X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4; and (Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on SouthTrust.

            Section 4.5 Financial Statements. (a) SouthTrust has made available to Company copies of the consolidated financial statements of SouthTrust as of and for the two (2) fiscal years ended immediately prior to the date of this Agreement, and as of and for the period ended after the most recent fiscal year and prior to the date of this Agreement. SouthTrust will make available to the Company, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent fiscal period or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent fiscal period or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                    (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                    (c) Since December 31, 1997, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SouthTrust, except obligations and liabilities (i)

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which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 1997 in the ordinary course of business consistent with past practices. Since December 31, 1997, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

            Section 4.6 Absence of Certain Changes or Events. Since December 31, 1997, there has not been any Material Adverse Effect on SouthTrust, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a Material Adverse Effect on SouthTrust in the future.

            Section 4.7 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.7 hereto, or as disclosed in any registration statement filed by SouthTrust with the SEC and made available to the Company hereunder, neither SouthTrust nor any of its affiliates is a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to Item 103 of Regulation S-K promulgated by the SEC.

            Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

            Section 4.9 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Sub and the Company; (iii) issuance of a Certificate of Merger by the OCC; (iv) the filing of a Certificate or Articles of Merger with the States of Alabama and Georgia; or (v) as disclosed in Disclosure Schedule 4.9, no Consents of any person are necessary in connection with the execution and delivery by SouthTrust and ST-Bank or, to the knowledge of SouthTrust, by the Company of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

            Section 4.10 Accounting, Tax, Regulatory Matters. SouthTrust has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Code, (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement, or (iii) materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

            Section 4.11 Proxy Materials. None of the information relating to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of the Company in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of

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shareholders of the Company to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of the information supplied by SouthTrust and relating to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

            Section 4.12 No Broker's or Finder's Fees. Neither SouthTrust nor ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

            Section 4.13 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.14 SEC Filings. SouthTrust has filed all forms, reports and documents required to be filed by SouthTrust with the SEC since December 31, 1994, other than registration statements on Form S-4 and S-8 (collectively, the "SouthTrust SEC Reports"). The SouthTrust SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SouthTrust SEC Reports or necessary in order to make the statements in such SouthTrust SEC Reports, in light of the circumstances under which they were made, not misleading.

            Section 4.15 Compliance with Laws. Each of SouthTrust or ST-Sub has conducted its business and owned its assets in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on SouthTrust. Except as disclosed in Disclosure Schedule 4.15, none of SouthTrust or ST-Sub:

                    (a) is in violation of any laws, regulations, rules, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on SouthTrust; and

                    (b) has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that SouthTrust or ST-Sub is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance

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                         is reasonably likely to have a Material Adverse Effect
                         on SouthTrust, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on SouthTrust, (iii) requiring SouthTrust or ST-Sub to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust or ST-Sub, including, without limitation, any restrictions on the payment of dividends.

            Section 4.16 Year 2000. Except as specifically set forth in Disclosure Schedule 4.16, to SouthTrust's knowledge, all computer software necessary for the conduct of the business of SouthTrust, ST-Sub and their respective subsidiaries (the "SouthTrust Software") is designed to be used prior to, during and after the calendar year 2000 A.D., and the SouthTrust Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. The SouthTrust Software accepts, calculates, sorts, extracts, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

            Section 5.1 Conduct of the Business of Company. (a) During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall and shall cause the Bank and each subsidiary of the Company and the Bank to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking and business principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of Company or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                    (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, the Company shall not, and it shall not permit the Bank or any of their respective subsidiaries, without the prior written consent of SouthTrust, to:

            (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of the Company, the Articles of Association of the Bank or the Articles or Certificates of Incorporation or Bylaws of any of their respective subsidiaries;

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



              (ii) except for the issuance of the Company Shares pursuant to the terms of the Company Options, change the number of shares of the authorized, issued or outstanding capital stock of the Company, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of the Company, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of the Company; provided, however, that the Company may (to the extent it is legally able to do so by applicable law), but shall not be obligated to, declare and pay a dividend with respect to the outstanding capital stock of the Company in an amount per share that does not exceed the product of the per share amount of any dividend declared by SouthTrust with respect to each SouthTrust Share during the period from the date of this Agreement to the Effective Time of the Merger multiplied by the Conversion Ratio; and, provided, always, that any such dividend declared by the Company must be declared in accordance with the dividend policy of the Company existing at the date of this Agreement and with past practice;


              (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

              (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1997 and disclosed in a Disclosure Schedule delivered pursuant to Article III of this Agreement or in the annexed Disclosure Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

              (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein or any tangible or intangible personal property having a book value in excess of or in exchange for consideration in excess of $25,000 for each such parcel or interest other than in the ordinary course of business for reasonable and adequate consideration;

              (vi) pay any bonuses to any executive officer or director except pursuant to the terms of an enforceable agreement as reflected in annexed

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



                     Disclosure Schedule 5.1(b)(vi); enter into any new, or amend in any respect any existing employment, consulting, non-competition or independent contractor agreement with any person, except as may be required by law; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law or to maintain the tax qualified status of any such plan; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

              (vii) enter into or extend any agreement, lease or license relating to real property, tangible or intangible personal property or any service or other function (including, without limitation), data processing or bankcard functions relating to the Company, the Bank or any of their respective subsidiaries that involves an aggregate of $25,000;

              (viii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with the Company and the Bank's past practices;

              (ix) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any Derivative Contract;

              (x) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing subsidiaries of the Company or the Bank which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement; or

              (xi) commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration,

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



                     complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against the Company, the Bank or any of their respective subsidiaries for material money damages or restrictions upon any of their operations.

            Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of the Company, the Bank and their respective subsidiaries. The Company will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of the Company, the Bank or any of their respective subsidiaries, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting the Company, the Bank or any of their respective subsidiaries, the institution or the threat of material litigation, claims, threats or causes of action involving the Company, the Bank or any of their respective subsidiaries, and will keep SouthTrust fully informed of such events. The Company will furnish to SouthTrust, promptly after the preparation and/or receipt by the Company thereof, copies of its unaudited periodic financial statements, and shall furnish or cause the Bank or such other applicable subsidiary of the Company or the Bank to furnish to SouthTrust promptly after the preparation and/or receipt by the Company, the Bank or such subsidiary, copies of all periodic financial statements of the Bank and such subsidiaries, if available, and all call reports with respect to the Bank for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank.

            Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, the Company, the Bank and their respective subsidiaries shall permit SouthTrust or its agents full access, during normal business hours, to the properties of the Company, the Bank and their respective subsidiaries, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the Company, the Bank or any of their respective subsidiaries, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and the Company, the Bank and their respective subsidiaries shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of the Company's accountants. The Company, the Bank and their respective subsidiaries shall not be required to

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



provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that the Company, the Bank and their respective subsidiaries shall cooperate, to the extent it does not incur undue cost, with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by the Company and its subsidiaries.

                    (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice of any such required disclosure. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

            Section 5.4 Approval of Shareholders. The Company will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of the Company will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and the Company will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

            Section 5.5 No Other Bids. Except with respect to this Agreement and the transactions contemplated hereby, neither the Company nor any "affiliate" (as defined below) thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by the Company, the Bank or any of their respective subsidiaries shall directly or indirectly solicit any "takeover proposal" (as defined below) by any other party. Except to the extent necessary to comply with the fiduciary duties of the Company's Board of Directors

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



as advised in writing by counsel to such Board of Directors, neither the Company nor any affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its affiliates or representatives not to engage in any of the foregoing, but the Company may communicate information about such a takeover proposal to its shareholders if and to the extent it is required to do so in order to comply with its legal obligations as advised in writing by counsel. The Company shall promptly notify SouthTrust orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. The Company shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this Section 5.5, an "affiliate" of a party means (i) any other party directly or indirectly controlling, controlled by or under common control with such party, (ii) any executive officer, director, partner, employer or direct or indirect beneficial owner of a 10% or greater equity or voting interest in such party, or (iii) any other party for which a party described in clause (ii) acts in any such capacity. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving the Company, the Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in the Company, the Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets or liabilities of the Company, the Bank or any of their respective subsidiaries.

            Section 5.6 Notice of Deadlines. Disclosure Schedule 5.6 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which the Company, the Bank or any of their respective subsidiaries is a party.

            Section 5.7 Affiliates. Concurrently with the execution of this Agreement, the Company shall deliver to SouthTrust a letter identifying all persons who are anticipated to be, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933. In addition, the Company shall use its reasonable efforts to cause each person who is an "affiliate" in the letter referred to above to deliver to SouthTrust not later than ten (10) days following execution of this Agreement, a written agreement, substantially in the form of EXHIBIT 5.7, providing that such person will not sell, pledge, transfer, or otherwise dispose of the Company Shares held by such person, except as contemplated by such agreement or by this Agreement, and will not sell, pledge, transfer, or otherwise dispose of the SouthTrust Shares to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations promulgated thereunder until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Company and its subsidiaries have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, the SouthTrust Shares issued to such affiliates of the Company in exchange for the Company Shares shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Company and its subsidiaries have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 5.7. SouthTrust shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of SouthTrust Shares by such persons.

            Section 5.8 Maintenance of Properties. The Company, the Bank and their respective subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended in all material respects, ordinary wear and tear excepted.

            Section 5.9 Environmental Audits. At the reasonable election of SouthTrust, the Company will, at its own expense, with respect to each parcel of real property that the Company, the Bank or any of their respective subsidiaries owns, leases or subleases, procure and deliver to SouthTrust, at least thirty
(30) days prior to the Effective Time of the Merger, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

            Section 5.10 Title Insurance. At the reasonable election of SouthTrust, the Company will, at its own expense, with respect to each parcel of real property that the Company, the Bank or any of their respective subsidiaries owns, leases or subleases, procure and deliver to SouthTrust, at least thirty
(30) days prior to the Effective Time of the Merger, owner's title insurance issued in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

            Section 5.11 Surveys. At the reasonable election of SouthTrust, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.10, the Company, at its own expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

            Section 5.12 Consents to Assign and Use Leased Premises. With respect to the leases disclosed in Disclosure Schedule 3.14(b), the Company will, or shall cause the Bank and each applicable subsidiary of the Company and the Bank to, obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of the Company, the Bank and their respective subsidiaries to ST-Bank and to permit the use and operation of the leased premises by ST-Bank.

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



            Section 5.13 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, the Company will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

            Section 5.14 Conforming Accounting and Reserve Policies. At the request of SouthTrust, the Company shall immediately prior to Closing establish and take such reserves and accruals as SouthTrust reasonably shall request to conform the Bank's loan, accrual, reserve and other accounting policies to the policies of ST-Bank, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on the Company.

            Section 5.15 Publicity. Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither ST-Sub nor the Company shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

            Section 5.16 Compliance Matters. Prior to the Effective Time of the Merger, the Company shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by the Company, the Bank or any of their respective subsidiaries, including compliance with Regulations Z and CC of the FRB); provided that neither SouthTrust nor ST-Sub shall be responsible for discovering or have any obligation to disclose the existence of such defects to the Company nor shall SouthTrust or ST-Sub have any liability resulting from such deficiencies or attempts to cure them.

            Section 5.17 Subsidiary Merger Agreement. Prior to the effective time of the Merger, ST-Bank and the Bank shall have executed and delivered the Subsidiary Merger Agreement substantially in the form annexed hereto as EXHIBIT
5.17 and the Company shall have voted by action by written consent or as otherwise required the shares of capital stock of the Bank held by the Company in favor of such Subsidiary Merger Agreement and the transactions contemplated thereby.

            Section 5.18 Employee Issues. (a) SouthTrust agrees, and agrees that it shall cause ST- Sub to ensure, that the existing employment agreements between the Company and William S. Huggins, Michael S. Carson and Thomas Z. Lanier, respectively, will continue in full force and effect after the Closing, as amended by certain amending agreements, to be executed by Messrs. Huggins, Carson and Lanier, in substantially the form attached as EXHIBIT 5.18(a), (b) and (c), respectively.

                    (b) SouthTrust agrees, and agrees that it shall cause ST-Sub to ensure that, pursuant to their respective employment agreements, as amended, Messrs. Huggins, Lanier and Carson shall be paid a performance bonus for fiscal year 1998 in an amount equal to the performance bonus paid to each of them, respectively, by the Company with respect to fiscal year 1997. Such amounts will


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



be payable to Messrs. Huggins, Lanier and Carson within thirty (30) days of the end of fiscal year 1998. The Company agrees that prior to the Closing it shall, with respect to the annual incentive bonuses for fiscal year 1998, accrue not more than $100,000, being the aggregate amount of performance bonuses paid to Messrs. Huggins, Lanier and Carson in fiscal year 1997 plus the estimated aggregate amount of performance that may be paid to other key officers of the Bank.

            Section 5.19 Coordination of Dividends. After the date of this Agreement the Company shall coordinate with SouthTrust the declaration of any dividends in respect of the Company Shares and the record dates and payments dates relating thereto, it being the intention of the parties that the holders of Company Shares shall not receive more than one dividend, or fail to receive one dividend, for any calendar quarter with respect to their Company Shares and any SouthTrust Shares any holder of Company Shares receives in exchange therefor in the Merger.

                                   ARTICLE VI

                       ADDITIONAL COVENANTS AND AGREEMENTS

            Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

            Section 6.2 Regulatory Matters. (a) Promptly following the execution and delivery of this Agreement, SouthTrust and the Company shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of the Company. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agency in connection with the transactions contemplated by this Agreement.

                    (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in

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connection with the transactions, applications or filings contemplated by this
Agreement. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided, however, that the parties shall cooperate, to the extent they do not incur undue costs, in seeking to obtain consents from appropriate parties under whose rights or authority access is otherwise restricted. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

            Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of the Company, the Bank or any of their respective subsidiaries or obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                    (b) Except as provided in Section 6.3(c) below, the parties agree that appropriate steps shall be taken to terminate all employee benefit plans of the Company, the Bank and their respective subsidiaries as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans, and except as otherwise provided in Section 6.3(c) below, SouthTrust agrees that the officers and employees of the Company, the Bank and their respective subsidiaries who the Surviving Corporation employs shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis and subject to the same conditions as are applicable to any newly- hired employee health plan (within the meaning of Section 5000(b)(1) of the Code) of SouthTrust; provided, however, that:

                        (i) with respect to each SouthTrust group health plan (within the meaning of Section 5000(b)(1) of the Code), SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the corresponding Company's group medical insurance plan during the current calendar year for purposes of satisfying the health plan deductible provisions under SouthTrust's plan for such current year and shall not apply any waiting period (including, but not limited to, waiting periods for pre-existing conditions) of a duration greater than the duration of the corresponding waiting period, if any, under the Company group health plan as in effect immediately prior to the Effective Time; and

                        (ii) credit for each such employee's past service with
                    the Company, the Bank or any of their respective subsidiaries prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                             (1) determining vacation and sick leave benefits
                        and accruals, in accordance with the established policies of SouthTrust;

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                             (2) establishing eligibility for participation in
                        and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service, provided, however, notwithstanding anything contained in this Agreement to the contrary, Past Service Credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust;

                             (3) determining satisfaction of applicable waiting
                        periods under said plans for pre-existing conditions.

                    (c) The parties further agree that any existing 401(k) plans of the Company, the Bank and any of their respective subsidiaries will either be merged into the SouthTrust Corporation Employee's Profit Sharing Plan (the "STPS Plan") effective as of January 1 of the year following the Effective Term of the Merger or, if so elected by SouthTrust, terminated as of a date prior to the Effective Time of the Merger. The determination as to whether such 401(k) plans shall be terminated or merged into the STPS Plan shall be made by SouthTrust. From and after the January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under, the STPS Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") employment by the Company, the Bank or any of their respective subsidiaries shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

            Section 6.4 Indemnification; Insurance. (a) For a period of six (6) years after the Effective Time of the Merger, SouthTrust shall, and shall cause ST-Bank, to indemnify, defend and hold harmless each person entitled to indemnification from the Company, the Bank or any of their respective subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in the Certificates or Articles of Incorporation or Association of the Company, the Bank or any of their respective subsidiaries, as may be applicable, and Bylaws, in each case as in effect on the date hereof.

                    (b) SouthTrust shall use its reasonable efforts (and the Company, the Bank and their respective subsidiaries shall cooperate prior to the Effective Time of the Merger in these efforts) to maintain in effect for a period of three years after the Effective Time of the Merger the existing directors' and officers' liability insurance policy or policies of the Company, the Bank and their respective subsidiaries (provided that SouthTrust may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or
(ii) with the consent of the Company (given prior to the Effective Time of the Merger) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time of the Merger and covering persons who are currently covered by such

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insurance; provided, that SouthTrust shall not be obligated to make premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to the directors and officers, 200% of the annual premium payments on the current policy or policies of the Company, the Bank and their respective subsidiaries, as in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SouthTrust shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                    (c) If SouthTrust or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing and surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of SouthTrust shall assume the obligations set forth in this Section 6.4.

            Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with the Company and to report with respect to the general status and the ongoing operations of SouthTrust.

            Section 6.6 Registration Statement. As soon as practicable after the execution of this Agreement, SouthTrust shall file a Registration Statement on Form S-4 relating to the SouthTrust Shares issuable in the Merger with the SEC and any required state securities authority. SouthTrust shall take all appropriate steps and will use its best efforts to cause such Registration Statement to become effective with the SEC and any such state securities authority prior to the Effective Time of the Merger, which Registration Statement shall permit all the shareholders of the Company who receive SouthTrust Shares in the Merger to receive unlegended, freely transferable securities; provided, however, that certain of such shares shall be subject to restrictions on their transfer by certain former shareholders of the Company as set forth in Section 5.7 hereof. The Company will furnish to SouthTrust the information required to be included in the Registration Statement with respect to the business and affairs of the Company, the Bank and their respective subsidiaries before such Registration Statement is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable federal securities laws and state blue sky securities laws, as appropriate.

            Section 6.7 Reservation of Shares. SouthTrust, on behalf of ST-Sub, shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

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            Section 6.8 Consideration. SouthTrust shall issue the SouthTrust
Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.

                                   ARTICLE VII

                          MUTUAL CONDITIONS TO CLOSING

            The obligations of SouthTrust and ST-Sub on the one hand, and the Company, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

            Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of the Company and the sole shareholder of ST-Bank.

            Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

            Section 7.3 Legal Proceedings. No court or governmental or regulatory authority of any competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, order or similar restriction (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

            Section 7.4 Registration Statement and Listing. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated or threatened by the SEC or any other regulatory authority. SouthTrust shall have received all federal and state securities laws, or "Blue Sky" permits or other authorizations or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement. The SouthTrust Shares issuable pursuant to the Merger shall have been approved for listing on NASDAQ subject only to official notice of issuance.

                                  ARTICLE VIII

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

            The obligations of SouthTrust and ST-Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

            Section 8.1 Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct as of the date of this Agreement and as of all times up to and


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including the Effective Time of the Merger (as though made on and as of the
Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement). The representations and warranties of the Company set forth in Section 3.2 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of the Company set forth in the Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on the Company; provided that, for purposes of this sentence only, those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

            Section 8.2 Performance of Obligations. The Company, the Bank and their respective subsidiaries shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time of the Merger.

            Section 8.3 Certificate Representing Satisfaction of Conditions. The Company shall have delivered to SouthTrust and ST-Sub a certificate of the Chief Executive Officer of the Company dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of the Company under Article III of this Agreement; and (b) certified copies of resolutions duly adopted by the Company's board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, in each case, in such reasonable detail as SouthTrust's counsel shall request.

            Section 8.4 Absence of Adverse Facts. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Company or the consummation of the transactions contemplated by this Agreement,
(b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement or (c) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

            Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP or other counsel to the Company acceptable to SouthTrust in substantially the form set forth in
EXHIBIT 8.5 hereof.

            Section 8.6 Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of the Company, the Bank and any of their respective subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease (other

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than any lease or sublease described in and set forth on Disclosure Schedule
3.14(b)), license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

            Section 8.7 Consents Relating to Leased Real Property. The Company shall have delivered evidence that each Consent described in Section 3.14(c) shall have been obtained by the Company, the Bank and any of their respective subsidiaries, as appropriate.

            Section 8.8 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the reasonable judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of the Company or the Bank or any other banking or other Subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of the Company or the Bank or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks under similar circumstances.

            Section 8.9 Employment Issues. Messrs. Huggins, Carson and Lanier shall have executed and delivered to SouthTrust (i) amendments to their existing employment agreements with the Company in substantially the form attached to this Agreement as EXHIBIT 5.18 (A), (B) AND (C), respectively, and (ii) an agreement with SouthTrust with respect to the eligibility and payment of Retention Bonuses payable after the Effective Time of the Merger, in substantially the form attached to this Agreement as EXHIBIT 8.9.

            Section 8.10 Outstanding Shares of the Company. The total number of the Company Shares outstanding as of the Effective Time of the Merger and the total number of the Company Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any Company Shares that are outstanding and fully exercisable as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for Company Shares, shall not exceed 1,321,530 shares in the aggregate.

            Section 8.11 Dissenters. The holders of not more than five percent (5%) of the outstanding Company Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

            Section 8.12 Pooling. SouthTrust, in the exercise of its reasonable discretion, and after taking into account the holders of the outstanding Company Shares who shall have elected to

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exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares, shall not have determined that the transactions contemplated by this Agreement fail to qualify for pooling of interests accounting treatment.

            Section 8.13 Certification of Claims. The Company shall have delivered a certificate to SouthTrust that the Company is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of the Company, the Bank or any of their respective subsidiaries.

            Section 8.14 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of SouthTrust, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of SouthTrust.

            Section 8.15 Increase in Borrowing. As of the date of any Financial Statement of the Company, any Financial Statement of the Bank or any Call Report of the Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of the Company, the Financial Statements of the Bank and the Call Report of the Bank that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iii) of
Section 3.5 and in Disclosure Schedule 3.5.

            Section 8.16 New Lease. The Company shall have executed a lease agreement with respect to the parcel of real property used by the Company located at 202 College Avenue, Athens, Georgia 30601 with the landlord of such parcel of real property, upon terms and subject to conditions satisfactory to SouthTrust.

                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

            The obligation of the Company to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

            Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct as of the date of this Agreement and as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger and (except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement). The

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representations and warranties of SouthTrust set forth in Section 4.3 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of SouthTrust set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on SouthTrust; provided that, for purposes of this sentence only, those representations and warranties that are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

            Section 9.2 Performance of Obligations. SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

            Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST- Sub shall have delivered to the Company a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article IV of this Agreement, and (b) certified copies of resolutions duly adopted by the board of directors of SouthTrust and ST-Sub and by the shareholders of ST- Sub, evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, in each case in such reasonable detail as the Company's counsel shall request.

            Section 9.4 Absence of Adverse Facts. There shall have been no determination by the Company that any fact, event or condition exists or has occurred that, in the reasonable judgment of the Company, (a) would have a Material Adverse Effect on, or which may be reasonably foreseen to have a Material Adverse Effect on SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

            Section 9.5 Consents Under Agreements. SouthTrust and ST-Sub shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of the Company, individually or in the aggregate, have a Material Adverse Effect upon the consummation of the transactions contemplated hereby.

            Section 9.6 Opinion of Counsel. The Company shall have received the opinion of Bradley Arant Rose & White LLP counsel to SouthTrust, dated the Effective Time of the Merger in substantially the form set forth in EXHIBIT 9.6 hereof.

            Section 9.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free

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of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

            Section 9.8 Tax Opinion. The Company shall have received an opinion of Bradley Arant Rose & White LLP on or before the date on which the Proxy Statement of Company is to be mailed to holders of the Company Shares, to the effect, among others, that the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of Company to the extent that they receive SouthTrust Shares in exchange for their Company Shares in the Merger.

                                    ARTICLE X

                        TERMINATION, WAIVER AND AMENDMENT

            Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                    (a) by the mutual consent in writing of the Board of Directors of SouthTrust, ST-Sub and the Company; or

                    (b) by the Board of Directors of SouthTrust, ST-Sub, or the Company if the Merger shall not have occurred on or prior to January 31, 1999, provided that the failure to consummate the Merger on or before such date is not accompanied by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                    (c) by the Board of Directors of SouthTrust, ST-Sub or the Company (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of the Company and Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of the Company and Section 9.1 of this Agreement in the case of SouthTrust; or

                    (d) by the Board of Directors of SouthTrust, ST-Sub or the Company (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of the Company and Section 9.1 in the case of SouthTrust or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party

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of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

                    (e) by the Board of Directors of SouthTrust, ST-Sub or the Company in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of the Company fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at the Company's shareholders' meeting where the transactions were presented to such shareholders for approval and voted upon; or

                    (f) by the Board of Directors of SouthTrust, ST-Sub or the Company (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in this case of the Company and Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement as the date after which such party may terminate this Agreement.

                    (g) by the Company at any time during the ten-day period following the Determination Date (as defined below), if either (x) both of the following conditions are satisfied:

                    (i) the Average Closing Price (as defined below) shall be
                        less than the product of 0.85 and the Starting Price (as defined below); and

                   (ii)(i) the number obtained by dividing the Average Closing
                        Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "Index Ratio");

or (y) the Average Closing Price shall be less than the product of 0.75 and the Starting Price; subject to the following four sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to SouthTrust which notice shall specify which of clauses (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, SouthTrust shall have the option in the case of a termination invoked under clause (x), of adjusting the Conversion Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten-


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


thousandth), the numerator of which is the Index Ratio multiplied by the Conversion Ratio (as then in effect) and the denominator of which is the Parent Ratio. During such five-day period, SouthTrust shall have the option, in the case of a termination invoked under clause (y), to elect to increase the Conversion Ratio to equal a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Conversion Ratio (as then in effect) and the denominator of which is the Average Closing Price. If SouthTrust makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give written notice to the Company of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 10.1(g). For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

            "Average Closing Price" means the average of the last reported sale prices per share of SouthTrust Shares as reported on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on NASDAQ ending at the close of trading on the Determination Date.

            "Determination Date" means the fifth business day prior to the date on which the last required Consent of any Regulatory Authority having authority over the transactions contemplated by this Agreement required for consummation of the Merger shall be received, without regard to any requisite waiting periods in respect thereof.

            "Index Group," means the group of each of the 17 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 17 bank holding companies and the weights attributed to them are as follows:

                            BANK HOLDING COMPANIES                                    WEIGHTING
                            ----------------------                                    ---------
AmSouth Bancorporation..............................................................     4.07%
BB&T Corporation....................................................................     6.78
Compass Bancshares, Inc.............................................................     3.34
Fifth Third Bancorp.................................................................     7.84
First American Corporation..........................................................     2.96
First Security Corporation..........................................................     5.86
First Tennessee National Corporation................................................     3.25
First Virginia Banks, Inc...........................................................     2.62
Hibernia Corporation................................................................     6.62
Huntington Bancshares, Inc..........................................................     9.68
Mercantile Bancorporation, Inc......................................................     6.60
Regions Financial Corporation.......................................................     5.05
Star Banc Corporation...............................................................     4.32
Summit Bancorp......................................................................     8.91
SunTrust Banks, Inc.................................................................    10.67
Union Planters Corporation..........................................................     3.45
Wachovia Corporation................................................................     7.99
                                                                                       ------

            Total...................................................................   100.00%
                                                                                       ======

            "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

            "Starting Date" shall mean the date of this Agreement.

            "Starting Price" shall mean the last reported sale price per share of SouthTrust Shares on the Starting Date, as reported by NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

            If any company belonging to the Index Group or SouthTrust declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or SouthTrust shall be appropriately adjusted for the purposes of applying this
Section 10.1(g).

            Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except that the provisions of this Section 10.2, Section 10.5 and Article 11 of this Agreement shall survive any such termination and abandonment.

            Section 10.3 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub, and the Company.

            Section 10.4 Waivers. Subject to Section 11.11 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Sub, on the one hand, and the Company, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

            Section 10.5 Non-Survival of Representations and Warranties. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust or ST-Sub, or the Company shall survive the Merger; provided, however, that (a) Sections 5.3(b), 6.3(b), 6.4 and 6.6 of this Agreement shall survive the Merger, and (b) any representation or warranty in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, the Company (or directors and officers thereof in their capacities as such) shall not so terminate and shall not be so extinguished; and provided further, that no representation or warranty of SouthTrust, ST-Sub or the Company contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and the Company, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub or the Company and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub and the Company with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            Section 11.2 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

            "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

            "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

            "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by the Company, the Bank or any of their subsidiaries, or in which the Company, the Bank or any of their subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which the Company, the Bank or any of their subsidiaries has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility; "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R. ss. 300.1100(c).

            "Material Adverse Effect," with respect to any party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the business, assets, operations, financial condition or results of operation of such party and their respective subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

            "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

       Section 11.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

            If to Georgia National Bancorp, Inc.:

                                    202 College Avenue
                                    Athens, Georgia 30601
                                    Attention: William S. Huggins
                                    Fax: (706) 369-3007

                        with a copy to:

                                    Powell, Goldstein, Frazer & Murphy LLP
                                    191 Peachtree Street, N.E., Sixteenth Floor
                                    Atlanta, Georgia 30303
                                    Attention: Walter G. Moeling, Esq.
                                    Fax: (404) 572-6999

                        If to ST-Sub or SouthTrust, then to:

                                    SouthTrust Corporation
                                    420 North 20th Street
                                    Birmingham, Alabama 35203
                                    Attention: Alton E. Yother
                                    Fax (205) 254-5022

                        with a copy to:

                                    Bradley Arant Rose & White LLP
                                    2001 Park Place, Suite 1400
                                    Birmingham, Alabama 35203
                                    Attention: C. Larimore Whitaker, Esq.
                                    Fax (205) 521-8800

            All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third
(3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

            Section 11.4 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

            Section 11.5 Costs and Expenses. Expenses incurred by the Company on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

            Section 11.6 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

            Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

            Section 11.8 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Georgia without respect to its conflicts of laws principles.

            Section 11.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Bank to another affiliate of SouthTrust).

            Section 11.10 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made. Any matter disclosed in any of the Schedules to the Agreement shall be deemed incorporated by reference into each other Schedule thereto and disclosed in each such Schedule.

            Section 11.11 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

            Section 11.12 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements. Unless expressly provided otherwise in this Agreement, references to a party's "judgment" mean that party's reasonable judgment, and references to the "approval" or "consent" of a party mean that party's approval or consent which shall not be unreasonably withheld.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

                                          GEORGIA NATIONAL BANCORP, INC.

                                          By:   /s/ WILLIAM S. HUGGINS
                                             ----------------------------------
                                                    William S. Huggins
                                                  Chief Executive Officer

ATTEST:

By:  /s/ MICHAEL R. CARSON
   ----------------------------
         Michael R. Carson
         Secretary

[CORPORATE SEAL]

                                                  SOUTHTRUST OF ALABAMA, INC.

                                                  By:  /s/ ALTON E. YOTHER
                                                     ---------------------------
                                                           Alton E. Yother
                                                           Vice President

ATTEST:

By:  /s/ WILLIAM L. PRATER
   ----------------------------
         William L. Prater
         Secretary

[CORPORATE SEAL]

                                                  SOUTHTRUST CORPORATION

                                                  By:  /s/ ALTON E. YOTHER
                                                     ---------------------------
                                                           Alton E. Yother
                                                         Senior Vice President

ATTEST:

By:  /s/ WILLIAM L. PRATER
   ---------------------------
         William L. Prater
         Secretary

[CORPORATE SEAL]

                                                                     EXHIBIT 1.5


                             STOCK OPTION AGREEMENT

    (Exhibit 1.5 is included as Exhibit B of this Proxy Statement/Prospectus)

                                                                     EXHIBIT 5.7

                                     FORM OF
                                AFFILIATE LETTER

                                __________ ___, 1998

SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama 35203

Ladies and Gentlemen:

            I have been advised that as of the date hereof I may be an "affiliate" of Georgia National Bancorp, Inc., a Georgia corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

            Pursuant to the terms of that certain Agreement and Plan of Merger dated as of the ___ day of __________, 1998 (the "Agreement"), by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and the Company, and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), the Company will be merged with and into ST-Sub (the "Merger"). As a result of the Merger, I may receive shares of common stock, par value $2.50 per share, of SouthTrust (the "SouthTrust Common Stock") in exchange for the shares of common stock, par value $0.005 per share, of the Company (the "Company Common Stock"), owned by me at the Effective Time of the Merger as determined pursuant to the Agreement.

            I represent and warrant to SouthTrust that in such event:

            A. I shall not make any sale, transfer or other disposition of the SouthTrust Common Stock in violation of the Act or the Rules and Regulations nor shall I make any sale, transfer or other disposition of SouthTrust Common Stock received by me in the Merger or any other shares of SouthTrust Common Stock until such time as financial results covering at least thirty (30) days of combined operations of the Company and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

            B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the SouthTrust Common Stock, to the extent that I have felt necessary, with my counsel or counsel for the Company.

            C. I have been advised that the issuance of the SouthTrust Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is to be submitted for a vote of the shareholders of the Company, I may be an affiliate of the Company and the distribution by me of the SouthTrust Common Stock has not been registered under the Act, the SouthTrust Common Stock held by me must be held indefinitely unless and until (i) such distribution of SouthTrust Common Stock has been registered under the Act as a secondary offering on my behalf (which registration is not contemplated by SouthTrust),
(ii) a sale of the SouthTrust Common Stock is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to SouthTrust, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the SouthTrust Common Stock.

            I understand that the volume limitations referred to above limit me from reselling, within any given three month period, the greater of (i) 1% of the class of outstanding shares of SouthTrust Common Stock as shown by the most recent report or statement published by SouthTrust, (ii) the average weekly reported volume of trading in such securities as reported through the automated quotations system of a registered securities association during the four calendar weeks preceding receipt of the order to execute the transaction, or
(iii) the average weekly volume of trading in such securities as reported through the consolidated transaction reporting system during such four calendar weeks. I understand that as of March 31, 1998, the outstanding SouthTrust Common Stock consisted of {____________} shares. I also understand that securities are sold in "brokers' transactions" within the meaning of Section 4(4) of the Act if, among other things, a broker does no more than execute the order as an agent, receives no more than the usual and customary broker's commission and neither solicits nor arranges for the solicitation of orders to buy the securities in anticipation of or in connection with the transaction. Further, because the number of shares representing 1% of the outstanding shares of SouthTrust Common Stock exceeds the total number of shares of SouthTrust Common Stock issued to me in connection with the Merger, I understand that all transactions involving such shares will be within the volume limitations of Rule 145(d).

            D. I understand that SouthTrust is under no obligation to register the sale, transfer or other disposition of SouthTrust Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

            E. I understand that stop transfer instructions will be given to SouthTrust's transfer agents with respect to the SouthTrust Common Stock and that there may be placed on the certificates for the SouthTrust Common Stock, or any substitutions therefor, a legend stating in substance:

               The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of the letter agreement, dated ____________ ___, 1998, between the registered holder hereof and SouthTrust Corporation, a copy of which agreement is on file at the principal offices of SouthTrust Corporation.

            It is understood and agreed that the legend provided for above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to SouthTrust a copy of a letter form the staff of the Commission, or an opinion of counsel in form and substance satisfactory to SouthTrust, to the effect that such legend is not required for the purposes of the Act.

            I further represent to and covenant with SouthTrust that I will not, during the 30 days prior to the Effective Time of the Merger (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the Company Common Stock or SouthTrust Common Stock that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of any shares of SouthTrust Common Stock received by me in the Merger or any other shares of SouthTrust Common Stock until such time as financial results covering at least 30 days of combined operations of the Company and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

                           Very truly yours,



                           --------------------------------------

                           Print Name:



                           --------------------------------------

                           Print Name:

                           (If shares are held jointly, each owner should sign.)

                                                                    EXHIBIT 5.17

                            SUBSIDIARY AGREEMENT AND
                                 PLAN OF MERGER

            This SUBSIDIARY AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of this ___ day of _________, 1998 by and between GEORGIA NATIONAL BANK, a national banking association (the "Bank") and a wholly-owned subsidiary of Georgia National Bancorp, Inc., a Georgia corporation (the "Company") and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association ("ST-Bank") and a wholly-owned subsidiary of SouthTrust of Alabama, Inc. ("ST-Sub"), which in turn is a wholly-owned subsidiary of SouthTrust Corporation ("SouthTrust").

                              W I T N E S S E T H:

            WHEREAS, the Boards of Directors of ST-Sub, SouthTrust and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the transactions set forth in that certain Agreement and Plan of Merger dated as of July 1, 1998 by and between ST-Sub and the Company, joined in by SouthTrust (the "Merger Agreement") pursuant to which the Company will be merged with and into ST-Sub in a merger (the "Merger");

            WHEREAS, the Boards of Directors of the Bank and ST-Bank have approved, and deem it advisable to consummate, the transactions provided for herein pursuant to which the Bank will merge with and into ST-Bank, subject to and as soon as practicable following the consummation of the Merger; and

            WHEREAS, the parties to this Agreement contemplate that the transactions set forth herein shall qualify pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization pursuant to Section 368 of the Code.

            NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE XII
                                   THE MERGER

            12.1 Bank Merger. (a) Subject to the provisions hereof, the Bank shall be merged with and into ST-Bank (the "Bank Merger") under the charter of ST-Bank, and ST-Bank shall be the surviving association (sometimes hereinafter referred to as the "Association" when reference is made to it after the Effective Time of the Bank Merger (as defined below)). The name of the surviving association shall be "SouthTrust Bank, National Association," and the business of the Association shall be that of a national banking association. This business shall be conducted by the

Association at its main office, which shall be located in Birmingham, Alabama and at its legally established branches.

                 (b) The Bank Merger shall occur immediately following the consummation of the Merger (the "Effective Time of the Bank Merger"), or at such other date and time as ST-Bank and Bank may mutually designate, provided, however, that the Bank Merger shall not occur and shall not be effective unless and until approved by the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System.

            12.2 Effect of Bank Merger. At the Effective Time of the Bank Merger, Bank shall be merged with and into ST-Bank and the separate existence of Bank shall cease. All of the shares of capital stock of the Bank issued and outstanding as of the Effective Time of the Bank Merger, and all rights in respect thereof, shall be canceled. The shares of capital stock of ST-Bank outstanding immediately prior to consummation of the Bank Merger shall constitute the only outstanding shares of capital stock of the Association following consummation of the Bank Merger.

            12.3 Conveyance. All assets of Bank and ST-Bank as they exist at the Effective Time of the Bank Merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all the liabilities of every kind and description of each of ST-Bank and Bank existing as of the Effective Time of the Bank Merger.

            12.4 Board of Directors; Articles of Association; Bylaws. The present Board of Directors of ST-Bank shall continue to serve as the Board of Directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified. At the Effective Time of the Bank Merger, the Articles of Association and the Bylaws of the Association shall be the Articles of Association and Bylaws of ST-Bank as in effect immediately prior to the Bank Merger.

            12.5 Savings Accounts. From and after the Effective Time of the Bank Merger, savings accounts of the Association shall be issued in a manner consistent with the issuance of savings accounts by ST-Bank prior to the Effective Time of the Bank Merger.

                                  ARTICLE XIII
                                 CAPITALIZATION

            13.1 Capitalization of Bank and ST-Bank. As of March 31, 1998, the Bank had a total capital of $ 2,515,020. There were 503,004 shares of Common Stock, each of $5.00 par value. As of March 31, 1998, ST-Bank had total capital of $9,060,600. There were 1,020,000 shares of Common Stock, each of $8.83 par value.

            13.2 Capitalization of Association. The amount of capital stock of the Association shall be $ 9,006,600 divided into 1,020,000 shares of Common Stock, each of $8.83 par value.

                                   ARTICLE XIV
                                    COVENANTS

            14.1 Covenants of Bank and ST-Bank. During the period from the date of this Agreement and continuing until the Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants in the Merger Agreement that pertain or are applicable to Bank and ST-Bank, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Merger Agreement.

                                   ARTICLE XV
                              CONDITIONS PRECEDENT

            15.1 Conditions to Each Party's Obligation to Effect the Bank Merger. The respective obligations of each party to effect the Bank Merger shall be subject to the satisfaction prior to the Effective Time of the Bank Merger of the following conditions:

                 (a) Effective Time of the Merger. The Effective Time (as defined in the Merger Agreement) of the Merger shall have occurred.

                 (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Bank Merger, which makes the consummation of the Bank Merger illegal as of the Effective Time of the Bank Merger.

                 (c) Shareholder Approval. The sole shareholder of ST-Bank and the sole shareholder of the Bank each shall have voted affirmatively to approve the Bank Merger by not less than a majority of the outstanding voting stock of ST-Bank and the Bank, respectively.

                 (d) Other Approvals. All requisite regulatory approvals relating to the Bank Merger shall have been obtained and continue to be in full force and effect, and all waiting and notice periods under applicable law shall have expired.

                                   ARTICLE XVI
                            TERMINATION AND AMENDMENT

            16.1 Termination. This Agreement shall be terminated immediately and without any action on the part of the Bank or ST-Bank upon any termination of the Merger Agreement.

            16.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Bank or ST-Bank or their respective officers or directors.

            16.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                  ARTICLE XVII
                               GENERAL PROVISIONS

            17.1 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Bank Merger.

            17.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Bank or ST-Bank, respectively, at the addresses for notices to the Company or SouthTrust, respectively, as set forth in the Merger Agreement, with copies to the persons referred to therein.

            17.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            17.4 Counterparts. This Agreement may be executed in two counterparts, both of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

            17.5 Entire Agreement. Except as otherwise set forth in the Merger Agreement, this Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be subject to the terms and conditions of the Merger Agreement.

            17.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

            IN WITNESS WHEREOF, the signatures and seals of the Bank and ST-Bank this ___ day of __________, 1998, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.

                                                   GEORGIA NATIONAL BANK

                                        By:
                                             -----------------------------------

                                        Its:
                                             -----------------------------------

Attest:


By:
   -----------------------------------

Its:
    ----------------------------------
[Seal of Bank]

                                                   SOUTHTRUST BANK,
                                                 NATIONAL ASSOCIATION

                                        By:
                                             -----------------------------------

                                        Its:
                                             -----------------------------------

Attest:


By:
   -----------------------------------

Its:
   -----------------------------------
[Seal of Bank]

STATE OF ALABAMA            )
                            )   SS:
COUNTY OF JEFFERSON         )


            On this ________ day of _______________, 1998, before me, a notary public for this state and county, personally came __________________________, as ____________________________________________, and ____________________________,
as ________________________________, of SouthTrust Bank, National Association, and each in his/her said capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


            WITNESS my official seal and signature this day and year.


                                         ---------------------------------------
[Seal of Notary]                         Notary Public, Jefferson County.
                                         My commission expires
                                                              ------------------

STATE OF GEORGIA            )
                            )   SS:
COUNTY OF ____________      )


            On this ______ day of _______________, 1998, before me, a notary public for this state and county, personally came _____________________________, as ________________________________________, and _________________________, as
___________________________________, of Georgia National Bank, and each in his/her said capacity acknowledged this instrument to be the act and deed of the association and the seal.

            WITNESS my official seal and signature this day and year.



                                    ---------------------------------------
[Seal of Notary]                    Notary Public,                       County
                                                  ----------------------
                                    My commission expires
                                                         ------------------

                                                                     EXHIBIT 5.7

                                     FORM OF
                                AFFILIATE LETTER

                                __________ ___, 1998

SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama 35203

Ladies and Gentlemen:

            I have been advised that as of the date hereof I may be an "affiliate" of Georgia National Bancorp, Inc., a Georgia corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

            Pursuant to the terms of that certain Agreement and Plan of Merger dated as of the ___ day of __________, 1998 (the "Agreement"), by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and the Company, and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), the Company will be merged with and into ST-Sub (the "Merger"). As a result of the Merger, I may receive shares of common stock, par value $2.50 per share, of SouthTrust (the "SouthTrust Common Stock") in exchange for the shares of common stock, par value $0.005 per share, of the Company (the "Company Common Stock"), owned by me at the Effective Time of the Merger as determined pursuant to the Agreement.

            I represent and warrant to SouthTrust that in such event:

            A. I shall not make any sale, transfer or other disposition of the SouthTrust Common Stock in violation of the Act or the Rules and Regulations nor shall I make any sale, transfer or other disposition of SouthTrust Common Stock received by me in the Merger or any other shares of SouthTrust Common Stock until such time as financial results covering at least thirty (30) days of combined operations of the Company and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

            B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the SouthTrust Common Stock, to the extent that I have felt necessary, with my counsel or counsel for the Company.

            C. I have been advised that the issuance of the SouthTrust Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is to be submitted for a vote of the shareholders of the Company, I may be an affiliate of the Company and the distribution by me of the SouthTrust Common Stock has not been registered under the Act, the SouthTrust Common Stock held by me must be held indefinitely unless and until (i) such distribution of SouthTrust Common Stock has been registered under the Act as a secondary offering on my behalf (which registration is not contemplated by SouthTrust),
(ii) a sale of the SouthTrust Common Stock is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to SouthTrust, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the SouthTrust Common Stock.

            I understand that the volume limitations referred to above limit me from reselling, within any given three month period, the greater of (i) 1% of the class of outstanding shares of SouthTrust Common Stock as shown by the most recent report or statement published by SouthTrust, (ii) the average weekly reported volume of trading in such securities as reported through the automated quotations system of a registered securities association during the four calendar weeks preceding receipt of the order to execute the transaction, or
(iii) the average weekly volume of trading in such securities as reported through the consolidated transaction reporting system during such four calendar weeks. I understand that as of March 31, 1998, the outstanding SouthTrust Common Stock consisted of {____________} shares. I also understand that securities are sold in "brokers' transactions" within the meaning of Section 4(4) of the Act if, among other things, a broker does no more than execute the order as an agent, receives no more than the usual and customary broker's commission and neither solicits nor arranges for the solicitation of orders to buy the securities in anticipation of or in connection with the transaction. Further, because the number of shares representing 1% of the outstanding shares of SouthTrust Common Stock exceeds the total number of shares of SouthTrust Common Stock issued to me in connection with the Merger, I understand that all transactions involving such shares will be within the volume limitations of Rule 145(d).

            D. I understand that SouthTrust is under no obligation to register the sale, transfer or other disposition of SouthTrust Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

            E. I understand that stop transfer instructions will be given to SouthTrust's transfer agents with respect to the SouthTrust Common Stock and that there may be placed on the certificates for the SouthTrust Common Stock, or any substitutions therefor, a legend stating in substance:

               The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of the letter agreement, dated ____________ ___, 1998, between the registered holder hereof and SouthTrust Corporation, a copy of which agreement is on file at the principal offices of SouthTrust Corporation.

            It is understood and agreed that the legend provided for above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to SouthTrust a copy of a letter form the staff of the Commission, or an opinion of counsel in form and substance satisfactory to SouthTrust, to the effect that such legend is not required for the purposes of the Act.

            I further represent to and covenant with SouthTrust that I will not, during the 30 days prior to the Effective Time of the Merger (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the Company Common Stock or SouthTrust Common Stock that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of any shares of SouthTrust Common Stock received by me in the Merger or any other shares of SouthTrust Common Stock until such time as financial results covering at least 30 days of combined operations of the Company and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

                           Very truly yours,



                           ----------------------------------------------


                           Print Name:-----------------------------------


                           ----------------------------------------------


                           Print Name:-----------------------------------

                           (If shares are held jointly, each owner should sign.)

                                                                    EXHIBIT 5.17

                            SUBSIDIARY AGREEMENT AND
                                 PLAN OF MERGER


            This SUBSIDIARY AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of this ___ day of _________, 1998 by and between GEORGIA NATIONAL BANK, a national banking association (the "Bank") and a wholly-owned subsidiary of Georgia National Bancorp, Inc., a Georgia corporation (the "Company") and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association ("ST-Bank") and a wholly-owned subsidiary of SouthTrust of Alabama, Inc. ("ST-Sub"), which in turn is a wholly-owned subsidiary of SouthTrust Corporation ("SouthTrust").

                              W I T N E S S E T H:

            WHEREAS, the Boards of Directors of ST-Sub, SouthTrust and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the transactions set forth in that certain Agreement and Plan of Merger dated as of July 1, 1998 by and between ST-Sub and the Company, joined in by SouthTrust (the "Merger Agreement") pursuant to which the Company will be merged with and into ST-Sub in a merger (the "Merger");

            WHEREAS, the Boards of Directors of the Bank and ST-Bank have approved, and deem it advisable to consummate, the transactions provided for herein pursuant to which the Bank will merge with and into ST-Bank, subject to and as soon as practicable following the consummation of the Merger; and

            WHEREAS, the parties to this Agreement contemplate that the transactions set forth herein shall qualify pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization pursuant to Section 368 of the Code.

            NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                  ARTICLE XVIII
                                   THE MERGER

            18.1 Bank Merger. (a) Subject to the provisions hereof, the Bank shall be merged with and into ST-Bank (the "Bank Merger") under the charter of ST-Bank, and ST-Bank shall be the surviving association (sometimes hereinafter referred to as the "Association" when reference is made to it after the Effective Time of the Bank Merger (as defined below)). The name of the surviving association shall be "SouthTrust Bank, National Association," and the business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office, which shall be located in Birmingham, Alabama and at its legally established branches.

                    (b) The Bank Merger shall occur immediately following the consummation of the Merger (the "Effective Time of the Bank Merger"), or at such other date and time as ST-Bank and Bank may mutually designate, provided, however, that the Bank Merger shall not occur and shall not be effective unless and until approved by the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System.

            18.2 Effect of Bank Merger. At the Effective Time of the Bank Merger, Bank shall be merged with and into ST-Bank and the separate existence of Bank shall cease. All of the shares of capital stock of the Bank issued and outstanding as of the Effective Time of the Bank Merger, and all rights in respect thereof, shall be canceled. The shares of capital stock of ST-Bank outstanding immediately prior to consummation of the Bank Merger shall constitute the only outstanding shares of capital stock of the Association following consummation of the Bank Merger.

            18.3 Conveyance. All assets of Bank and ST-Bank as they exist at the Effective Time of the Bank Merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all the liabilities of every kind and description of each of ST-Bank and Bank existing as of the Effective Time of the Bank Merger.

            18.4 Board of Directors; Articles of Association; Bylaws. The present Board of Directors of ST-Bank shall continue to serve as the Board of Directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified. At the Effective Time of the Bank Merger, the Articles of Association and the Bylaws of the Association shall be the Articles of Association and Bylaws of ST-Bank as in effect immediately prior to the Bank Merger.

            18.5 Savings Accounts. From and after the Effective Time of the Bank Merger, savings accounts of the Association shall be issued in a manner consistent with the issuance of savings accounts by ST-Bank prior to the Effective Time of the Bank Merger.

                                   ARTICLE XIX
                                 CAPITALIZATION

            19.1 Capitalization of Bank and ST-Bank. As of March 31, 1998, the Bank had a total capital of $ 2,515,020. There were 503,004 shares of Common Stock, each of $5.00 par value. As of March 31, 1998, ST-Bank had total capital of $9,060,600. There were 1,020,000 shares of Common Stock, each of $8.83 par value.

            19.2 Capitalization of Association. The amount of capital stock of the Association shall be $ 9,006,600 divided into 1,020,000 shares of Common Stock, each of $8.83 par value.

                                   ARTICLE XX
                                    COVENANTS

            20.1 Covenants of Bank and ST-Bank. During the period from the date of this Agreement and continuing until the Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants in the Merger Agreement that pertain or are applicable to Bank and ST-Bank, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Merger Agreement.

                                   ARTICLE XXI
                              CONDITIONS PRECEDENT

            21.1 Conditions to Each Party's Obligation to Effect the Bank Merger. The respective obligations of each party to effect the Bank Merger shall be subject to the satisfaction prior to the Effective Time of the Bank Merger of the following conditions:

                 (a) Effective Time of the Merger. The Effective Time (as defined in the Merger Agreement) of the Merger shall have occurred.

                 (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Bank Merger, which makes the consummation of the Bank Merger illegal as of the Effective Time of the Bank Merger.

                 (c) Shareholder Approval. The sole shareholder of ST-Bank and the sole shareholder of the Bank each shall have voted affirmatively to approve the Bank Merger by not less than a majority of the outstanding voting stock of ST-Bank and the Bank, respectively.

                 (d) Other Approvals. All requisite regulatory approvals relating to the Bank Merger shall have been obtained and continue to be in full force and effect, and all waiting and notice periods under applicable law shall have expired.

                                  ARTICLE XXII
                            TERMINATION AND AMENDMENT

            22.1 Termination. This Agreement shall be terminated immediately and without any action on the part of the Bank or ST-Bank upon any termination of the Merger Agreement.

            22.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Bank or ST-Bank or their respective officers or directors.

            22.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                  ARTICLE XXIII
                               GENERAL PROVISIONS

            23.1 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Bank Merger.

            23.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Bank or ST-Bank, respectively, at the addresses for notices to the Company or SouthTrust, respectively, as set forth in the Merger Agreement, with copies to the persons referred to therein.

            23.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            23.4 Counterparts. This Agreement may be executed in two counterparts, both of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

            23.5 Entire Agreement. Except as otherwise set forth in the Merger Agreement, this Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be subject to the terms and conditions of the Merger Agreement.

            23.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

            IN WITNESS WHEREOF, the signatures and seals of the Bank and ST-Bank this ___ day of __________, 1998, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.

                                                       GEORGIA NATIONAL BANK

                                                By:
                                                   -----------------------------

                                                Its:
                                                    ----------------------------
Attest:

By:
   -----------------------------
Its:
    ----------------------------
[Seal of Bank]

                                                       SOUTHTRUST BANK,
                                                      NATIONAL ASSOCIATION

                                                By:
                                                   -----------------------------

                                                Its:
                                                    ----------------------------
Attest:

By:
   -----------------------------
Its:
    ----------------------------
[Seal of Bank]

STATE OF ALABAMA               )
                               )   SS:
COUNTY OF JEFFERSON            )

            On this ________ day of _______________, 1998, before me, a notary public for this state and county, personally came __________________________, as ____________________________________________, and ____________________________,
as ________________________________, of SouthTrust Bank, National Association, and each in his/her said capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

            WITNESS my official seal and signature this day and year.


                                     -------------------------------------------
[Seal of Notary]                     Notary Public, Jefferson County

                                     My commission expires
                                                          ----------------------

STATE OF GEORGIA               )
                               )   SS:
COUNTY OF _______________      )


            On this ______ day of _______________, 1998, before me, a notary public for this state and county, personally came _____________________________, as ________________________________________, and _________________________, as
___________________________________, of Georgia National Bank, and each in his/her said capacity acknowledged this instrument to be the act and deed of the association and the seal.

            WITNESS my official seal and signature this day and year.

                                     -------------------------------------------
[Seal of Notary]                     Notary Public,                     County
                                                    --------------------

                                     My commission expires
                                                          ----------------------

                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT

            This STOCK OPTION AGREEMENT, dated as of July 1, 1998 (the "Agreement"), is by and between Georgia National Bancorp, Inc., a Georgia corporation ("Issuer"), and SouthTrust Corporation, a Delaware corporation ("Grantee").

            WHEREAS, Issuer and SouthTrust of Alabama, Inc., an Alabama corporation and a wholly-owned subsidiary of Grantee ("ST-Sub"), have entered into an Agreement and Plan of Merger dated as of July 1, 1998 and joined in by Grantee (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into ST-Sub, with ST-Sub as the surviving corporation; and

            WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

            1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

            2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 325,090 shares (the "Option Shares") of Common Stock of Issuer, par value $0.005 per share ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $24.71; provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

            3. Exercise of Option.

            (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and
(ii) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force or effect upon the earlier to occur of (A) the Effective Time of the Merger, (B) the termination of the Merger Agreement in accordance with the terms thereof before the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 10.1(c) or (d) of the Merger Agreement (an "Issuer Default Termination")); (C) the close of business on the 365th day after the occurrence of an Issuer Default Termination; and (D) the close of business on the 365th day after termination of the Merger

Agreement (other than an Issuer Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (hereinafter sometimes referred to as the "Termination Date"); provided that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956 (the "BHCA"), and any required Consent of any Regulatory Authority. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

            (b) As used herein, a "Purchase Event" means any of the following events:

               (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into a agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between Issuer's subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its subsidiaries or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its significant subsidiaries; or

               (ii) any person (other than Grantee or any subsidiary of
            Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more (or, if such person or group is the beneficial owner of 20% or more on the date hereof, such person or group acquires an additional 5% or more) of the voting power of Issuer or any of its significant subsidiaries.

            (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                 (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

                 (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case, after it shall have been

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            publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under Georgia banking or corporate law or any other applicable law seeking, including, without limitation, the BHCA, approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

            (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

            (e) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any regulatory authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall cooperate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

            4.  Payment and Delivery of Certificates.

            (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

            (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

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            (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JUNE__, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

            (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee, or designee.

            (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Articles of Incorporation or Bylaws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying (if applicable) with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (B) in the event, under any federal or state law, prior notice to Consent of any Regulatory Authority is necessary before the Option may be exercised, co-operating fully with Grantee in preparing any required application or notice and providing such information to such Regulatory Authority as such Regulatory Authority may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

            5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

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            (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

            (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any pre-emptive right of any shareholder of Issuer, but subject to the voting restrictions contained in the Articles of Incorporation of Issuer.

            (c) No Violation. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate or Articles of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have a material adverse effect on the Condition of Issuer on a consolidated basis.

            6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

            (a) Due Authorization. Grantee has all requisite corporate power and authority to enter to this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

            (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

            7.  Adjustment upon Changes in Capitalization, etc.

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            (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals
19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

            (b) In the event that, prior to the Termination Date, Issuer shall enter into an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the date of consummation of such transaction the Termination Date shall have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").

            (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

            (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the

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number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

            (e)         The following terms have the meanings indicated:

                        (i) "Acquiring Corporation" shall mean (x) the
            continuing or surviving corporation of a consolidation or merger with respect to which Issuer is one of the parties (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets (or the assets of its subsidiaries).

                        (ii) "Assigned Value" shall mean the highest of (x) the
            price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement described in Section 7(b) above; provided, however, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

                        (iii) "Average Price" shall mean the average last sales
            price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

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                (iv) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon the exercise of the Substitute Option.

            (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

            (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Substitute Common Stock is "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

            (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price," and "Substitute Common Stock," respectively.

            8.  Repurchase at the Option of Grantee.

            (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

                (ii) the excess, if any, of (x) the Applicable Price (as
            defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

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                (iii) the excess, if any, of the Applicable Price over the
            Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

            (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the date on which Issuer is no longer prohibited; provided, however, that if Issuer at any time is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of regulatory authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer repurchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

            Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the Termination Date of this Option pursuant to Section 3(a) of this Agreement.

            (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the

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NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty
(60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

            (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

            9.  Registration Rights.

            (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act (or similar document under analogous bank securities regulations) if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

            (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering if the underwriters, for good business reasons and in good faith, object to such inclusion.

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            (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

                 (i) prior to the earliest of (a) termination of the Merger Agreement, and (b) a Purchase Event or a Preliminary Purchase Event;

                 (ii)  on more than two occasions;

                 (iii) more than once during any calendar year; and

                 (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested.

            In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 180 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares.

            (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all of its expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above; provided, however, that fees and expenses of counsel to the Grantee and any other expenses incurred by the Grantee in connection with such registration shall be borne by the Grantee.

            (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and

                                      B-11


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Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

            Promptly upon receipt by a party indemnified under this subparagraph
(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

            If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person

                                      B-12


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who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

            In connection with any registration pursuant to subparagraph (a) or
(b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

            (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

            (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

            10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any national securities exchange (including the NASDAQ - National Market System) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on any such national securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

            11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

            12. Miscellaneous.

            (a) Expenses. Except as otherwise provided in Section 9 of this Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

            (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

            (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to any applicable conflicts of law rules.

            (e) Descriptive Heading. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or a such other address for a party as shall be specified by like notice):

                  If to Issuer to:   Georgia National Bancorp, Inc.
                                     202 College Avenue
                                     Athens, Georgia 30601
                                     Telecopy Number: (706)369-3007
                                     Attention: Mr. William S. Huggins

                  with a copy to:    Powell, Goldstein, Frazer & Murphy LLP
                                     191 Peachtree Street, N.E., Sixteenth Floor
                                     Atlanta, Georgia 30303
                                     Telecopy Number: (404)572-6999
                                     Attention: Walter G. Moeling, Esq.

                  If to Grantee to:  SouthTrust Corporation
                                     420 North 20th Street
                                     Birmingham, Alabama  35203
                                     Telecopy Number: (205) 254-6695
                                     Attention: Alton E. Yother
                                     Senior Vice President

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



                  with a copy to:    Bradley Arant Rose & White LLP
                                     2001 Park Place, Suite 1400
                                     Birmingham, Alabama 35203
                                     Telecopy Number: (205) 251-8800
                                     Attention: C. Larimore Whitaker, Esq.

            (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

            (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

            (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

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            IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                            GEORGIA NATIONAL BANCORP, INC.


                                       By:  /s/ WILLIAM S. HUGGINS
                                          --------------------------------------
                                                William S. Huggins
                                           President and Chief Executive Officer

ATTEST:

By:  /s/ MICHAEL R. CARSON
   --------------------------------
         Michael R. Carson
         Secretary

[CORPORATE SEAL]

                                            SOUTHTRUST CORPORATION

                                       By:  /s/ ALTON E. YOTHER
                                          --------------------------------------
                                                Alton E. Yother
                                             Senior Vice President

ATTEST:

By:  /s/ WILLIAM L. PRATER
   --------------------------------
         William L. Prater
        Assistant Secretary

[CORPORATE SEAL]

                                                                       EXHIBIT C

                              RALPH W. JERNIGAN JR.
                             THE JERNIGAN GROUP, LLC
                                ATLANTA, GEORGIA

August 14, 1998

Board of Directors
Georgia National Bancorp, Inc.

Dear Members of the Board:

            You have requested my opinion as to the fairness to the shareholders of Georgia National Bancorp, Inc. (the "Company"), from a financial point of view, of the per share purchase price and terms (the "Per Share Purchase Price and Terms") provided for in the Agreement and Plan of Merger (the "Merger Agreement") between the Company and Southtrust Corporation ("Southtrust"). The Merger Agreement provides for a merger (the "Merger") of the Company and Southtrust pursuant to which the common shareholders of the Company will receive
 .60 common shares of Southtrust for every common share of the Company.

            In arriving at my opinion, I have reviewed certain publicly available business and financial information relating to Southtrust and the Company. I have also reviewed certain other information, including financial forecasts and budgets, provided to us by Southtrust and the Company, and have discussed with the Company's management the business and prospects of the Company.

            I have also considered certain financial and stock market data of Southtrust and the Company and I have compared that data with similar data for our other publicly held bank holding companies and I have considered the financial terms of certain other comparable transactions which have recently been effected. I also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which were relevant. In connection with my review, I have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, I have assumed that they have been reasonably prepared reflecting the best currently available estimates and judgments of Southtrust's and the Company's managements. In addition, I have not made an independent evaluation or appraisal of the assets of Southtrust or the Company. I solicited third party indications of interest in acquiring the company and have considered the results of that solicitation in arriving at my opinion.

            It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent my views as to what the value of Southtrust common stock necessarily will be when the Southtrust common stock is issued to the stockholders of the Company upon consummation of the Merger.

            I have acted as consultant and financial advisor to the Company in connection with the Merger and will receive a fee for my services, a significant portion of which is contingent upon the consummation of the Merger.

            It is understood that this opinion may be included in its entirety in any communication by the Company of the Board of Directors to the shareholders of the Company. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without my prior written consent.

            Based upon and subject to the foregoing, and based on such other matters I consider relevant, it is my opinion that as of the date hereof, the Per Share Purchase Price and Terms of the Merger are fair to the common shareholders of the Company from a financial point of view.

                                               Very truly yours,


                                               /s/ RALPH W. JERNIGAN, JR.

                                               The Jernigan Group

                                                                       EXHIBIT D


                        GEORGIA BUSINESS CORPORATION CODE
                         ARTICLE 13. DISSENTERS' RIGHTS


PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301      DEFINITIONS.  As used in this article, the term:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

(3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2- 1320 through 140-2-1327.

(5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302      RIGHT TO DISSENT. (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

    (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

    (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2- 1104;

(2) Consummation of a plan or share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

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(4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

    (A) Alters or abolishes a preferential right of the shares;

    (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

    (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

    (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

    (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

    (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent that
Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303    DISSENT BY NOMINEES AND BENEFICIAL OWNERS. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320    NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321    NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322    DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article.

14-2-1323    DUTY TO DEMAND PAYMENT. (a) A record shareholder sent a dissenters'
notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324    SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporation action.

14-2-1325    OFFER OF PAYMENT. (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporation action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation's estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326    FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327    PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (a) A
dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2- 1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code
Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

                      PART 3. JUDICIAL APPRAISAL OF SHARES

14-2-1330    COURT ACTION. (a) If a demand for payment under Code Section
14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares are acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and compliant, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331    COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332    LIMITATION OF ACTIONS. No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation, as amended, and the Bylaws of Registrant provide that Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, (i) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or (ii) in the case of a derivative action on behalf of the corporation, if he were not adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is entitled to indemnity for such expenses as such court shall deem proper. SouthTrust also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The following exhibits are filed as part of this Registration
Statement:

         2 Agreement and Plan of Merger, dated as of July 1, 1998, by and between SouthTrust of Alabama, Inc., an Alabama corporation, and Georgia National Bancorp, Inc., a Georgia corporation, and joined in by SouthTrust Corporation, a Delaware corporation (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).

*        4(a)     Articles FOURTH, SIXTH, SEVENTH, and ELEVENTH of the Composite
                  Restated Certificate of Incorporation of SouthTrust
                  Corporation, which was filed as Exhibit 3 to SouthTrust
                  Corporation's Registration Statement on Form S-3 (Registration
                  No. 333-34947).

*        4(b)     Certificate of Adoption of Resolutions designating Series A
                  Junior Participating Preferred Stock, adopted February 22,
                  1989, which was filed as Exhibit 1 to SouthTrust Corporation's
                  Registration Statement on Form 8-A (File No. 1-3613).

*        4(c)     Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights
                  Agent, which was filed as Exhibit 1 to SouthTrust
                  Corporation's Registration Statement on Form 8-A (File No.
                  1-3613).

*        4(d)     Indenture, dated as of May 1, 1989, between SouthTrust
                  Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration
                  Statement on Form S-3 (Registration No. 33-13637).

*        4(e)     Subordinated Indenture, dated as of May 1, 1992, between
                  SouthTrust Corporation and Chemical Bank, which was filed as
                  Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of
                  SouthTrust Corporation (Registration No. 33-52717).

*        4(f)     Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the Registration Statement on Form
                  S-4 of SouthTrust Corporation (Registration No. 33-61557).

*        4(g)(i)  Form of Senior Indenture which was filed as Exhibit 4(b)(i) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).

*        4(g)(ii) Form of Subordinated Indenture which was filed as Exhibit
                  4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-52717).

         5 Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.

         8(a) Form of Opinion of Bradley Arant Rose & White LLP regarding certain tax matters.

         23(a) Consent of Arthur Andersen LLP (with respect to SouthTrust Corporation).

         23(b) Consent of Mauldin & Jenkins, LLC (with respect to Georgia National Bancorp, Inc.)

         23(c)    Consent of Bradley Arant Rose & White LLP (included in Exhibit
                  5).

         23(d)    Consent of The Jernigan Group, LLC

         24       Powers of Attorney.

         99       Form of Proxy Card.
----------
*   Incorporated by reference.

 ITEM 22.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      (1)      The undersigned registrant hereby undertakes as
                           follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration
                           Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 15, 1998.


                                        SOUTHTRUST CORPORATION


                          By:           /s/ WALLACE D. MALONE, JR.
                              -------------------------------------------------
                                        Its Chairman of the Board of
                               Directors, President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                              Title                              Date
               ---------                              -----                              ----
     /s/ WALLACE D. MALONE, JR.       Chairman, President, Chief Executive        September 15, 1998
     --------------------------                 Officer, Director
       Wallace D. Malone, Jr.             (Principal Executive Officer)



        /s/ AUBREY D. BARNARD               Secretary, Treasurer and              September 15, 1998
     -------------------------                Controller (Principal
          Aubrey D. Barnard                      Accounting and
                                               Financial Officer)

         /s/ JULIAN W. BANTON                       Director                      September 15, 1998
     -------------------------           (Chairman and Chief Executive
          Julian W. Banton               Officer, SouthTrust Bank, N.A.)


                  *                                 Director                      September 15, 1998
     -------------------------
        Allen J. Keesler, Jr.


                  *                                 Director                      September 15, 1998
     -------------------------
            Van L. Richey


                                                    Director
     -------------------------
           Carl F. Bailey


                  *                                 Director                      September 15, 1998
     -------------------------
           Rex J. Lysinger

                  *                                 Director                      September 15, 1998
     -------------------------
          William C. Hulsey


                  *                                 Director                      September 15, 1998
     -------------------------
          John M. Bradford


                  *                                 Director                      September 15, 1998
     -------------------------
     Wm. Kendrick Upchurch, Jr.


                  *                                 Director                      September 15, 1998
     -------------------------
          H. Allen Franklin


                                                    Director
     -------------------------
          F. Crowder Falls


*By     /s/ WILLIAM L. PRATER                                                     September 15, 1998
       ----------------------
          William L. Prater
          Attorney-in-fact

                                INDEX TO EXHIBITS


      EXHIBIT
        NO.                                DESCRIPTION
        ---                                -----------

         2 Agreement and Plan of Merger, dated as of July 1, 1998, by and between SouthTrust of Alabama, Inc., an Alabama corporation, and Georgia National Bancorp, Inc., a Georgia corporation, and joined in by SouthTrust Corporation, a Delaware corporation (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).

*        4(a)     Articles FOURTH, SIXTH, SEVENTH, and ELEVENTH of the Composite
                  Restated Certificate of Incorporation of SouthTrust
                  Corporation, which was filed as Exhibit 3 to SouthTrust
                  Corporation's Registration Statement on Form S-3 (Registration
                  No. 333-34947).

*        4(b)     Certificate of Adoption of Resolutions designating Series A
                  Junior Participating Preferred Stock, adopted February 22,
                  1989, which was filed as Exhibit 1 to SouthTrust Corporation's
                  Registration Statement on Form 8-A (File No. 1-3613).

*        4(c)     Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights
                  Agent, which was filed as Exhibit 1 to SouthTrust
                  Corporation's Registration Statement on Form 8-A (File No.
                  1-3613).

*        4(d)     Indenture, dated as of May 1, 1989, between SouthTrust
                  Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration
                  Statement on Form S-3 (Registration No. 33-13637).

*        4(e)     Subordinated Indenture, dated as of May 1, 1992, between
                  SouthTrust Corporation and Chemical Bank, which was filed as
                  Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of
                  SouthTrust Corporation (Registration No. 33-52717).

*        4(f)     Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the Registration Statement on Form
                  S-4 of SouthTrust Corporation (Registration No. 33-61557).

*        4(g)(i)  Form of Senior Indenture which was filed as Exhibit 4(b)(i) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).

*        4(g)(ii) Form of Subordinated Indenture which was filed as Exhibit
                  4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-52717).

         5 Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.

         8(a) Form of Opinion of Bradley Arant Rose & White LLP regarding certain tax matters.

         23(a) Consent of Arthur Andersen LLP (with respect to SouthTrust Corporation).

         23(b) Consent of Mauldin & Jenkins, LLC (with respect to Georgia National Bancorp, Inc.)

         23(c)    Consent of Bradley Arant Rose & White LLP (included in Exhibit
                  5).

         23(d)    Consent of The Jernigan Group, LLC

         24       Powers of Attorney.

         99       Form of Proxy Card.
----------
*   Incorporated by reference.